FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-14

MSBAM 2015-C21

Free Writing Prospectus
Structural and Collateral Term Sheet

$871,249,589
(Approximate Total Mortgage Pool Balance)

$766,699,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
Starwood Mortgage Funding III LLC
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C21

February 9, 2015

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

CIBC World Markets	Citigroup	Drexel Hamilton

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$33,400,000		30.000%	(4)	2.76	1-59	15.9%	44.2%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$25,000,000		30.000%	(4)	4.89	59-59	15.9%	44.2%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$72,200,000		30.000%	(4)	7.36	59-117	15.9%	44.2%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	$205,000,000		30.000%	(4)	9.77	117-119	15.9%	44.2%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	$274,274,000		30.000%	(4)	9.91	119-120	15.9%	44.2%
Class X-A	AAA(sf)/AAAsf/Aa1(sf)	$674,129,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAA(sf)/AAAsf/Aa1(sf)	$64,255,000		22.625%	(4)	9.97	120-120	14.3%	48.8%
Class B(11)	AA(high)(sf)/AAsf/Aa3(sf)	$39,206,000		18.125%	(4)	9.97	120-120	13.6%	51.7%
Class PST(11)	A(sf)/A-sf/NR	$156,825,000		12.000%	(4)	9.97	120-120	12.6%	55.5%
Class C(11)	A(sf)/A-sf/NR	$53,364,000		12.000%	(4)	9.97	120-120	12.6%	55.5%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/BBB-sf/NR	$133,954,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-E	AAA(sf)/BB-sf/NR	$19,604,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-FG	AAA(sf)/NR/NR	$20,692,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$22,870,589	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB(low)(sf)/BBB-sf/NR	$41,384,000		7.250%	(4)	10.01	120-121	12.0%	58.5%
Class E	BB(low)(sf)/BB-sf/NR	$19,604,000		5.000%	(4)	10.05	121-121	11.7%	59.9%
Class F	B(high)(sf)/B-sf/NR	$8,712,000		4.000%	(4)	10.05	121-121	11.6%	60.6%
Class G	B(low)(sf)/NR/NR	$11,980,000		2.625%	(4)	10.05	121-121	11.4%	61.4%
Class H	NR/NR/NR	$22,870,589		0.000%	(4)	14.99	121-239	11.1%	63.1%

(1)
Ratings shown are those of DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated February 9, 2015 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-E, Class X-FG or Class X-H Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component. The Class 555 Certificates will not provide credit support to any other class of certificates except to the extent of the subordination of the 555 11th Street NW trust B note (in which the Class 555 Certificates represent an interest) to the 555 11th Street NW mortgage loan included in the mortgage pool.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class 555 Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B trust component, Class C trust component and Class D Certificates outstanding from time to time. The notional amount of the Class X-E Certificates will equal the certificate principal balance of the Class E Certificates outstanding from time to time. The notional amount of the Class X-FG Certificates will equal the aggregate certificate principal balance of the Class F and Class G Certificates outstanding from time to time. The notional amount of the Class X-H Certificates will equal the certificate principal balance of the Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class B trust component, the Class C trust component and the Class D Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-E Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class E Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-FG Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class F and Class G Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-H Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $64,255,000, $39,206,000 and $53,364,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates include the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
(Footnotes continued on next page)	** For purposes of the foregoing chart, the Class X-B, Class X-E, Class X-FG and Class X-H Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of any anticipated repayment date loans) or Class 555 Certificates (which represent interests in the 555 11th Street NW trust B note, which is an asset of the issuing entity, but is not included in the mortgage pool that backs the offered certificates).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class 555A and Class 555B Certificates (collectively, the “Class 555 Certificates”), which are not shown in the chart above. The Class 555 Certificates represent an interest solely in the 555 11th Street NW trust B note, in which no class represented in the chart above has any interest. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Issue Characteristics

Offered Certificates:
$766,699,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	CIBC World Markets Corp., Citigroup Global Markets, Inc. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC

Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	KeyBank National Association

Special Servicer:	LNR Partners, LLC (or, with respect to Excluded Mortgage Loans, CWCapital Asset Management LLC)

Primary Servicer:	Berkadia Commercial Mortgage LLC

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Seer Capital Management, LP or an affiliate of Seer Capital Management, LP

Cut-off Date:
February 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in February 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on February 1, 2015, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of February 9, 2015

Expected Closing Date:	Week of February 23, 2015

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in March 2015

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in March 2015

Rated Final Distribution Date:	The Distribution Date in March 2048

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2015-C21 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of
Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses with respect to, or allocable to, the mortgage pool, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Notwithstanding any of the foregoing to the contrary, the Class 555 Certificates will only be entitled to distributions from amounts collected on the 555 11th Street NW trust B note, and no other class of certificates will be entitled to distributions made in respect of the 555 11th Street NW trust B note.

Interest and Principal
Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal (other than any Class 555 Certificates) on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance, and provided that the foregoing will be exclusive of payments (or advances made in lieu thereof) and other collections of principal on the 555 11th Street NW trust B note. The Class V, Class R, Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates will not be entitled to principal distributions.

Allocations and Distributions on
the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $64,255,000, $39,206,000 and $53,364,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-E, Class X-FG and Class X-H Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable
Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (and any related B note or serviced companion loan). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan (and any related B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield
Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates, the Class 555 Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 555 Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of each class of Class X Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates and/or trust component(s) whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 555 Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates, the Class 555 Certificates and the Class E, Class F, Class G and Class H Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Prepayment premiums and yield maintenance charges received in respect of the 555 11th Street NW loan pair will be distributed to the related holders of the 555 11th Street NW mortgage loan, the 555 11th Street NW serviced companion loan, the 555 11th Street NW trust B note and the 555 11th Street NW non-trust B note pursuant to the related intercreditor agreement. Prepayment premiums and yield maintenance charges received in respect of the 555 11th Street NW trust B note will be distributed to the related holders of the Class 555 Certificates and will not be allocated to any other classes of certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Collateral Support
Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans (which does not include the 555 11th Street NW trust B note), including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates (other than any Class 555 Certificates) after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates (other than any Class 555 Certificates) that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit described in the prior paragraph to the respective classes of principal balance certificates (other than the Exchangeable Certificates and any Class 555 Certificates) and the trust components in the following order: to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any such Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Any such Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Westfield Palm Desert Mall secures on a pari passu basis (i) a mortgage loan (the “Westfield Palm Desert Mall mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $62,500,000, representing approximately 7.2% of the initial pool balance, and (ii) four promissory notes that have an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000 (collectively, the “Westfield Palm Desert Mall serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and that is currently held by Bank of America, National Association and Rialto Mortgage Finance, LLC. The Westfield Palm Desert Mall mortgage loan and the Westfield Palm Desert Mall serviced companion loan together constitute the “Westfield Palm Desert Mall loan pair” and a “loan pair,” are pari passu in right of payment and are to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the Westfield Palm Desert Mall mortgage loan, any holder of the Westfield Palm Desert Mall serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Westfield Palm Desert Mall loan pair.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 555 11th Street NW secures (i) on a generally senior pari passu basis (a) a mortgage loan (the “555 11th Street NW mortgage loan”) with an outstanding principal balance as of the cut-off date of $60,000,000, representing approximately 6.9% of the initial pool balance, and (b) one pari passu promissory note (the “555 11th Street NW serviced companion loan” and a “serviced companion loan”) with an outstanding principal balance as of the cut-off date of $30,000,000, which promissory note is pari passu in right of payment with the 555 11th Street NW mortgage loan, is not included in the issuing entity and is currently held by Morgan Stanley Mortgage Capital Holdings LLC, (ii) on a generally subordinate basis relative to the 555 11th Street NW mortgage loan and the 555 11th Street NW serviced companion loan, a subordinate promissory note (the “555 11th Street NW trust B note” and a “B note”) with an outstanding principal balance as of the cut-off date of $30,000,000, which note is included in the issuing entity but is not included in the mortgage pool, and (iii) on a generally subordinate basis relative to the 555 11th Street NW mortgage loan, the 555 11th Street NW serviced companion loan and the 555 11th Street NW trust B note, two subordinate promissory notes (collectively, the “555 11th Street NW non-trust B note” and a “B note”) with an aggregate outstanding principal balance as of the cut-off date of $57,000,000, which notes are not included in the issuing entity and are currently held by Principal Life Insurance Company. The Class 555 Certificates represent an interest solely in the 555 11th Street NW trust B note, in which no other class of certificates has any interest. The 555 11th Street NW mortgage loan, the 555 11th Street NW serviced companion loan, the 555 11th Street NW trust B note and the 555 11th Street NW non-trust B note are collectively referred to herein as the “555 11th Street NW loan pair” and a “loan pair.” The 555 11th Street NW loan pair will be serviced pursuant to the pooling and servicing agreement for this transaction.

The 555 11th Street NW mortgage loan will be pooled together with the other mortgage loans, and interest and principal received in respect thereof will be available to make distributions in respect of each class of certificates other than the Class 555 and Class V Certificates. Payments of interest and principal, as applicable, received in respect of (i) the 555 11th Street NW serviced companion loan and the 555 11th Street NW non-trust B note will be distributed to the holders thereof and (ii) the 555 11th Street NW trust B note will be available to make distributions in respect of the Class 555 Certificates. As used herein, the term “mortgage loan” does not include the 555 11th Street NW serviced companion loan, the 555 11th Street NW trust B note or the 555 11th Street NW non-trust B note.

There are no other “loan pairs” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan (and, in the case of the 555 11th Street NW mortgage loan, such calculations exclude the 555 11th Street NW trust B note and the 555 11th Street NW non-trust B note).

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Discovery Business Center secures on a pari passu basis (i) a mortgage loan (the “Discovery Business Center mortgage loan”) with an outstanding principal balance as of the cut-off date of $60,000,000, representing approximately 6.9% of the initial pool balance, and (ii) a pari passu promissory note that has an outstanding principal balance as of the cut-off date of $110,000,000 (the “Discovery Business Center non-serviced companion loan” and a “non-serviced companion loan”), which promissory note is pari passu in right of payment with the Discovery Business Center mortgage loan, is not included in the issuing entity and is currently held by the MSBAM 2015-C20 securitization trust. The Discovery Business Center mortgage loan and the Discovery Business Center non-serviced companion loan are collectively referred to herein as the “Discovery Business Center non-serviced loan combination” and a “non-serviced loan combination.” The Discovery Business Center non-serviced loan combination will be serviced pursuant to the MSBAM 2015-C20 pooling and servicing agreement.

No mortgage loans, other than the Discovery Business Center mortgage loan, have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the Discovery Business Center mortgage loan, are being serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the Discovery Business Center non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (and, in the case of the 555 11th Street NW loan pair, such allocation will occur after the allocation of appraisal reductions first, to the 555 11th Street NW non-trust B note, and second, to the 555 11th Street NW trust B note (which will be applied to the Class 555 Certificates in reverse sequential order)).

If an appraisal reduction exists for, or is allocable to, any mortgage loan or the 555 11th Street NW trust B note, the interest portion of the amount required to be advanced on that mortgage loan or B note, as applicable, will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan or B note, as applicable. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and
Non-Serviced Loan Combination
Control Rights:
The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In particular, with respect to the 555 11th Street NW loan pair, the 555 11th Street NW Directing Holder will have certain consent and consultation rights with respect to the 555 11th Street NW loan pair, and will have the right to replace the special servicer with respect to such loan pair. The “555 11th Street NW Directing Holder” will be the holder of the most junior B note related to such loan pair, the principal balance of which has not been reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions, below 25% of its original principal balance (as reduced by principal payments); provided, that if such B note is an asset of the issuing entity, the 555 11th Street NW Directing Holder will be the majority holder (or designee thereof) of the most junior class of Class 555 Certificates that has a certificate principal balance (taking into account the application of appraisal reductions) that is at least 25% of the initial certificate principal balance thereof (or, with respect to the Class 555A Certificates, so long as the 555 11th Street NW trust B note is the “Control Note” under the related intercreditor agreement).

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.

Controlling Class Representative/
Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative is expected to be Seer Capital Management, LP or an affiliate of Seer Capital Management, LP.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

The holders of the majority (by principal balance) of a class of Class 555 Certificates, the certificate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the certificate principal balance of such class) has been reduced to less than 25% of its initial certificate principal balance (or, with respect to the Class 555A Certificates, if the 555 11th Street NW Trust B Note is no longer the “Control Note” under the related intercreditor agreement) will have a similar right to present a second appraisal of the 555 11th Street NW loan pair.  Any resulting recalculation of an appraisal reduction with respect to the 555 11th Street NW loan pair may result in such class of Class 555 Certificates remaining the controlling class for purposes of exercising directing holder rights with respect to the 555 11th Street NW loan pair.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the Westfield Palm Desert Mall mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Westfield Palm Desert Mall Loan Pair” in the Free Writing Prospectus.

In addition, with respect to the 555 11th Street NW mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be permitted to sell such mortgage loan and the 555 11th Street NW serviced companion loan, together with the 555 11th Street NW B trust B note, as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

In addition, with respect to the Discovery Business Center mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2015-C20 pooling and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan and the Discovery Business Center mortgage loan together as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2015-C20 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Discovery Business Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

Appointment and Termination of
Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative (a) for cause at any time and (b) without cause if (i) the Class E Certificates are the controlling class of certificates, (ii) LNR Partners, LLC or its affiliate is no longer the special servicer or (iii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates (other than the Class 555 Certificates) request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates (other than the Class 555 Certificates). The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates (other than the Class 555 Certificates).

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. In particular, and notwithstanding any of the foregoing to the contrary, so long as the principal balance of the 555 11th Street trust B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) is at least 25% of its original principal balance (as reduced by principal payments), the 555 11th Street NW Directing Holder will have the sole right to replace the special servicer with respect to the 555 11th Street NW loan pair. In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other pooling and servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other pooling and servicing agreement that are substantially similar to those described above for the special servicer under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

In addition, so long as LNR Securities Holdings LLC or an affiliate thereof owns more than 50% of the controlling class or is the representative appointed by such holders, such party will have no right to replace or remove CWCapital Asset Management LLC as special servicer with respect to any Excluded Mortgage Loan.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage
Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Excluded Mortgage Loan Special
Servicer:
LNR Partners, LLC, the special servicer, is an affiliate of Starwood Mortgage Funding IV LLC, the holder of a preferred equity interest in each of the borrowers under the mortgage loans secured by the mortgaged properties identified on Appendix I to the Free Writing Prospectus as Chandler Corporate Center II and Plaza Quebec, representing approximately 1.2% and 1.0%, respectively, of the initial pool balance. So long as LNR Partners, LLC is an affiliate of a borrower under a mortgage loan or a property manager of a mortgaged property with respect to a mortgage loan (any such mortgage loan, including the mortgage loans referred to in the preceding sentence, an “Excluded Mortgage Loan”), then CWCapital Asset Management LLC, will act as special servicer with respect to such Excluded Mortgage Loan.

LNR Partners, LLC will not be permitted to access asset status reports or any other information relating to any Excluded Mortgage Loan; however, there can be no assurance that LNR Partners, LLC or any of its affiliates will not obtain sensitive information related to the strategy of any contemplated workout, liquidation or resolution of an Excluded Mortgage Loan or otherwise seek to exert its influence over the special servicer with respect to an Excluded Mortgage Loan.  In addition, a borrower or borrower affiliate that owns certificates generally will not be entitled to exercise voting rights associated with those certificates; however, if LNR Partners, LLC or an affiliate thereof (including LNR Securities Holdings LLC, which is expected to purchase 25.0% of each class of Control Eligible Certificates) owns certificates (including Control Eligible Certificates), it will nevertheless be permitted to exercise voting rights associated with those certificates, including the right to appoint or serve as the controlling class representative, despite the ownership interests of Starwood Mortgage Funding IV LLC in the borrowers under the Chandler Corporate Center II and Plaza Quebec mortgage loans; provided, that such party will not be entitled to vote on matters with respect to any Excluded Mortgage Loan, and under such circumstances, there shall be deemed to be no controlling class representative with respect to any Excluded Mortgage Loan and, consequently, such party will have no right to replace or remove CWCapital Asset Management LLC as special servicer with respect to any Excluded Mortgage Loan.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Structural Overview

trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if a holder of a related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement and, in the case of the 555 11th Street NW loan pair, the related intercreditor agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of
Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	26	49	$406,827,303	46.7%
Bank of America, National Association	18	21	$264,186,018	30.3%
Starwood Mortgage Funding III LLC	13	17	$127,111,268	14.6%
CIBC Inc.	7	12	$73,125,000	8.4%
Total:	64	99	$871,249,589	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$871,249,589
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$13,613,275
Number of Mortgaged Properties:	99
Average Cut-off Date Balance per Mortgaged Property:	$8,800,501
Weighted Average Mortgage Rate:	4.192%
% of Pool Secured by 5 Largest Mortgage Loans:	32.9%
% of Pool Secured by 10 Largest Mortgage Loans:	51.5%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	123
Weighted Average Remaining Term to Maturity (months)(2):	121
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	9.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	20.9%
% of Pool with Mezzanine Debt:	14.8%
% of Pool with Subordinate Mortgage Debt:	6.9%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.17x
Weighted Average UW NOI Debt Yield:	11.1%
Weighted Average UW NCF DSCR:	2.04x
Weighted Average UW NCF Debt Yield:	10.4%
Weighted Average Cut-off Date LTV Ratio:	63.1%
Weighted Average Maturity Date LTV Ratio(2):	54.6%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	349
Weighted Average Remaining Amortization Term (months):	348
% of Pool Amortizing Balloon:	26.3%
% of Pool Interest Only followed by Amortizing Balloon:	41.8%
% of Pool Interest Only through Maturity(2):	28.4%
% of Pool Fully Amortizing:	3.5%

Lockboxes
% of Pool with Hard Lockboxes:	22.3%
% of Pool with Soft Lockboxes:	31.4%
% of Pool with Springing Lockboxes:	41.0%
% of Pool with No Lockboxes:	5.3%

Reserves
% of Pool Requiring Tax Reserves:	65.0%
% of Pool Requiring Insurance Reserves:	36.8%
% of Pool Requiring Replacement Reserves:	60.3%
% of Pool Requiring TI/LC Reserves(4):	62.6%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	75.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	7.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.2%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2015.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations in this term sheet include the related pari passu companion loan (and, in the case of the 555 11th Street NW mortgage loan, such calculations exclude the related subordinate notes).

(4)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Westfield Palm Desert Mall(1)	Palm Desert	CA	Retail	$62,500,000	7.2%	572,724	$218.26	2.63x	10.9%	59.0%	59.0%
2	MSMCH	555 11th Street NW(2)	Washington	DC	Office	$60,000,000	6.9%	414,204	$217.28	5.49x	17.6%	29.1%	29.1%
3	BANA	Discovery Business Center(3)	Irvine	CA	Office	$60,000,000	6.9%	1,287,820	$132.01	1.97x	12.3%	47.5%	43.3%
4	BANA	Ashford Hotel Portfolio	Various	Various	Hospitality	$54,900,000	6.3%	662	$82,930.51	1.88x	13.4%	75.0%	60.7%
5	MSMCH	Fontainebleau Park Plaza	Miami	FL	Retail	$49,000,000	5.6%	233,334	$210.00	1.72x	7.6%	74.5%	74.5%
6	MSMCH	Cumberland Cove Apartments	Raleigh	NC	Multifamily	$44,000,000	5.1%	552	$79,710.14	1.36x	7.9%	76.0%	70.4%
7	MSMCH	Lakewood Marketplace	Lakewood	CA	Retail	$38,200,000	4.4%	215,574	$177.20	2.42x	10.5%	53.8%	53.8%
8	MSMCH	Galaxy U-Haul Moving & Storage Portfolio	Various	Various	Self Storage	$30,923,505	3.5%	5,963	$5,185.90	1.73x	13.5%	51.4%	1.0%
9	MSMCH	Briarwood Office	Centennial	CO	Office	$25,000,000	2.9%	207,332	$120.58	2.08x	9.9%	71.8%	71.8%
10	SMF III	International Park	Hoover	AL	Office	$23,950,000	2.7%	211,142	$113.43	1.60x	10.8%	73.9%	67.7%
		Total/Wtd. Avg.				$448,473,505	51.5%			2.44x	11.7%	59.3%	52.6%

(1)
The Westfield Palm Desert Mall mortgage loan is part of a $125,000,000 pari passu loan pair that is evidenced by eight promissory notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2). The Westfield Palm Desert Mall mortgage loan is evidenced by four such pari passu notes (Notes A-1-1, A-1-2, B-1-1 and B-1-2) with an outstanding principal balance as of the Cut-off Date of $62,500,000. The notes not included in the Issuing Entity (Notes A-2-1, A-2-2, B-2-1 and B-2-2) evidence the related pari passu serviced companion loan, which has an outstanding balance as of the Cut-off Date of $62,500,000. For purposes of the information presented in this table with respect to the Westfield Palm Desert Mall mortgage loan, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit figures are calculated based on the subject mortgage loan together with the related serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Westfield Palm Desert Mall Loan Pair” in the Free Writing Prospectus.

(2)
The 555 11th Street NW mortgage loan is part of a loan pair evidenced by (i) two pari passu senior promissory notes: (a) Note A-1A, representing the 555 11th Street NW Mortgage Loan, which has an original principal balance of $60,000,000, and (b) Note A-1B, referred to as the “555 11th Street NW Serviced Companion Loan,” which has an original principal balance of $30,000,000 and is currently held by Morgan Stanley Mortgage Capital Holdings LLC, (ii) one subordinate note (Note A-2, referred to as the “555 11th Street NW Trust B Note”), which has an original principal balance of $30,000,000 and is also being contributed to the MSBAM 2015-C21 securitization trust but will not be included in the pool of mortgage loans backing the certificates (other than the Class 555 Certificates), and (iii) two subordinate notes (Note A-3 and Note B, referred to collectively as the “555 11th Street NW Non-Trust B Note”), which have an aggregate original principal balance of $57,000,000, will not be included in the MSBAM 2015-C21 securitization trust and are expected to be held by Principal Life Insurance Company on the closing date of this transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan without regard to the subordinate notes. The annual interest rates payable on the 555 11th Street NW Trust B Note and the 555 11th Street NW Non-Trust B Note are 3.16633333% and 4.99280702%, respectively, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the 555 11th Street NW loan pair, including the 555 11th Street NW Trust B Note and the 555 11th Street NW Non-Trust B Note, are equal to 2.35x, 9.0% and 57.3%, respectively. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

(3)
The Discovery Business Center mortgage loan is part of a $170,000,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The Discovery Business Center mortgage loan is evidenced by one of such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $60,000,000. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $110,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Discovery Business Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	BANA	Westfield Palm Desert Mall	$62,500,000	$62,500,000	$125,000,000	MSBAM 2015-C21	Key Bank	LNR	MSBAM 2015-C21	2.63x	10.9%	59.0%
2	MSMCH	555 11th Street NW	$60,000,000	$30,000,000	$90,000,000	MSBAM 2015-C21	Key Bank	LNR	N/A(2)	5.49x	17.6%	29.1%
3	BANA	Discovery Business Center	$60,000,000	$110,000,000	$170,000,000	MSBAM 2015-C20	Midland	CWCAM	MSBAM 2015-C20	1.97x	12.3%	47.5%

(1)
The 555 11th Street NW mortgage loan is part of a loan pair evidenced by (i) two pari passu senior promissory notes: (a) Note A-1A, representing the 555 11th Street NW Mortgage Loan, which has an original principal balance of $60,000,000, and (b) Note A-1B, referred to as the “555 11th Street NW Serviced Companion Loan,” which has an original principal balance of $30,000,000 and is currently held by Morgan Stanley Mortgage Capital Holdings LLC, (ii) one subordinate note (Note A-2, referred to as the “555 11th Street NW Trust B Note”), which has an original principal balance of $30,000,000 and is also being contributed to the MSBAM 2015-C21 securitization trust but will not be included in the pool of mortgage loans backing the certificates (other than the Class 555 Certificates), and (iii) two subordinate notes (Note A-3 and Note B, referred to collectively as the “555 11th Street NW Non-Trust B Note”), which have an aggregate original principal balance of $57,000,000, will not be included in the MSBAM 2015-C21 securitization trust and are expected to be held by Principal Life Insurance Company on the closing date of this transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan without regard to the subordinate notes. The annual interest rates payable on the 555 11th Street NW Trust B Note and the 555 11th Street NW Non-Trust B Note are 3.16633333% and 4.99280702%, respectively, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the 555 11th Street NW loan pair, including the 555 11th Street NW Trust B Note and the 555 11th Street NW Non-Trust B Note, are equal to 2.35x, 9.0% and 57.3%, respectively. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

(2)
The 555 11th Street NW loan pair will be serviced pursuant to the MSBAM 2015-C21 pooling and servicing agreement. Such loan pair will be administered by the master servicer and the special servicer under the MSBAM 2015-C21 pooling and servicing agreement in accordance with the servicing standard, and the special servicer in respect of such loan pair may be removed or replaced by the holder of the most junior B note related to such loan pair, the principal balance of which (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced or notionally reduced, as applicable, below 25% of its original principal balance (as reduced by principal payments); provided, that if such B note is an asset of the issuing entity, such special servicer may be replaced by the majority holder (or designee thereof) of the most junior class of Class 555 Certificates that has a certificate principal balance (taking into account the application of appraisal reductions) that is at least 25% of the initial certificate principal balance thereof (or, with respect to the Class 555A Certificates, so long as the 555 11th Street NW trust B note is the “Control Note” under the related intercreditor agreement). See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
2	MSMCH	555 11th Street NW(1)	$60,000,000	$217.28	$87,000,000	5.49x	17.6%	29.1%	2.35x	9.0%	57.3%

(1)	See Footnote (1) to the table entitled “Mortgage Loans with Pari Passu Companion Loans” above for a description of the 555 11th Street NW loan pair.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
2	MSMCH	555 11th Street NW(1)	$60,000,000	$217.28	$50,000,000	5.49x	17.6%	29.1%	1.66x	7.0%	73.5%
6	MSMCH	Cumberland Cove Apartments	$44,000,000	$79,710.14	$7,000,000	1.36x	7.9%	76.0%	1.04x	6.8%	88.1%
9	MSMCH	Briarwood Office	$25,000,000	$120.58	$4,500,000	2.08x	9.9%	71.8%	1.46x	8.4%	84.8%

(1)
Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on the $90,000,000 pari passu notes, the $87,000,000 subordinate notes and the $50,000,000 mezzanine debt.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	MSMCH	555 11th Street NW	Washington	DC	Office	$60,000,000	6.9%	414,204	$217.28	5.49x	17.6%	29.1%	29.1%	CD 2007-CD5; CGCMT 2008-C7
3	BANA	Discovery Business Center	Irvine	CA	Office	$60,000,000	6.9%	1,287,820	$132.01	1.97x	12.3%	47.5%	43.3%	MSBAM 2015-C20
4	BANA	Ashford Hotel Portfolio	Various	Various	Hospitality	$54,900,000	6.3%	662	$82,930.51	1.88x	13.4%	75.0%	60.7%	MLMT 2005-CKI1
7	MSMCH	Lakewood Marketplace	Lakewood	CA	Retail	$38,200,000	4.4%	215,574	$177.20	2.42x	10.5%	53.8%	53.8%	WBCMT 2005-C20
8	MSMCH	Galaxy U-Haul Moving & Storage Portfolio	Various	Various	Self Storage	$30,923,505	3.5%	5,963	$5,185.90	1.73x	13.5%	51.4%	1.0%	MSC 2005-T17; GMAC 2005-C1
10	SMF III	International Park(2)	Hoover	AL	Office	$23,950,000	2.7%	211,142	$113.43	1.60x	10.8%	73.9%	67.7%	BSCMS 2007-PW17
14	SMF III	Verizon Wireless Building	Chandler	AZ	Office	$15,500,000	1.8%	170,647	$90.83	1.92x	11.5%	49.0%	41.6%	CSFB 2005-C3
15	SMF III	New England Storage Portfolio	Various	Various	Self Storage	$14,795,000	1.7%	183,003	$80.85	1.52x	9.2%	68.8%	62.9%	COMM 2012-CR5; BACM 2006-5
17	MSMCH	Talbots Flagship Store	Walnut Creek	CA	Retail	$13,500,000	1.5%	19,072	$707.84	1.71x	10.3%	58.2%	50.4%	MSC 2005-HQ5
24	BANA	La Plata Shopping Center	La Plata	MD	Retail	$9,825,000	1.1%	76,470	$128.48	1.84x	11.5%	70.2%	63.9%	BSCMS 2006-PW12
32	MSMCH	1523-1535 Elizabeth Avenue	Charlotte	NC	Mixed Use	$8,200,000	0.9%	48,905	$167.67	1.43x	9.5%	72.6%	61.8%	LBUBS 2007-C6
34	BANA	780 East 132nd Street	Bronx	NY	Industrial	$8,000,000	0.9%	285,905	$27.98	1.89x	13.3%	33.5%	24.0%	JPMCC 2004-CBX
35	SMF III	Woodward - Big Beaver Office Portfolio	Various	MI	Office	$7,890,340	0.9%	65,783	$119.94	1.34x	9.1%	66.9%	54.1%	LBUBS 2005-C1
36	CIBC	Neptune Plaza	Paramus	NJ	Retail	$7,800,000	0.9%	44,092	$176.90	1.45x	9.3%	72.2%	59.7%	JPMCC 2004-CBX
37	MSMCH	Hilton Garden Inn Fort Lauderdale	Dania	FL	Hospitality	$7,600,000	0.9%	156	$48,717.95	4.79x	29.4%	26.2%	20.5%	WBCMT 2005-C18
41	MSMCH	Hermosa Courtyard	Hermosa Beach	CA	Mixed Use	$6,700,000	0.8%	15,175	$441.52	1.81x	8.5%	54.0%	54.0%	MSC 2006-T23
48	BANA	Willow Park Apartments	Swansea	IL	Multifamily	$5,325,000	0.6%	121	$44,008.26	1.46x	9.5%	74.2%	66.3%	BSCMS 2007-PW17
49	SMF III	Country Meadows Plaza	Macomb	MI	Mixed Use	$5,293,683	0.6%	87,786	$60.30	1.67x	11.2%	74.6%	60.5%	JPMCC 2005-LDP1
50	BANA	Park Terrace Apartments	Fairview Heights	IL	Multifamily	$5,250,000	0.6%	96	$54,687.50	1.46x	9.4%	76.0%	67.9%	BSCMS 2006-PW14
58	BANA	Walgreens - Palm Harbor, FL	Palm Harbor	FL	Retail	$2,920,000	0.3%	14,820	$197.03	1.80x	10.4%	50.1%	45.6%	COMM 2005-LP5
59	BANA	Lake Christine Village Apartments	Belleville	IL	Multifamily	$2,900,000	0.3%	54	$53,703.70	1.56x	10.0%	74.6%	66.6%	CSFB 2002-CKS4
61	MSMCH	Walgreens - Marion, IL	Marion	IL	Retail	$2,775,000	0.3%	14,259	$194.61	1.58x	9.7%	59.7%	54.7%	WBCMT 2005-C20
63	BANA	Walgreens - Northfield, MN	Northfield	MN	Retail	$2,190,000	0.3%	14,550	$150.52	2.38x	13.8%	43.4%	39.5%	COMM 2005-LP5
		Total				$394,437,528	45.3%

(1)
Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)
A mortgage loan that was included in the BSCMS 2007-PW17 securitization was secured in part by the International Park mortgaged property and in part by additional collateral that does not secure the International Park mortgage loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($25,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
9	MSMCH	Briarwood Office	CO	Office	$25,000,000	2.9%	$25,000,000	100.0%	207,332	$120.58	2.08x	9.9%	71.8%	71.8%	59	59
		Total/Wtd. Avg.			$25,000,000	2.9%	$25,000,000	100.0%			2.08x	9.9%	71.8%	71.8%	59	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	37	$267,551,247	30.7%	4.125%	1.98x	10.0%	64.8%	60.3%
Anchored	9	$139,001,150	16.0%	4.153%	1.86x	9.4%	67.5%	64.0%
Super Regional Mall	1	$62,500,000	7.2%	3.853%	2.63x	10.9%	59.0%	59.0%
Free-Standing	19	$38,549,766	4.4%	4.168%	1.74x	10.6%	59.5%	49.8%
Unanchored	4	$15,801,481	1.8%	4.725%	1.45x	9.8%	70.7%	57.2%
Shadow Anchored	4	$11,698,850	1.3%	4.300%	1.49x	10.1%	73.3%	62.4%
Office	12	$240,596,530	27.6%	4.022%	2.68x	12.5%	53.5%	48.8%
Suburban	11	$180,596,530	20.7%	4.306%	1.75x	10.8%	61.6%	55.3%
CBD	1	$60,000,000	6.9%	3.166%	5.49x	17.6%	29.1%	29.1%
Multifamily	12	$102,040,183	11.7%	4.346%	1.45x	9.0%	71.7%	63.0%
Garden	11	$91,490,183	10.5%	4.346%	1.46x	9.0%	71.8%	64.0%
Student Housing	1	$10,550,000	1.2%	4.350%	1.35x	8.8%	70.8%	54.2%
Hospitality	7	$94,935,802	10.9%	4.362%	2.09x	14.2%	68.9%	55.7%
Full Service	2	$41,850,000	4.8%	4.466%	1.81x	12.7%	72.7%	58.8%
Limited Service	3	$28,235,802	3.2%	4.394%	1.91x	12.9%	71.1%	57.4%
Extended Stay	1	$17,250,000	2.0%	4.450%	1.88x	13.4%	75.0%	60.7%
Select Service	1	$7,600,000	0.9%	3.470%	4.79x	29.4%	26.2%	20.5%
Mixed Use	9	$76,191,183	8.7%	4.369%	1.50x	9.6%	71.2%	61.7%
Retail/Office	5	$45,093,683	5.2%	4.297%	1.54x	9.5%	70.0%	60.4%
Industrial/Retail	2	$18,287,500	2.1%	4.580%	1.45x	9.9%	74.5%	66.0%
Office/Retail	2	$12,810,000	1.5%	4.318%	1.44x	9.6%	70.9%	60.4%
Self Storage	14	$45,718,505	5.2%	4.401%	1.66x	12.1%	57.0%	21.0%
Self Storage	14	$45,718,505	5.2%	4.401%	1.66x	12.1%	57.0%	21.0%
Industrial	4	$23,400,231	2.7%	4.351%	1.55x	11.3%	58.0%	46.5%
Flex	3	$15,400,231	1.8%	4.612%	1.38x	10.3%	70.7%	58.1%
Warehouse Distribution	1	$8,000,000	0.9%	3.850%	1.89x	13.3%	33.5%	24.0%
Leased Fee	2	$12,565,909	1.4%	4.282%	1.32x	8.1%	71.1%	59.0%
Retail	2	$12,565,909	1.4%	4.282%	1.32x	8.1%	71.1%	59.0%
Manufactured Housing	2	$8,250,000	0.9%	4.110%	1.63x	9.6%	73.0%	58.4%
Manufactured Housing	2	$8,250,000	0.9%	4.110%	1.63x	9.6%	73.0%	58.4%
Total/Wtd. Avg.	99	$871,249,589	100.0%	4.192%	2.04x	11.1%	63.1%	54.6%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR figures are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	10	$217,467,813	25.0%	4.086%	2.15x	10.9%	55.9%	52.9%
California – Southern(2)	7	187,850,000	21.6%	4.075%	2.22x	11.0%	55.6%	53.2%
California – Northern(2)	3	29,617,813	3.4%	4.155%	1.71x	9.9%	57.9%	51.0%
Florida	8	$104,116,453	12.0%	4.249%	1.97x	11.3%	69.7%	61.9%
Texas	14	$76,993,376	8.8%	4.317%	1.51x	10.0%	71.2%	62.3%
North Carolina	5	$68,848,750	7.9%	4.413%	1.40x	8.7%	72.7%	63.2%
District of Columbia	1	$60,000,000	6.9%	3.166%	5.49x	17.6%	29.1%	29.1%
Colorado	3	$44,550,000	5.1%	4.341%	1.77x	9.5%	71.3%	65.8%
Michigan	6	$42,234,023	4.8%	4.427%	1.55x	10.6%	70.3%	55.8%
New York	6	$40,981,066	4.7%	4.181%	1.59x	10.9%	63.3%	48.0%
Arizona	4	$29,619,289	3.4%	4.293%	1.68x	10.7%	57.5%	45.5%
Maryland	4	$26,975,231	3.1%	4.345%	1.60x	10.6%	71.8%	60.3%
Alabama	1	$23,950,000	2.7%	4.450%	1.60x	10.8%	73.9%	67.7%
Utah	1	$17,250,000	2.0%	4.450%	1.88x	13.4%	75.0%	60.7%
Illinois	4	$16,250,000	1.9%	4.334%	1.50x	9.6%	72.3%	64.9%
West Virginia	1	$11,635,802	1.3%	4.400%	1.94x	12.8%	68.4%	55.3%
Pennsylvania	2	$10,951,145	1.3%	4.297%	1.44x	9.6%	64.6%	41.8%
Massachusetts	2	$9,670,000	1.1%	4.300%	1.52x	9.2%	68.8%	62.9%
Kansas	1	$9,600,000	1.1%	4.450%	1.88x	13.4%	75.0%	60.7%
Rhode Island	2	$9,543,377	1.1%	4.369%	1.62x	11.2%	60.7%	34.2%
Indiana	7	$8,370,367	1.0%	4.350%	1.39x	9.7%	67.9%	52.0%
New Jersey	1	$7,800,000	0.9%	4.200%	1.45x	9.3%	72.2%	59.7%
Georgia	1	$6,102,500	0.7%	4.368%	1.58x	10.3%	70.5%	57.0%
Oregon	1	$4,900,000	0.6%	4.140%	1.84x	13.0%	54.5%	39.6%
Washington	1	$3,544,977	0.4%	4.450%	1.73x	13.5%	51.4%	1.0%
North Dakota	1	$3,339,471	0.4%	4.450%	1.73x	13.5%	51.4%	1.0%
Nevada	1	$3,001,955	0.3%	5.200%	1.38x	9.6%	70.6%	58.6%
Mississippi	4	$2,817,495	0.3%	4.350%	1.51x	12.1%	60.3%	37.4%
Missouri	1	$2,401,851	0.3%	4.450%	1.73x	13.5%	51.4%	1.0%
Ohio	1	$2,322,245	0.3%	4.526%	1.33x	9.0%	74.9%	60.8%
Minnesota	1	$2,190,000	0.3%	4.090%	2.38x	13.8%	43.4%	39.5%
Arkansas	3	$2,173,153	0.2%	4.350%	1.51x	12.1%	60.3%	37.4%
Oklahoma	1	$1,649,250	0.2%	4.300%	1.49x	10.1%	73.3%	62.4%
Total/Wtd. Avg.	99	$871,249,589	100.0%	4.192%	2.04x	11.1%	63.1%	54.6%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR figures are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part or a loan pair of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Collateral Statistics

Collateral Statistics(1)
Cut-off Date Balance ($)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	43	266,560,283	30.6
10,000,001 - 20,000,000	11	156,215,802	17.9
20,000,001 - 30,000,000	2	48,950,000	5.6
30,000,001 - 40,000,000	2	69,123,505	7.9
40,000,001 - 50,000,000	2	93,000,000	10.7
50,000,001 - 60,000,000	3	174,900,000	20.1
60,000,001 - 70,000,000	1	62,500,000	7.2
Total:	64	$871,249,589	100.0%
Min: $2,050,000	Max: $62,500,000	Avg: $13,613,275

State or Other Jurisdiction
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	10	217,467,813	25.0
California – Southern(2)	7	187,850,000	21.6
California – Northern(2)	3	29,617,813	3.4
Florida	8	104,116,453	12.0
Texas	14	76,993,376	8.8
North Carolina	5	68,848,750	7.9
District of Columbia	1	60,000,000	6.9
Colorado	3	44,550,000	5.1
Michigan	6	42,234,023	4.8
New York	6	40,981,066	4.7
Arizona	4	29,619,289	3.4
Maryland	4	26,975,231	3.1
Alabama	1	23,950,000	2.7
Utah	1	17,250,000	2.0
Illinois	4	16,250,000	1.9
West Virginia	1	11,635,802	1.3
Pennsylvania	2	10,951,145	1.3
Massachusetts	2	9,670,000	1.1
Kansas	1	9,600,000	1.1
Rhode Island	2	9,543,377	1.1
Indiana	7	8,370,367	1.0
New Jersey	1	7,800,000	0.9
Georgia	1	6,102,500	0.7
Oregon	1	4,900,000	0.6
Washington	1	3,544,977	0.4
North Dakota	1	3,339,471	0.4
Nevada	1	3,001,955	0.3
Mississippi	4	2,817,495	0.3
Missouri	1	2,401,851	0.3
Ohio	1	2,322,245	0.3
Minnesota	1	2,190,000	0.3
Arkansas	3	2,173,153	0.2
Oklahoma	1	1,649,250	0.2
Total:	99	$871,249,589	100.0%

Property Type
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	37	267,551,247	30.7
Anchored	9	139,001,150	16.0
Super Regional Mall	1	62,500,000	7.2
Free-Standing	19	38,549,766	4.4
Unanchored	4	15,801,481	1.8
Shadow Anchored	4	11,698,850	1.3
Office	12	240,596,530	27.6
Suburban	11	180,596,530	20.7
CBD	1	60,000,000	6.9
Multifamily	12	102,040,183	11.7
Garden	11	91,490,183	10.5
Student Housing	1	10,550,000	1.2
Hospitality	7	94,935,802	10.9
Full Service	2	41,850,000	4.8
Limited Service	3	28,235,802	3.2
Extended Stay	1	17,250,000	2.0
Select Service	1	7,600,000	0.9
Mixed Use	9	76,191,183	8.7
Retail/Office	5	45,093,683	5.2
Industrial/Retail	2	18,287,500	2.1
Office/Retail	2	12,810,000	1.5
Self Storage	14	45,718,505	5.2
Self Storage	14	45,718,505	5.2
Industrial	4	23,400,231	2.7
Flex	3	15,400,231	1.8
Warehouse Distribution	1	8,000,000	0.9
Leased Fee	2	12,565,909	1.4
Retail	2	12,565,909	1.4
Manufactured Housing	2	8,250,000	0.9
Manufactured Housing	2	8,250,000	0.9
Total:	99	$871,249,589	100.0%

Mortgage Rate (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.001 - 3.500	2	67,600,000	7.8
3.501 - 4.000	4	122,200,000	14.0
4.001 - 4.500	50	632,256,942	72.6
4.501 - 5.000	6	43,293,666	5.0
5.001 - 5.500	2	5,898,981	0.7
Total:	64	$871,249,589	100.0%
Min: 3.166%	Max: 5.200%	Wtd Avg: 4.192%

Original Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	25,000,000	2.9
84	1	9,187,500	1.1
120	59	794,341,328	91.2
138	1	8,900,231	1.0
180	1	2,897,026	0.3
240	1	30,923,505	3.5
Total:	64	$871,249,589	100.0%
Min: 60 mos.	Max: 240 mos.	Wtd Avg: 123 mos.

Remaining Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	1	25,000,000	2.9
79 - 84	1	9,187,500	1.1
115 - 120	60	803,241,559	92.2
175 - 180	1	2,897,026	0.3
235 - 240	1	30,923,505	3.5
Total:	64	$871,249,589	100.0%
Min: 59 mos.	Max: 239 mos.	Wtd Avg: 121 mos.

Original Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	7	247,530,000	28.4
240	2	39,908,270	4.6
300	4	31,133,690	3.6
324	1	10,550,000	1.2
360	50	542,127,628	62.2
Total:	64	$871,249,589	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 349 mos.

Remaining Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	7	247,530,000	28.4
231 - 300	6	71,041,961	8.2
301 - 350	2	19,450,231	2.2
351 - 360	49	533,227,398	61.2
Total:	64	$871,249,589	100.0%
Min: 238 mos.	Max: 360 mos.	Wtd Avg: 348 mos.

Mortgage Loan Sellers
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	26	406,827,303	46.7
Bank of America, National Association	18	264,186,018	30.3
Starwood Mortgage Funding III LLC	13	127,111,268	14.6
CIBC Inc.	7	73,125,000	8.4
Total:	64	$871,249,589	100.0%

Amortization Type
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	31	363,788,750	41.8
Interest Only	7	247,530,000	28.4
Amortizing Balloon	25	229,007,334	26.3
Fully Amortizing	1	30,923,505	3.5
Total:	64	$871,249,589	100.0%

Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
20.1 - 30.0	2	67,600,000	7.8
30.1 - 40.0	1	8,000,000	0.9
40.1 - 50.0	3	77,690,000	8.9
50.1 - 60.0	10	175,406,317	20.1
60.1 - 70.0	13	108,819,257	12.5
70.1 - 80.0	35	433,734,014	49.8
Total:	64	$871,249,589	100.0%
Min: 26.2%	Max: 76.0%	Wtd Avg: 63.1%

Maturity Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.1 - 10.0	1	30,923,505	3.5
20.1 - 30.0	3	75,600,000	8.7
30.1 - 40.0	3	16,074,766	1.8
40.1 - 50.0	6	101,391,503	11.6
50.1 - 60.0	23	252,307,637	29.0
60.1 - 70.0	25	276,952,178	31.8
70.1 - 80.0	3	118,000,000	13.5
Total:	64	$871,249,589	100.0%
Min: 1.0%	Max: 74.5%	Wtd Avg: 54.6%

UW DSCR (x)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.30	2	12,626,250	1.4
1.31 - 1.40	13	121,851,456	14.0
1.41 - 1.50	12	99,341,190	11.4
1.51 - 1.60	11	118,707,578	13.6
1.61 - 1.70	5	39,298,808	4.5
1.71 - 1.80	4	96,343,505	11.1
1.81 - 1.90	6	91,325,000	10.5
1.91 - 2.00	4	93,265,802	10.7
2.01 - 2.10	1	25,000,000	2.9
2.11 - 2.20	1	3,000,000	0.3
2.31 - 2.40	1	2,190,000	0.3
2.41 - 2.50	1	38,200,000	4.4
2.61 - 2.70	1	62,500,000	7.2
4.71 - 4.80	1	7,600,000	0.9
5.41 - 5.50	1	60,000,000	6.9
Total:	64	$871,249,589	100.0%
Min: 1.23x	Max: 5.49x	Wtd Avg: 2.04x

UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.6 - 8.0	3	97,376,250	11.2
8.1 - 8.5	4	26,119,659	3.0
8.6 - 9.0	6	44,534,745	5.1
9.1 - 9.5	11	96,757,366	11.1
9.6 - 10.0	10	87,171,955	10.0
10.1 - 10.5	11	123,181,734	14.1
10.6 - 11.0	2	86,450,000	9.9
11.1 - 11.5	5	50,523,808	5.8
12.1 - 12.5	3	75,984,766	8.7
12.6 - 13.0	2	16,535,802	1.9
13.1 - 13.5	3	93,823,505	10.8
13.6 - 14.0	1	2,190,000	0.3
14.1 - 14.5	1	3,000,000	0.3
17.6 - 18.0	1	60,000,000	6.9
24.1 - 30.0	1	7,600,000	0.9
Total:	64	$871,249,589	100.0%
Min: 7.6%	Max: 29.4%	Wtd Avg: 11.1%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR figures are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	February 2015	February 2016	February 2017	February 2018	February 2019
Locked Out	100.0%	99.0%	75.6%	75.5%	75.5%
Yield Maintenance Total	0.0%	1.0%	24.4%	24.5%	24.5%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$871,249,589	$866,218,832	$860,660,489	$853,900,965	$846,101,155
% Initial Pool Balance	100.0%	99.4%	98.8%	98.0%	97.1%

Prepayment Restrictions	February 2020	February 2021	February 2022	February 2023	February 2024
Locked Out	74.6%	74.6%	73.2%	73.1%	71.3%
Yield Maintenance Total	25.4%	25.4%	25.7%	25.8%	24.9%
Open	0.0%	0.0%	1.1%	1.1%	3.8%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$811,896,981	$799,637,709	$778,561,125	$765,277,340	$751,393,263
% Initial Pool Balance	93.2%	91.8%	89.4%	87.8%	86.2%

Prepayment Restrictions	February 2025	February 2026	February 2027	February 2028	February 2029
Locked Out	22.6%	88.3%	87.6%	86.7%	85.6%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	77.4%	11.7%	12.4%	13.3%	14.4%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$83,866,315	$19,780,669	$18,121,489	$16,385,359	$14,570,866
% Initial Pool Balance	9.6%	2.3%	2.1%	1.9%	1.7%

Prepayment Restrictions	February 2030	February 2031	February 2032	February 2033	February 2034
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$10,650,808	$8,748,507	$6,758,580	$4,677,862	$2,500,430
% Initial Pool Balance	1.2%	1.0%	0.8%	0.5%	0.3%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

Mortgage Loan No. 1 – Westfield Palm Desert Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

Mortgage Loan No. 1 – Westfield Palm Desert Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

Mortgage Loan No. 1 – Westfield Palm Desert Mall

JOSHUA TREE NATIONAL PARK
Dillon Rd
Desert Dunes Golf Course
Los Angeles 106 miles
Palm Dr
Varner Rd
10
RIVERSIDE COUNTY
PALM SPRINGS
E. Vista Chino
Desert Princess Country Club
Landau Blvd
30th Ave
Palm Springs International Airport
Cathedral City
Palm Springs Mall
E. Ramon Rd
28th Ave
Thousand Palms
Agua Caliente Casino
Tri Palm Golf Club
COACHELLA VALLEY
Washington St
Demuth Park
Oasis Water Park
Date Palm Dr
Da Vall Dr
Pete Dye Golf Course
Dinah Shore Dr
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Arnold Palmer Golf Course
Monterey Marketplace
Ivey Ranch Country Club
Mountain Vista Golf Course at Sun City Palm Desert
Palm Canyon Dr
Gerald Ford Dr
Desert IMAX Theater
Children's Discovery Museum
Rancho Mirage
PALM DESERT
Frank Sinatra Dr
Avenue 38
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
Country Club Dr
Avenue 40
AGUA CALIENTE INDIAN RESERVATION
Bob Hope Dr
Marriott Desert Springs Resort
Indian Ridge Country Club
Woodhaven Country Club
Bermuda Dunes Airport
Monterey Country Club
Hovley Ln E.
42nd Ave
Westfield Palm Desert Mall
72810 & 72840 California 111 and
44430 & 44480 Town Center Way
Palm Desert, CA 92260
College of the Desert
Portola Ave
Cook St
Bermuda Dunes
Bermuda Dunes Country Club
Indio
Fred Waring Dr
Indian Wells Tennis Garden
The Shops on El Paseo
The Village at Indian Wells
Indian Wells
One Eleven La Quinta Shopping Center
Adams St
Jefferson St
The Vintage Club
Pines to Palms Hwy
Avenue 48
SANTA ROSA-SAN JACINTO MOUNTAINS
The Living Desert Nature Preserve
Rancho La Quinta Golf Club
La Quinta Resort Mountain Course
74
South Ironwood Country Club
Big Horn Golf Course
Eisenhower Dr
Avenue 50
Coachella Valley Music and Arts Festival
La Quinta CC Citrus Course
Avenue 52
La Quinta
Avenue 54
Lake Cahuilla Recreation Area
SAN BERNARDINO NATIONAL FOREST
PGA West Resort Golf Course
Madison St
San Diego 108 miles
LAS VEGAS
North Las Vegas
Henderson
NEVADA
Ridgecrest
BAKERSFIELD
CALIFORNIA
Barstow
Kingman
Lancaster
Needles
Palmdale
Victorville
MOJAVE DESERT
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Blythe
Indio
ARIZONA
Oceanside
Carlsbad
Poway
Pacific Ocean
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S.
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

Mortgage Loan No. 1 – Westfield Palm Desert Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$62,500,000			Location:	Palm Desert, CA 92260
Cut-off Date Balance(1):	$62,500,000			General Property Type:	Retail
% of Initial Pool Balance:	7.2%			Detailed Property Type:	Super Regional Mall
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Westfield America, Inc.			Year Built/Renovated:	1983/2014
Mortgage Rate:	3.8525%			Size:	572,724 SF
Note Date:	2/3/2015			Cut-off Date Balance per Unit(1):	$218
First Payment Date:	4/1/2015			Maturity Date Balance per Unit(1):	$218
Maturity Date:	3/1/2025			Property Manager:	Westfield Property Management LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$13,635,849
IO Period:	120 months			UW NOI Debt Yield(1):	10.9%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1):	10.9%
Prepayment Provisions:	LO (23); DEF/YM1 (90); O (7)			UW NCF DSCR(1):	2.63x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$13,165,354 (12/31/2014)
Additional Debt Type(3):	Pari Passu			2nd Most Recent NOI:	$12,070,935 (12/31/2013)
Additional Debt Balance:	$62,500,000			3rd Most Recent NOI:	$12,064,254 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(4):	93.6% (12/31/2014)
Reserves(5)				2nd Most Recent Occupancy(4):	94.8% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	93.1% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$212,000,000 (11/13/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	59.0%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	59.0%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$125,000,000	60.1%	Purchase Price(2)	$207,207,000	99.6%
Borrower Equity:	$83,005,110	39.9%	Closing Costs:	$798,110	0.4%
Total Sources:	$208,005,110	100.0%	Total Uses:	$208,005,110	100.0%

(1)
The Westfield Palm Desert Mall Mortgage Loan is part of the Westfield Palm Desert Mall Loan Pair evidenced by eight notes with an aggregate original principal balance of $125,000,000 (see “—Additional Secured Indebtedness” below for a description of such notes). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the Westfield Palm Desert Mall Loan Pair.

(2)
The Westfield Palm Desert Mall Property was simultaneously refinanced by Westfield America Limited Partnership (it was previously unencumbered) and partially acquired (47.4%) by O’Connor Retail Investors II, L.P. The Westfield Palm Desert Mall Property was a part of a portfolio of three properties and its allocated purchase price was $207,207,000.

(3)
The Westfield Palm Desert Mall is part of a loan pair evidenced by eight promissory notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2). Notes A-1-1, A-1-2, A-2-1 and A-2-2 (the “A Notes”) have an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mall Mortgage Loan agreement, are senior to Notes B-1-1, B-1-2, B-2-1 and B-2-2 (the “B Notes”) which have an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

Notes A-1-1, A-1-2, B-1-1 and B-1-2, which have a combined original principal balance of $62,500,000, collectively represent the Westfield Palm Desert Mall Mortgage Loan. Notes A-2-1, A-2-2, B-2-1 and B-2-2 collectively have an aggregate original principal balance of $62,500,000 and collectively represent the Westfield Palm Desert Mall Serviced Companion Loan (see “—Additional Secured Indebtedness” below for a description of such notes).

(4)	Occupancy as shown is exclusive of temporary tenants.
(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.

The largest mortgage loan (the “Westfield Palm Desert Mall Mortgage Loan”) is part of a loan pair (the “Westfield Palm Desert Mall Loan Pair”) evidenced by eight promissory notes (Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2) (see “—Additional Secured Indebtedness” below for additional information) with a combined original principal amount of $125,000,000 secured by a first mortgage encumbering 572,724 SF of a super regional shopping center known as Westfield Palm Desert (the “Westfield Palm Desert Mall Property”) located in Palm Desert, CA. The Westfield Palm Desert Mall Mortgage Loan Pair was originated on February 3, 2015 by Bank of America, National Association (in conjunction with Rialto Mortgage Finance, LLC). See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Westfield Palm Desert Mall Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Notes A-1-1, A-1-2, B-1-1 and B-1-2, which collectively represent the controlling interest in the Westfield Palm Desert Mall Loan Pair and will be contributed to the MSBAM 2015-C21 securitization trust, have a combined original principal balance of $62,500,000. Notes A-2-1, A-2-2, B-2-1 and B-2-2, which collectively have an aggregate original principal balance of $62,500,000, represent non-controlling interests in the Westfield Palm Desert Mall Loan Pair and are expected to be contributed to a future securitization trust. The holders of the respective promissory notes evidencing the Westfield Palm Desert Mall Loan Pair have entered into an agreement among note holders that sets forth the respective rights of each note holder. The Westfield Palm Desert Mall Loan Pair will be serviced pursuant to the terms of the MSBAM 2015-C21 pooling and servicing agreement. The notes not included in

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

the issuing entity are collectively referred to as the Westfield Palm Desert Mall Serviced Companion Loan”. See “—Additional Secured Indebtedness” below for additional information).

The Borrower and Sponsor. The borrower is WEA Palm Desert LLC, a Delaware limited liability company (the “Westfield Palm Desert Mall Borrower”), with two independent directors. Equity ownership of the Westfield Palm Desert Mall borrower is indirectly held by Westfield America Limited Partnership (52.6%) and O’Connor Retail Investors II, L.P. (47.4%).

Westfield America, Inc. (“Westfield”) is the Westfield Palm Desert Mall Mortgage Loan sponsor and nonrecourse carve-out guarantor. Both Westfield America Limited Partnership and Westfield are affiliates of Westfield Corporation. Westfield Corporation has a portfolio of 40 shopping centers which has an average occupancy rate of 94.8%, and in 2014 attracted approximately 425 million customers and generated approximately $17 billion in retail sales. Westfield Corporation has assets under management of approximately $27.7 billion.

O’Connor Retail Investors II, L.P. is an affiliate of O’Connor Capital Partners, a privately owned, independent real estate investment, development and management firm that has acquired or developed more than $25 billion of property on behalf of various investment funds, institutional clients, and its own account, encompassing all major property types.

The Property.  The Westfield Palm Desert Mall Property consists of 572,724 SF of a two-story super regional shopping center located in Palm Desert, CA, located at 72810 & 72840 Highway 111 and 44430 & 44480 Town Center Way. The Westfield Palm Desert mall contains an additional 405,164 SF anchored by Macy’s, Sears and JC Penney, which are not part of the collateral for the Westfield Palm Desert Mall Property. Originally built in 1983, and acquired by Westfield in 1999, the Westfield Palm Desert Mall Property has undergone substantial redevelopment in 2001, 2004 and 2014, which included reconfiguration of the anchor spaces and mall entrance, expansion of the food court, interior renovations, the addition of two parking structures and the mall’s lifestyle component. Westfield’s cost basis as of December 31, 2014 was approximately $198.1 million, over $115 million of which was related to redevelopment costs.

As of December 31, 2014, the Westfield Palm Desert Mall Property was 93.6% leased by 120 tenants with no tenant contributing more than 10.0% of net rentable area or 3.7% of underwritten base rent. The Westfield Palm Desert Mall Property is shadow-anchored by Macy’s, Sears and JC Penney, which are all performing above their national sales averages. In 2014, Macy’s reported gross sales of approximately $60.4 million ($308 PSF), which is nearly double its national average, JC Penney reported gross sales of $14.9 million ($175 PSF) which is nearly 60% higher than its national average and Sears reported gross sales of $19.4 million ($156 PSF) which is slightly above its national average. The Westfield Palm Desert Mall Property is junior anchored by Macy’s Swim and Junior, Dick’s Sporting Goods, Palme d’Or Cinema, Barnes & Noble, World Gym, Macy’s Furniture Gallery and H&M.

The following table presents a summary regarding historical occupancy and sales at the Westfield Palm Desert Mall Property:

Westfield Palm Desert Mall Historical Occupancy and In-Line Sales

	2011	2012	2013	2014
YE Occupancy (Collateral)(1)	91.2%	93.1%	94.8%	93.6%
YE Occupancy (In-Line) (1)	88.6%	91.1%	92.5%	90.1%
In-Line Sales PSF(2)	$347	$354	$360	$357
In-Line Occupancy Cost(2)	15.9%	15.7%	15.0%	14.5%

(1)	Occupancy as shown excludes temporary tenants
(2)	Information as provided by Westfield

Major Tenants.

Macy’s Swim and Junior (57,469 SF, 10% of NRA, 0% of underwritten base rent). Macy’s Swim and Junior occupies 57,469 SF under a 99-year lease expiring on December 31, 2105. In 2006, Westfield purchased two anchor spaces previously owned by Macy’s and leased back to Macy’s a 57,469 SF portion of the anchor space now occupied by Macy’s Swim and Junior at a rental rate of $1 per year, which has been prepaid for the entire term. Macy’s, Inc. (NYSE: M) is a retail company that operates the Macy’s and Bloomingdale’s brands with approximately 840 stores and two online sites, producing fiscal 2013 sales of $27.9 billion. Macy’s is rated “BBB” by Fitch, “Baa2” by Moody’s and “BBB+” by S&P.

Dick’s Sporting Goods (46,718 SF, 8% of NRA, 4% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) (NYSE: DKS) occupies 46,718 SF under a lease expiring on January 31, 2024, with three five-year lease extension options. The lease provides for a base rental rate of $16.00 PSF plus percentage rent of 2% of the amount by which gross sales exceed $12.0 million during the first five years of the lease term and $12.4 million during the second five years of the lease term. Dick’s is a full-line sporting goods retailer with nearly 600 stores across the country producing 2014 Q3 company sales of approximately $1.5 billion and net income of approximately $49.2 million.

Palme d’Or Cinema (32,457 SF; 6% of NRA, 2% of underwritten base rent). Cinémas Palme d’Or (“Palme d’Or”) occupies 32,457 SF (10 screens) under a lease expiring on June 30, 2016. The lease provides for a base rental rate of $10.35 PSF ($33,600 per screen) plus percentage rent of 8% of the amount by which gross sales exceed $3.6 million. As of the calendar year end 2014, Palm d’Or reported sales per screen of $299,900. Palme d’Or showcases a wide selection of art, independent, foreign, documentary, experimental, and classic films. Palme d’Or was created by Alise Benjamin, a successful movie producer, Brian C. Tabor, who has been in the theatre business for 25 years, Andreas Mauritzson, a Coachella Valley-based businessman, and Steve Mason, a nationally-known radio and television personality.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

The following table presents a summary regarding major tenants at the Westfield Palm Desert Mall Property:

Tenant Summary(1)

Tenant Name	Credit Rating(Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized UW Rent ($)		% of Total Annualized UW Rent		Annualized UW Rent PSF		Lease Expiration	Sales PSF		Occ. Cost
Major Tenants
Macy’s Swim and Junior	BBB/Baa2/BBB+	57,469	10.0%	$0	(3)	0%	(3)	$0	(3)	12/31/2105	N/A		N/A
DICK’S Sporting Goods	NR/NR/NR	46,718	8.2%	$747,488		3.7%		$16.00		1/31/2024	N/A		N/A
Palme d’Or Cinema	NR/NR/NR	32,457	5.7%	$336,000		1.6%		$10.35		6/30/2016	$299,900	(5)	11.2%
Barnes & Noble	NR/NR/NR	24,868	4.3%	$524,880		2.6%		$21.11		6/30/2018	$286		7.4%
World Gym	NR/NR/NR	22,009	3.8%	$435,272		2.1%		$19.78		1/31/2024	N/A		N/A
Macy’s Furniture Gallery	BBB/Baa2/BBB+	21,870	3.8%	$315,981		1.5%		$14.45		1/31/2020	N/A		N/A
H&M	NR/NR/NR	21,303	3.7%	$440,319		2.2%		$20.67		1/31/2025	N/A		N/A
Subtotal/Wtd. Avg.		226,694	39.6%	$2,799,940		13.7%		$12.35

In-Line Tenants		322,648	56.3%	$17,636,426		86.3%		$54.66
Vacant Space		23,382	4.1%	$0		0.0%		$0.00
Total Collateral/Wtd. Avg.		572,724	100.0%	$20,436,366		100.0%		$37.20	(4)

Non-Collateral Anchors
Macy’s	BBB/Baa2/BBB+	196,285								12/31/2063	$308
Sears	CC/Caa1/CCC+	123,946								11/19/2102	$156
JC Penney	CCC/Caa1/CCC+	84,933								12/31/2063	$175
Total Mall		977,888

1)	Information is based on the underwritten rent roll.
2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
3)
In 2006, Westfield purchased two anchor spaces previously owned by Macy’s and leased back to Macy’s a 57,469 SF portion of the anchor space now occupied by Macy’s Swim and Junior at a rental rate of $1 per year, which has been prepaid for the entire term.

4)	Total Annualized Underwritten Rent PSF excludes vacant space.
5)	Sales PSF represent sales per screen.

The following table presents certain information relating to the lease rollover at the Westfield Palm Desert Mall Property

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014(4)	3	10,331	$42.42	2%	2%	$438,238	2%	2%
2015	29	44,363	$53.24	8%	10%	$2,361,689	12%	14%
2016	27	93,075	$38.02	16%	26%	$3,538,796	17%	31%
2017	15	21,879	$75.42	4%	30%	$1,650,084	8%	39%
2018	11	38,359	$36.52	7%	36%	$1,400,997	7%	46%
2019	10	22,231	$71.65	4%	40%	$1,592,912	8%	54%
2020	13	52,533	$41.43	9%	49%	$2,176,557	11%	64%
2021	8	16,945	$64.89	3%	52%	$1,099,482	5%	70%
2022	2	8,159	$79.53	1%	54%	$648,901	3%	73%
2023	4	11,394	$89.28	2%	56%	$1,017,310	5%	78%
2024	8	94,252	$20.28	16%	72%	$1,911,047	9%	87%
2025 & Beyond	14	135,821	$19.15	24%	96%	$2,600,351	13%	100%
Vacant	0	23,382	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	144	572,724	$37.20	100%		$20,436,366	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Includes month-to-month tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

The Market.  The Westfield Palm Desert Mall Property is located in the City of Palm Desert with direct frontage along Highway 111, which is the primary commuter street and commercial arterial in the City of Palm Desert and through the Coachella Valley, running from Interstate 10 to the Salton Sea.

The City of Palm Desert is approximately 27 square miles and is known as the cultural and retail center of the desert communities of Coachella Valley. Palm Desert has an average of 350 days of sunshine per year and is one of the safest cities in Southern California. The cities surrounding Palm Desert include the upscale resort destinations of Rancho Mirage to the west and north, Indian Wells and La Quinta to the east and south and Palm Spring approximately 11 miles west.

Coachella Valley’s primary industry is tourism, which generates approximately $1 billion of revenue in the area. Coachella Valley has over 100 golf courses and is host to several major golf tournaments. Other attractions to Coachella Valley include major tennis tournaments, six casinos, Palm Springs Aerial Tramway, Polo Grounds, Knott’s Soak City Water Park, Historic Fig Gardens, the Living Desert Preserve and Salton Sea State Recreation area.

Coachella Valley has a current population of approximately 442,918. Since 1990, Coachella Valley’s population has grown by 94.1%. 2014 estimated population within a five-, 10- and 15-mile radius of the Westfield Palm Desert Mall Property, was 63,876, 262,261 and 380,816, respectively. 2014 average household income within a five-, 10- and 15-mile radius, was $78,263, $73,420 and $69,499, respectively.

The Westfield Palm Desert mall is the only super regional shopping center serving the Coachella Valley area. Local competition to the Westfield Palm Desert mall is primarily comprised of a luxury retail center and community and power centers that are not positioned to compete with the Westfield Palm Desert mall. The closest comparable regional mall is 62 miles from the Westfield Palm Desert Mall Property, and there are no current plans for any mall development in the regional area. The Westfield Palm Desert Mall Property’s trade area overall retail occupancy rate is 88.4%, with average asking rents of $17.50 PSF. Within Palm Desert, the annual retail sales in 2013 were estimated at approximately $1,308 million, which was a 5.2% increase from the prior year.

Properties comparable to the Westfield Palm Desert Mall Property are shown in the chart below:

Comparable Properties Summary
Property	Anchor Tenants	Owner	Distance	Occupancy	Total NRA (SF)	Year Built/Renovated
Gardens On El Paseo Palm Desert, CA	Saks Fifth Avenue	Taubman	1 mile	99%	251,173	1998/N/A
Desert Hills Premium Outlets Cabazon, CA	Saks Off Fifth Neiman Marcus Last Call	Simon	33 miles	100%	652,317	1990/2002
Moreno Valley Mall Moreno Valley, CA	Macy’s JCPenney Sears	General Growth	62 miles	83%	1,095,186	1992/2006

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Palm Desert Mall Property:

Cash Flow Analysis
	2011	2012	2013	2014		UW	UW PSF
Base Rent	$9,827,340	$9,263,488	$8,813,088	$9,963,471		$10,469,305	$18.28
Income from Vacant Units	$0	$0	$0	$0		$1,506,352	$2.63
Percentage Rent	$130,115	$296,013	$242,619	$285,932		$290,199	$0.51
Reimbursements	$7,582,864	$8,398,954	$8,296,999	$9,011,667		$9,848,888	$17.20
Other Income(1)	$1,399,047	$1,445,972	$1,610,574	$1,534,330		$1,534,330	$2.68
Less Vacancy & Credit Loss	($64,583)	($98,622)	$41,816	($321,840)		($1,506,352)	(6.81%)
Effective Gross Income	$18,874,783	$19,305,805	$19,005,096	$20,473,560		$22,142,722	$38.66
Total Operating Expenses	$7,002,948	$7,241,551	$6,934,161	$7,308,206		$8,506,873	$14.85
Net Operating Income	$11,871,835	$12,064,254	$12,070,935	$13,165,354		$13,635,849	$23.81
TI/LC	$0	$0	$0	$0		$485,785	$0.85
Capital Expenditures	$0	$0	$0	$0		$310,923	$0.54
Net Cash Flow	$11,871,835	$12,064,254	$12,070,935	$13,165,354		$12,839,141	$22.42

Occupancy %	91.2%	93.1%	94.8%	93.6%	(3)	93.2%
NOI DSCR(2)	2.43x	2.47x	2.47x	2.70x		2.79x
NCF DSCR(2)	2.43x	2.47x	2.47x	2.70x		2.63x
NOI Debt Yield(2)	9.5%	9.7%	9.7%	10.5%		10.9%
NCF Debt Yield(2)	9.5%	9.7%	9.7%	10.5%		10.3%

(1)	Other income includes rental income from temporary tenants.
(2)	Based on the Westfield Palm Desert Mall Loan Pair promissory notes, which have an aggregate original principal balance of $125,000,000.
(3)	The 2014 Occupancy % is based on a rent roll dated December 31, 2014 and is exclusive of temporary tenants.

Escrows and Reserves.  During a Cash Sweep Period (as defined below), the Westfield Palm Desert Mall Borrower is required to deposit 1/12 of the estimated annual taxes monthly, 1/12 of the estimated annual insurance premiums monthly (unless the Westfield Palm Desert Mall Property is covered under a “blanket policy” acceptable to the lender), $25,910 for replacement reserves monthly, capped at $310,923, and $38,578 for TI/LC reserves

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Westfield Palm Desert Mall

monthly, capped at $462,941. The reserve amounts due may be paid at the Westfield Palm Desert Mall Borrower’s election in the form of either (i) cash payment, (ii) letter of credit or (iii) guaranty from Westfield America, Inc. or an affiliate of Westfield America, Inc., provided that such guarantor has and maintains a net worth of at least $1,000,000,000.

A “Cash Sweep Period” will generally commence upon an event of default or the date upon which the DSCR is less than 1.50x for two consecutive quarters. A Cash Sweep Period will generally end upon the cure of the event of default or the earlier to occur of i) the date upon which the DSCR equals or exceeds 1.50x for two consecutive quarters and ii) the date upon which the Westfield Palm Desert Mall Borrower has deposited cash, delivered a letter of credit or guaranty (or any combination thereof) in an amount which would cause the DSCR to be greater than or equal to 1.50x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Westfield Palm Desert Mall Mortgage Loan. The Westfield Palm Desert Mall Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period. Also during an event of default, the Westfield Palm Desert Mall Borrower will be required to deposit all excess cash with respect to the Westfield Palm Desert Mall Mortgage Loan into an account to be held by the lender as additional security for the Westfield Palm Desert Mall Mortgage Loan.

Property Management. The Westfield Palm Desert Mall Property is managed by Westfield Property Management LLC, an affiliate of the Westfield Palm Desert Mall Borrower.

Additional Secured Indebtedness (not including trade debts). The Westfield Palm Desert Mall Loan Pair was originated by or on behalf of Bank of America, N.A. (in conjunction with Rialto Mortgage Finance, LLC) on February 3, 2015 and is evidenced by eight notes (described below), secured by the Westfield Palm Desert Mall Property, with a combined original principal balance of $125,000,000. The A Notes have an aggregate original principal balance of $117,500,000 and, upon an event of default under the Westfield Palm Desert Mall Mortgage Loan agreement, are senior to the B Notes, which have an aggregate original principal balance of $7,500,000. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note.

Notes A-1-1, A-1-2, B-1-1 and B-1-2 have an aggregate original principal balance of $62,500,000, represent the controlling interest in the Westfield Palm Desert Mall Loan Pair, evidence the Westfield Palm Desert Mall Mortgage Loan and will be included in the securitization trust for MSBAM 2015-C21. Notes A-2-1, A-2-2, B-2-1 and B-2-2 have an aggregate original principal balance of $62,500,000, represent the non-controlling interest in the Westfield Palm Desert Mall Loan Pair, evidence the Westfield Palm Desert Mall Serviced Companion Loan and are expected to be contributed to a future securitization trust.

Bank of America, National Association was the original holder of Notes A-1-1, A-2-1, B-1-1 and B-2-1 and Rialto Mortgage Finance, LLC was the original holder of Notes A-1-2, A-2-2, B-1-2 and B-2-2. Bank of America, National Association is the current holder of Notes A-1-1 and B-1-1 and will acquire
Notes A-1-2 and B-1-2 from Rialto Mortgage Finance, LLC or an affiliate thereof on or prior to the Closing Date.

The Westfield Palm Desert Mall Mortgage Loan accrues interest at the same rate as the pari passu Westfield Palm Desert Mall Serviced Companion Loan, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the Westfield Palm Desert Mall Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Westfield Palm Desert Mall Loan Pair” in the Free Writing Prospectus. The holders of the Westfield Palm Desert Mall Mortgage Loan and the Westfield Palm Desert Mall Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Palm Desert Mall Loan Pair. The Westfield Palm Desert Mall Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C21 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Westfield Palm Desert Mall Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Westfield Palm Desert Mall Borrower is required pursuant to the Westfield Palm Desert Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Westfield Palm Desert Mall Property, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any subsequent statute, extension, or reauthorization is no longer in effect, then the Westfield Palm Desert Mall Borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy insuring only the Westfield Palm Desert Mall Property on a stand-alone basis (provided that the Westfield Palm Desert Mall Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such to the extent available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

Mortgage Loan No. 2 – 555 11th Street NW

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

Mortgage Loan No. 2 – 555 11th Street NW

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

Mortgage Loan No. 2 – 555 11th Street NW

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

Mortgage Loan No. 2 – 555 11th Street NW

Woodley Park
Adams Morgan
Meridian Hill Park
Columbia Heights
Howard University
Bryant St NW
Howard University Hospital
Rock Creek Pkwy
Wyoming Ave NW
Columbia Rd NW
Champlain St NW
U St NW
U STREET AFRICAN-AM. CIVIL WAR MEMORIAL
Georgia Ave NW
Rhode Island Ave NW
Florida Ave NW
New Hampshire Ave NW
Massachusetts Ave NW
Embassy Row
S St NW
R St NW
Q St NW
P St NW
N St NW
M St NW
L St NW
K St NW
H St NW
G St NW
F St NW
E St NW
C St NW
SHAW-HOWARD UNIV
Vermont Ave NW
WASHINGTON D.C.
Rock Creek Park
DUPONT CIRCLE
Logan Circle Park
Logan Circle
Kennedy Playground
Cathedral of St. Matthew the Apostle
West End
Connecticut Ave NW
Rock Creek and Potomac Pkwy
DC Convention Center
MT. VERNON SQUARE
New York Ave NW
National Geographic Museum
555 11th Street NW
555 11th Street Northwest
Washington, DC 20004
Georgetown
FARRAGUT NORTH
MCPHERSON SQUARE
Franklin Square
Mt. Vernon Square
YELLOW LINE
GREEN LINE
G. Washington University Hospital
Pennsylvania Ave NW
ORANGE LINE
BLUE LINE
FARRAGUT WEST
Chinatown
North Capitol
FOGGY BOTTOM-GWU
George Washington University
Watergate Complex
Eisenhower Executive Office Bldg.
METRO CENTER
RED LINE
GALLERY PL-CHINATOWN
White House
US Dept. of the Treasury
Downtown
Smithsonian American Art Museum
Verizon Center
National Building Museum
Georgetown University Law Center
JFK Center for the Arts
National Theatre
J. Edgar Hoover FBI Bldg.
JUDICIARY SQUARE
D St NW
Foggy Bottom
The Ellipse
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
ARCHIVES-NAVY MEMORIAL
US District Court
Union Station Plaza
Taft Memorial
Virginia Ave NW
Constitution Ave NW
Natl. Aquarium in Washington
Natl. Records and Archives Administration
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Ulysses S. Grant Memorial
U.S. Capitol
Vietnam Veterans Memorial
Constitution Gardens Pond
World War II Memorial
Washington Monument
Lincoln Memorial
Potomac River
Reflecting Pool
THE NATIONAL MALL
Hirshhorn
National Air and Space Museum
Natl. Museum of the American Indian
US Botanic Garden
Independence Ave SW
Korean War Memorial
Sylvan Theater Stage
USDA
SMITHSONIAN
Smithsonian
Forest Service
Federal Aviation Admin
US Dept. of Energy
United States Holocaust Memorial Museum
Dept. of Homeland Security
BLUE, ORANGE
LINES
Rayburn House Office Bldg
Bureau of Engraving
METRO
L'ENFANT PLAZA
FEDERAL CENTER SW
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
Southwest Frwy
Jefferson Memorial
Vietnam Women's Memorial
Benjamin Banneker Park
Jefferson Recreation Center
Randall Recreation Center
METRO YELLOW LINE
I St SW
Southwest Duck Pond
K St SW
L St SW
Delaware Ave SW
East Potomac Park
M St SW
WATERFRONT-SEU
GREEN LINE
King Greenleaf Recreation Center
N St SW
Washington Channel
East Potomac Park Golf Course
Southwest/ Waterfront
P St SW
Rockville
Wheaton
Calverton
Potomac
Silver Spring
Bethesda
College Park
Greenbelt
Takoma Park
Langley
McLean
WASHINGTON D.C.
Landover
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

Mortgage Loan No. 2 – 555 11th Street NW

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Washington, DC
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.9%			Detailed Property Type:	Urban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Rockrose Development Corp.			Year Built/Renovated:	2001/N/A
Mortgage Rate:	3.16633333%			Size:	414,204 SF
Note Date:	10/30/2014			Cut-off Date Balance per SF(1):	$217
First Payment Date:	12/4/2014			Maturity Date Balance per SF(1):	$217
Maturity Date:	11/4/2024			Property Manager:	Rockrose Development Corp. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,855,660
Seasoning:	3 months			UW NOI Debt Yield(1):	17.6%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	17.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	5.49x
Additional Debt Type:	Pari Passu/Senior B Note/Junior B Note/ Mezzanine			Most Recent NOI:	$18,178,050 (12/31/2013)
				2nd Most Recent NOI:	$16,881,623 (12/31/2012)
Additional Debt Balance:	$30,000,000/$30,000,000/$57,000,000/ $50,000,000			3rd Most Recent NOI:	$17,167,093 (12/31/2011)
				Occupancy Rate:	85.2% (1/16/2015)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent Occupancy:	97.0% (12/31/2013)
Reserves(2)				3rd Most Recent Occupancy:	97.0% (12/13/2012)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$309,000,000 (9/5/2014)
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	29.1%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	29.1%
TI/LC:	$4,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$177,000,000	55.7%	Purchase Price:	$300,000,000	94.5%
Mezzanine Loan:	$50,000,000	15.7%	Reserves:	$4,000,000	1.3%
Borrower Cash:	$90,606,668	28.6%	Closing Costs(3):	$13,606,668	4.3%
Total Sources:	$317,606,668	100.0%	Total Uses:	$317,606,668	100.0%

(1)
The 555 11th Street NW Mortgage Loan is part of the 555 11th Street NW Loan Pair, which is comprised of two pari passu senior notes and three subordinate notes and has an aggregate principal balance of $177,000,000. The two 555 11th Street NW pari passu senior notes have a combined original principal balance of $90,000,000 and the three subordinate notes have a combined original principal balance of $87,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate note balance of the pari passu senior notes without regard to the subordinate notes. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the 555 11th Street NW Loan Pair (including the subordinate notes) are $427, $427, 9.0%, 9.0%, 2.35x, 57.3% and 57.3%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
Closing costs include approximately $7,830,498 in outstanding leasing commissions associated with the Latham & Watkins lease renewal and approximately $317,818 of free rent reimbursements paid to the Latham & Watkins tenant.

The Mortgage Loan.  The second largest mortgage loan (the “555 11th Street NW Mortgage Loan”) is part of a loan pair (the “555 11th Street NW Loan Pair”) evidenced by (i) two pari passu notes, (a) Promissory Note A-1A in the original principal amount of $60,000,000, which represents the 555 11th Street NW Mortgage Loan and (b) Promissory Note A-1B in the original principal amount of $30,000,000 (the “555 11th Street NW Serviced Companion Loan”), (ii) one subordinate note, designated as Promissory Note A-2 in the original principal amount of $30,000,000 (the “555 11th Street NW Senior B Note”), that is subordinate to the 555 11th Street NW Mortgage Loan and the 555 11th Street Serviced Companion Loan, and (iii) two subordinate notes, designated as Promissory Note A-3 and Promissory Note B in the aggregate original principal amount of $57,000,000 (collectively, the “555 11th Street NW Junior B Note”), that are subordinate to the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Serviced Companion Loan and the 555 11th Street NW Senior B Note. The 555 11th Street NW Loan Pair is secured by a first priority fee mortgage encumbering an office building in Washington, D.C. (the “555 11th Street NW Property”). See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The 555 11th Street NW Mortgage Loan will be included in the MSBAM 2015-C21 securitization trust. The 555 11th Street NW Serviced Companion Loan is expected to be held by MSMCH or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions. The 555 11th Street NW Senior B Note will be included in the MSBAM 2015-C21 securitization trust; however, the 555 11th Street NW Senior B Note will not be included in the mortgage pool, but rather will support only the Class 555 Certificates. The 555 11th Street NW Junior B Note will not be included in the MSBAM 2015-C21 securitization trust and is expected to be held by Principal Life Insurance Company on the closing date of this transaction. The 555 11th Street NW Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C21 pooling and servicing agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

The proceeds of the 555 11th Street NW Loan Pair, together with a $50,000,000 mezzanine loan (the “555 11th Street NW Mezzanine Loan”) (see“—Mezzanine Loan and Preferred Equity” below for additional information) were used to acquire the 555 11th Street NW Property for a purchase price of approximately $300,000,000.

When analyzed on a stand-alone basis, Fitch has indicated that the 555 11th Street NW Mortgage Loan has credit characteristics commensurate with a “A-” rated obligation, and Moody’s has indicated that the 555 11th Street NW Mortgage Loan has credit characteristics commensurate with a “Baa2” rated obligation.

The Borrower and the Sponsor. The borrower is 555 11th Owner L.L.C. (the “555 11th Street NW Borrower”), a single purpose Delaware limited liability company with two independent directors. The 555 11th Street NW Borrower is 98% indirectly owned by Rockrose Master L.L.C. and H. Henry Elghanayan, the CEO of Rockrose Development Corp., and 2% indirectly owned by Lincoln United, LLC, a District of Columbia limited liability company. Rockrose Master L.L.C. is 100% directly owned by H. Henry Elghanayan (99.8%) and Nancy Elghanayan (0.2%). The nonrecourse carve-out guarantor is Rockrose General Equities Holdings L.L.C.

Rockrose Development Corp. is a privately held New York City based real estate developer and owner established in 1970. Since its founding, the company and affiliates have acquired, built or repositioned approximately 60 projects encompassing 10,000 residential units, 2.5 million SF of office space and 500,000 SF of retail space.

The Property.  The 555 11th Street NW Property, also known as Lincoln Square, is a 414,204 SF, 13-story office building with a 330 space subterranean parking garage. The building contains approximately 16,805 SF of ground floor retail space and the 40,000 SF subterranean Landmark Theater with a street level entrance. The 555 11th Street NW Property was constructed in 2001 incorporating nine historic facades which were preserved and restored during the redevelopment. The 555 11th Street NW Property is located in Washington, D.C. between the White House and the U.S. Capitol Building. It is approximately five blocks from the White House.

The 555 11th Street NW Property was 85.2% occupied by 11 tenants as of January 16, 2015. The largest tenant, Latham & Watkins LLP (“Latham & Watkins”), recently renewed its lease for eight full floors, totaling 238,300 SF of office space, plus 2,293 SF of storage space, at the 555 11th Street NW Property. Latham & Watkins is an original tenant at the 555 11th Street NW Property and executed its 15 year lease renewal effective February 1, 2016 until January 31, 2031, subject to three partial lease termination options, exercisable prior to June 30, 2017, totaling approximately 65,611 SF. See “—Major Tenants” below for additional information.

Major Tenants.

Latham & Watkins LLP (240,593 SF, 58% of NRA, 71% of underwritten base rent). Latham & Watkins leases 240,593 SF at the 555 11th Street NW Property. The underwritten lease is a renewal that commences on February 1, 2016, and has an expiration date of January 31, 2031, with two five-year lease renewal options. The tenant’s current lease, which commenced on January 11, 2001 and expires on January 31, 2016, requires total annual base rent payments of approximately $12,569,868 for approximately 232,099 SF of space. The 555 11th Street NW Mortgage Loan underwriting is based on the lease extension commencing on February 1, 2016. The tenant has three separate lease contraction options within its renewal lease exercisable prior to June 30, 2017. The contraction options relate to space the tenant leases on the 5th and 7th floors of the 555 11th Street NW Property, totaling approximately 65,611 SF. The contraction options require payment from the tenant to the 555 11th Street NW Borrower of an amount equal to 50% of the then unamortized costs incurred in leasing any contracted space to the tenant. In addition, the tenant is entitled to a 100% rent abatement associated with the 5th floor space (33,979 SF) and a 30% rent abatement associated with all other leased space commencing on January 1, 2014 through December 31, 2015. Commencing on January 1, 2016, and ending on June 30, 2017, the tenant is entitled to a $1,298,735 rent abatement, which will be applied against the tenant’s total base rent obligations in equal monthly installments of approximately $72,152. The tenant is entitled to reimbursement from the 555 11th Street NW Borrower for certain tenant improvement expenditures totaling approximately $21,311,531, pursuant to its February 1, 2016 lease extension. The planned tenant improvement expenditures must take place no later than June 30, 2018. The tenant’s contractual remedy for non-reimbursement of such expenditures by the 555 11th Street NW Borrower is an equal reduction of contractual rental payments to the 555 11th Street NW Borrower. Reimbursement of such tenant improvement expenditures is guaranteed by the 555 11th Street NW Mortgage Loan nonrecourse carve-out guarantor. No reserve was taken at closing with respect to such tenant improvement obligations.

Latham & Watkins is a full-service global law firm specializing in transactional, litigation, corporate and regulatory areas. The firm has approximately 2,000 attorneys in over 30 offices around the world. The firm was founded in 1934 and had estimated revenue of approximately $2.29 billion in 2013. The firm is listed as #3 on the Am Law 100 Top Grossing Law Firms.

Landmark Theater (40,000 SF, 10% of NRA, 4% of underwritten base rent). Silver Cinemas Acquisition Co. d/b/a Landmark Theaters (“Landmark”) leases 40,000 SF of subterranean theater space with a street level entrance at the 555 11th Street NW Property and operates it as the eight-screen “E Street Cinema,” specializing in first-run independent and foreign language films, documentary features and classic revivals. The lease began on January 15, 2004 and has a current expiration date of January 31, 2019. Landmark was founded in 1974 and currently operates 48 theaters with 226 screens. Landmark is part of the Wagner/Cuban Companies.

SmartBrief (31,300 SF, 8% of NRA, 10% of underwritten base rent). SmartBrief, Inc. (“SmartBrief”) leases 31,300 SF at the 555 11th Street NW Property. The lease began on November 1, 2011 and has a current expiration date of March 31, 2017, with one five-year lease renewal option. SmartBrief is a business news targeting company that was founded in 1999.

American Cancer Society (24,307 SF, 6% of NRA, 8% of underwritten base rent). The American Cancer Society Action Network, Inc. (“ACS”) leases 24,307 SF at the 555 11th Street NW Property. The lease began on October 1, 2011 and has a current expiration date of October 31, 2021, with one five-year lease renewal option. ACS is a nationwide, community-based voluntary health organization dedicated to eliminating cancer as a major health problem. ACS is a not for profit, 501(c)(3) organization headquartered in Atlanta. ACS reported total 2013 revenues, including public support, of approximately $970.5 million, and total mission expenses of approximately $936.7 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

The following table presents a summary regarding the largest tenants at the 555 11th Street NW Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Latham & Watkins LLP	NR/NR/NR	240,593	58%	$11,953,662	71%	$49.68	1/31/2031(1)
Landmark Theatre	NR/NR/NR	40,000	10%	$650,000	4%	$16.25	1/31/2019
SmartBrief	NR/NR/NR	31,300	8%	$1,761,251	10%	$56.27	3/31/2017
American Cancer Society	NR/NR/NR	24,307	6%	$1,361,192	8%	$56.00	10/31/2021
Subtotal/Wtd. Avg.		336,200	81%	$15,726,105	93%	$46.78

Other Tenants		16,805	4%	$1,206,583	7%	$71.80
Vacant Space		61,199	15%	$0	0%	$0.00
Total/Wtd. Avg.		414,204	100%	$16,932,688	100%	$47.97

(1)	Latham & Watkins LLP has three lease contraction options totaling 65,611 SF exercisable prior to June 30, 2017, as described above.

The Market.  The 555 11th Street NW Property is located in the East End submarket of Washington, D.C., approximately five blocks east of the White House. As of June 30, 2014, the East End submarket, with approximately 36.9 million SF of office inventory, had a total vacancy rate of 12.5% and an overall weighted average Class A asking rent of $62.34 PSF. There are two office buildings under construction in the submarket totaling approximately 589,466 SF. The overall Washington D.C. market, with approximately 107.9 million SF of office inventory, had a vacancy rate of 13.7% and an overall weighted average rent of $49.73 PSF. The Washington D.C. office market is heavily influenced by U.S. Federal Government and supporting business demand.

The following table presents comparable Washington D.C. Class A rental properties to the 555 11th Street NW Property:

Competitive Property Summary
Property	Size (NSF)	Year Built	Stories	Tenant Name	Lease Date	Size (NSF)	Term (years)	Initial Rent PSF	Rent Steps	Months Free	TI/SF
The Presidential Building 111 Pennsylvania Avenue NW	355,855	2001	12	Morgan Lewis & Bockius LLP	Aug-14	268,000	15	$47.50	2.50%	0	$100
The Warner 1299 Pennsylvania Avenue NW	650,000	1992	13	Cooley LLP (Expansion)	Aug-14	13,000	9	$48.00	2.50%	14	N/A
The Homer Building 601 13th Street NW	448,426	1990	12	Albright Stonebridge Group LLC	Apr-14	32,075	10	$45.00	2.50%	12	$50
Liberty Place 325 7th Street NW	149,959	1991	12	National Grid	Apr-14	4,474	6	$51.00	2.25%	9	$30
One Franklin Square 1301 K Street NW	321,177	1990	12	Reed Smith	Apr-14	79,546	12	$42.00	2.50%	12	$90
600 13th 600 13th Street NW	256,702	1997	12	MetLife	Feb-14	14,000	10	$45.00	2.50%	12	$100

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

The following table presents certain information relating to the lease rollover schedule at the 555 11th Street NW Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	6,220	$72.63	2%	2%	$451,743	3%	3%
2016	0	0	$0.00	0%	2%	$0	0%	3%
2017	1	31,300	$56.27	8%	9%	$1,761,251	10%	13%
2018	0	0	$0.00	0%	9%	$0	0%	13%
2019	1	40,000	$16.25	10%	19%	$650,000	4%	17%
2020	0	0	$0.00	0%	19%	$0	0%	17%
2021	2	26,967	$58.43	7%	25%	$1,575,575	9%	26%
2022	1	1,650	$80.50	0%	26%	$132,825	1%	27%
2023	1	4,850	$64.95	1%	27%	$315,008	2%	29%
2024	1	1,425	$65.00	0%	27%	$92,625	1%	29%
2025	0	0	$0.00	0%	27%	$0	0%	29%
2026	0	0	$0.00	0%	27%	$0	0%	29%
2027 & Beyond	1	240,593	$49.68	58%	85%	$11,953,662	71%	29%
Vacant	0	61,199	$0.00	15%	100%	$0	0%	100%
Total/Wtd. Avg.	10	414,204	$47.97	100%		$16,932,688	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the 555 11th Street NW Property:

Cash Flow Analysis(1)
	2011	2012	2013	UW		UW PSF
Base Rent(2)	$19,172,253	$20,539,458	$20,815,931	$16,932,688		$40.88
Total Recoveries	$4,811,525	$3,752,519	$4,543,193	$6,417,251		$15.49
Other Income(3)	$1,599,060	$1,266,296	$1,159,168	$1,165,975		$2.81
Discounts Concessions	($394,369)	($835,025)	$0	$0		$0.00
Less Vacancy & Credit Loss	($132,847)	$0	$0	$0		$0.00
Effective Gross Income	$25,055,621	$24,723,248	$26,518,293	$24,515,915		$59.19
Total Expenses	$7,888,528	$7,841,625	$8,340,243	$8,660,254		$20.91
Net Operating Income	$17,167,093	$16,881,623	$18,178,050	$15,855,660		$38.28
Capital Expenditures	$1,835,999	$923,773	$115,831	$103,551		$0.25
TI/LC	$1,125,239	$268,803	$0	$261,705		$0.63
Reserve Underwriting Offset(4)	$0	$0	$0	($365,256)		($0.88)
Net Cash Flow	$14,205,855	$15,689,047	$18,062,219	$15,855,660		$38.28

Occupancy %	97.0%	97.0%	97.0%	85.2%	(5)
NOI DSCR	5.94x	5.84x	6.29x	5.49x
NCF DSCR	4.92x	5.43x	6.25x	5.49x
NOI Debt Yield	19.1%	18.8%	20.2%	17.6%
NCF Debt Yield	15.8%	17.4%	20.1%	17.6%

(1)
The 555 11th Street NW Borrower purchased the 555 11th Street NW Property in October 2014. Historical financial operating statements were provided by the seller. The 555 11th Street NW Borrower indicates that property operating statements for the approximately first 10 months of 2014 were not provided by the seller.

(2)
Underwritten base rent reflects a lease renewal for the Latham & Watkins tenant effective February 1, 2016 and includes approximately $830,612 of averaged rent steps associated with the Latham & Watkins lease over the loan term.

(3)
Underwritten and other income primarily represents parking income. A parking management contract is in place at $1,100,000 per year. The current contract, with Colonial Parking, Inc., expires on June 30, 2017.

(4)
The 555 11th Street NW Borrower deposited $4,000,000 into a TI/LC reserve account at closing. This reserve is utilized as an offset to underwritten capital and TI/LC expenses over the 10-year loan term.

(5)	Two leases with the United States Government, totaling approximately 47,991 SF, expired on 12/31/2013.

Escrows and Reserves.  During a Trigger Period (as defined below), the 555 11th Street NW Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the 555 11th Street NW Borrower maintains insurance under an acceptable blanket insurance policy). The 555 11th Street NW Borrower deposited in escrow at loan origination $4,000,000 for tenant improvements and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

leasing commissions at the 555 11th Street NW Mortgaged Property with respect to the 61,199 rentable SF of space not occupied by tenants under leases as of closing.

Lockbox and Cash Management. A soft lockbox is in place with respect to the 555 11th Street NW Mortgage Loan. The 555 11th Street NW Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 555 11th Street NW Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 555 11th Street NW Mortgage Loan (i) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (ii) to disburse, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, to the 555 11th Street NW Borrower the monthly amount payable for operating expenses referenced in the annual budget approved by lender, (iii) to pay, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, debt service due on the 555 11th Street NW Mezzanine Loan (as defined below) (or, provided no event of default on the 555 11th Street NW Mortgage Loan has occurred and is continuing, if an event of default exists under the 555 11th Street NW Mezzanine Loan, to pay remaining available funds to the lender under the 555 11th Street NW Mezzanine Loan), and (iv) to remit, provided no event of default on the 555 11th Street NW Mezzanine Loan has occurred and is continuing, the remainder to an account to be held by the lender as additional security for the 555 11th Street NW Mortgage Loan.

A “Trigger Period” will (a) commence upon the occurrence of an event of default under the 555 11th Street NW Mortgage Loan and continue until such event of default is cured or (b) commence upon the occurrence of an event of default under the 555 11th Street NW Mezzanine Loan and continue until such event of default is cured. A Trigger Period event of default occurs only after any cure period has lapsed.

Additional Secured Indebtedness (not including trade debts).  In addition to the 555 11th Street NW Mortgage Loan, the 555 11th Street NW Property also secures the 555 11th Street NW Serviced Companion Loan, the 555 11th Street Senior B Note (which will be included in the MSBAM 2015-C21 securitization trust and will support only the Class 555 Certificates) and the 555 11th Street Junior B Note (which will not be included in the MSBAM 2015-C21 securitization trust). The 555 11th Street NW Mortgage Loan, the 555 11th Street NW Serviced Companion Loan, the 555 11th Street NW Senior B Note and the 555 11th Street NW Junior B Note accrue interest at rates equal to 3.16633333% per annum, 3.16633333% per annum, 3.16633333% per annum, and 4.99280702% per annum, respectively. The 555 11th Street NW Mortgage Loan is entitled to payments of interest and principal on a pro rata basis with the 555 11th Street NW Serviced Companion Loan. Prior to an event of default, each of the promissory notes comprising the 555 11th Street NW Loan Pair is entitled to payments of interest and principal on a pro rata basis with each of the other promissory notes comprising such loan pair. After an event of default, the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Serviced Companion Loan will continue to be entitled to payments of interest and principal on a pro rata basis as between such notes; however, the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis to the 555 11th Street NW Senior B Note and the 555 11th Street NW Junior B Note (and the 555 11th Street NW Senior B Note will be entitled to payments of interest and principal on a senior basis to the 555 11th Street NW Junior B Note). Such priorities and the allocation of collections on the 555 11th Street Loan Pair are set forth in an agreement between note holders governing the promissory notes comprising the 555 11th Street NW Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 555 11th Street NW Loan Pair” in the Free Writing Prospectus.

The following table presents certain information relating to the 555 11th Street NW Loan Pair and the 555 11th Street NW Mezzanine Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$60,000,000	3.16633333%	120	0	120	5.49x	17.6%	29.1%
Serviced Companion Loan	$30,000,000	3.16633333%	120	0	120	5.49x	17.6%	29.1%
Senior B Note	$30,000,000	3.16633333%	120	0	120	4.12x	13.2%	38.8%
Junior B Note(1)	$57,000,000	4.99280702%	120	0	120	2.35x	9.0%	57.3%
Mezzanine Loan	$50,000,000	5.550%	120	0	120	1.66x	7.0%	73.5%
Total/Wtd. Avg.	$227,000,000	4.150%	120	0	120	1.66x	7.0%	73.5%

(1)	The Junior B Note represents two notes with original principal balances of $32,000,000 and $25,000,000 and with interest rates of 4.87% and 5.15%, respectively.

Mezzanine Loans and Preferred Equity.  The “555 11th Street NW Mezzanine Loan” refers to a loan in the principal amount of $50,000,000 made by Morgan Stanley Bank, N.A. to 555 11th Mezz L.L.C. (the “555 11th Street NW Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the 555 11th Street NW Borrower and put in place simultaneously with the origination of the 555 11th Street NW Loan Pair. The 555 11th Street NW Mezzanine Loan was subsequently transferred to 555 11th Street Mezz Lender LLC (the “555 11th Street NW Mezzanine Lender”), an affiliate of J.P. Morgan Asset Management. The 555 11th Street NW Mezzanine Loan and the 555 11th Street NW Loan Pair are subject to an intercreditor agreement between the 555 11th Street NW Loan Pair lender and the 555 11th Street NW Mezzanine Lender.

In addition, a single junior mezzanine financing (such financing, the “Permitted Junior Mezzanine Financing”) is permitted subject to various conditions, including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the Permitted Junior Mezzanine Financing will not result in an aggregate LTV ratio (including the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Mezzanine Loan) greater than 65% (based upon a new appraisal dated no more than 30 days before the closing of the Permitted Junior Mezzanine Financing) or an aggregate DSCR (including the 555 11th Street NW Mortgage Loan and the 555 11th Street NW Mezzanine Loan) less than 1.25x, (iii) the collateral for the Permitted Junior Mezzanine Financing is a pledge of 100% of the direct or indirect ownership interests in the 555 11th Street NW Mezzanine Borrower, (iv) the junior mezzanine lender shall be an entity which satisfies the definition of a “Qualified Mezzanine Lender” (as set forth in the loan documents for the 555 11th Street NW Loan Pair) and shall enter into an intercreditor agreement reasonably acceptable to the lender under the 555 11th Street NW Loan Pair, (v) the term of the Permitted Junior Mezzanine Financing is at least co-terminus with the 555 11th Street NW Loan Pair and all other terms and provisions of the Permitted Junior Mezzanine Financing, including the loan documents, are reasonably acceptable to the lender under the 555 11th Street NW Mortgage Loan, (vi) if the Permitted Junior Mezzanine Financing is a floating rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Junior Mezzanine Financing and a strike price such that the aggregate DSCR (including the 555 11th Street NW Loan Pair and the 555 11th Street NW Mezzanine Loan) is not less than 1.25x and (vii) 555 11th Street NW Borrower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	555 11th Street NW

shall deliver a rating agency confirmation as to the Permitted Junior Mezzanine Financing and, if required by the lender under the 555 11th Street NW Loan Pair, an updated substantive non-consolidation legal opinion.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the 555 11th Street NW Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount determined by the lender for the 555 11th Street NW Mortgage Loan in its sole discretion (but not more than an amount equal to the sum of 100% of hard replacement costs and 12 months business interruption insurance). Notwithstanding the foregoing, (x) for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 555 11th Street NW Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence and (y) 555 11th Street NW Borrower is not required to pay annual premiums in excess of $240,000 for the coverage required under this paragraph (and if the annual premiums for the coverage required under this paragraph exceed such amount, then the 555 11th Street NW Borrower will only be required to purchase the maximum amount of terrorism insurance available for such amount of funds).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

Mortgage Loan No. 3 – Discovery Business Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

Mortgage Loan No. 3 – Discovery Business Center

Discovery Business Center
32-49 Discovery, 6501-6591 Irvine Center Drive
and 15201-15480 Laguna Canyon Road
Irvine, CA 92618
Los Angeles 31 miles
LA Intl. Airport 43 miles
SANTA ANA
Downtown Santa Ana
Tustin
IRVINE
Lake Forest
Mission Viejo
Laguna Hills
Aliso Viejo
Newport Beach
San Joaquin Hills
Orange County
Orange County Great Park
John Wayne Orange County Airport
University of California - Irvine
Irvine Spectrum
Irvine Valley College
Irvine Regional Hospital
Verizon Wireless Amphitheater
Whiting Ranch Wilderness Park
Laguna Coast Wilderness Park
Aliso and Woods Reg. Park
Crystal Cove State Park
Pacific Ocean
Santa Ana Fwy
San Diego Fwy
Costa Mesa Fwy
Foothill Transportation Corridor
San Joaquin Hills Transportation Corridor
Pacific Coast Hwy
METROLINK
LOS ANGELES
LONG BEACH
ANAHEIM
SANTA ANA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

Mortgage Loan No. 3 – Discovery Business Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Irvine, CA 92618
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.9%			Detailed Property Type:	Suburban
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Spectrum Office Properties LLC			Year Built/Renovated:	2000-2007/N/A
Mortgage Rate:	4.181%			Size:	1,287,820 SF
Note Date:	11/6/2014			Cut-off Date Balance per Unit(1):	$132
First Payment Date:	12/10/2014			Maturity Date Balance per Unit(1):	$120
Maturity Date:	11/10/2024			Property Manager:	The Irvine Company LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$20,954,966
IO Period:	60 months			UW NOI Debt Yield(1):	12.3%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	13.5%
Prepayment Provisions:	LO (22); YM1 (5); DEF/YM1 (88); O (5)			UW NCF DSCR(1):	1.97x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$17.057,443 (11/30/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$12,689,270 (12/31/2013)
Additional Debt Balance:	$110,000,000			3rd Most Recent NOI:	$14,877,011 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	94.8% (10/28/2014)
Reserves(3)				2nd Most Recent Occupancy:	92.5% (6/30/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.8% (6/30/2013)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$358,000,000 (10/14/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	47.5%
Recurring Replacements:	$0	Springing	$643,910	Maturity Date LTV Ratio(1):	43.3%
TI/LC:	$0	Springing	$2,575,640

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Closing Costs:	$601,175	0.4%
			Return of Equity(2):	$169,398,825	99.6%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)
The Discovery Business Center Mortgage Loan is part of the Discovery Business Center Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $170,000,000.  The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the Discovery Business Center Loan Pair.

(2)	The Discovery Business Center was developed by the Discovery Business Center Mortgage Loan sponsor and at the time of Discovery Business Center Mortgage Loan closing was unencumbered with debt.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.

The third largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a loan pair (the “Discovery Business Center Loan Pair”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) with a combined original principal amount of $170,000,000 (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering an office building complex known as Discovery Business Center (the “Discovery Business Center Property”) located in Irvine, California. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Discovery Business Center Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

The Borrower and Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company (the “Discovery Business Center Borrower”), with two independent directors.

The sole member of the Discovery Business Center Borrower is Spectrum Office Properties LLC, a Delaware limited liability company (“Spectrum”). Spectrum is the Discovery Business Center Mortgage Loan sponsor and nonrecourse carve-out guarantor. Spectrum is an affiliate of The Irvine Company LLC. The Irvine Company LLC is a diversified, privately held real-estate investment company. Founded in 1864 and headquartered in Newport Beach, California, the Irvine Company LLC is one of the largest landowners in California with a long history of real estate ownership and management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

The Property.  The Discovery Business Center Property is a 1,287,820 SF suburban office park consisting of 24 two-story office buildings on 81.81 acres in Irvine, California, located immediately west of the Santa Ana Freeway (I-5), approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property with an interchange to Highway 241 approximately four miles north.

Built between 2000 and 2007, each building contains between 44,240 and 64,006 SF and houses between one and 13 tenants. Amenities at the Discovery Business Center Property include a state-of-the-art fitness center, outdoor workspaces, conference center, game room, lounge, complimentary outdoor Wi-Fi, electric vehicle charging stations, and gourmet food trucks on-site weekly. Four of the buildings are Energy Star Certified. There are 5,075 parking spaces. Local amenities include Irvine Spectrum Center, a 130-store retail and entertainment center, Irvine Spectrum Courtyard by Marriott, Sand Canyon Plaza, Oak Creek Shopping Center and Oak Creek Golf Club.

As of October 28, 2014, the Discovery Business Center Property was 94.8% leased to a diverse roster of 80 tenants with no tenant occupying more than 7.1% of rentable SF or paying more than 10.7% of total rent, and with the top four tenants representing only 23.7% of rentable SF and 27.2% of total rent. The historical occupancy rate at the Discovery Business Center Property was 92.5% as of June 30, 2014, 75.8% as of June 30, 2013 and 71.3% as of June 30, 2012.

Major Tenants.

Kofax, Inc. (91,159 SF, 7% of NRA, 11% of underwritten base rent). Kofax, Inc. (NASDAQ: KFX) occupies a total of 91,159 SF at 15211 Laguna Canyon and 15201 Laguna Canyon under a lease expiring April 30, 2016, with one five-year renewal option. The lease provides for a current annual base rental rate of $23.28 PSF, increasing to $24.48 PSF effective May 2015. Headquartered at the Discovery Business Center Property, Kofax, Inc. is a provider of smart process applications, combining capture, process management, analytics and mobile capabilities that enable organizations to increase their responsiveness to customers, provide better service and grow their businesses while reducing operating costs. Kofax, Inc. has over 1,400 employees and subsidiaries in 30 countries. Kofax, Inc. had fiscal year 2014 revenues of $297.7 million and EBITDA of $42.3 million.

State Street Bank (75,960 SF, 6% of NRA, 6% of underwritten base rent). State Street Bank (NYSE: STT) occupies a total of 75,960 SF at 42 Discovery and 46 Discovery under a lease expiring June 30, 2019, with one five-year renewal option. The lease provides for a current annual base rental rate of $16.44 PSF, increasing to $17.64 PSF effective July 2015. State Street Bank provides comprehensive financial services including investment management, investment research and trading, and investment servicing with over 29,000 employees and offices in 29 countries. State Street Bank has approximately $28.4 trillion in assets under custody, $2.48 trillion in assets under management, and had 2013 revenues of $9.88 billion. State Street Bank is rated “Aa3” by Moody’s and “AA-” by S&P and Fitch.

Sage Software, Inc. (71,711 SF, 6% of NRA, 6% of underwritten base rent). Sage Software, Inc. (“Sage”) occupies a total of 71,711 SF under two leases: 64,006 SF at 6561 Irvine Center covered by a lease expiring November 30, 2020, and 7,705 SF at 6531 Irvine Center covered by a lease expiring October 31, 2020. Each lease has one five-year renewal option and Sage has a one-time termination option covering both leases effective December 31, 2017 with 10 months’ notice and payment of a termination fee equal to $1,571,000. The leases provide for a current annual base rental rate of $16.80 PSF. Sage provides software to manage accounting, employee retirement plans, human resources, payroll, payments, assets, construction and real estate to small and medium-sized companies. Sage had 2014 revenues of approximately £1.307 billion and operates in 24 countries, serving six million customers.

DaVita HealthCare Partners Inc. (65,998 SF, 5% of NRA, 4% of underwritten base rent). DaVita HealthCare Partners Inc. (NYSE: DVA) occupies a total of 65,998 SF at 15271 Laguna Canyon and 15261 Laguna Canyon under two leases, both expiring August 31, 2024 with two five-year renewal options. The 11,692 SF occupied at 15261 Laguna Canyon is subject to a one-time termination option effective October 31, 2021 with 12 months’ notice and payment of a termination fee equal to $276,143. The leases provide for a current annual base rental rate of $12.84 PSF, increasing to $13.44 PSF effective September 2015. DaVita HealthCare Partners Inc. is one of the nation’s largest healthcare companies as the result of a merger of DaVita Inc., which focuses on clinical, social and operational practices in kidney care, and HealthCare Partners Holdings, LLC, one of the country’s largest operator of medical groups and physician networks. DaVita HealthCare Partners Inc. is a Fortune 500 company and is rated “Ba3” by Moody’s and “BB” by S&P.

The following table presents a summary regarding major tenants at the Discovery Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Kofax, Inc.	NR/NR/NR	91,159	7%	$2,231,568	11%	$24.48	4/30/2016
State Street Bank	AA-/Aa3/AA-	75,960	6%	$1,339,932	6%	$17.64	6/30/2019
Sage Software, Inc.	NR/NR/NR	71,711	6%	$1,204,740	6%	$16.80	10/31/2020 & 11/30/2020
DaVita HealthCare Partners Inc.	NR/Ba3/BB	65,998	5%	$887,016	4%	$13.44	8/31/2024
Subtotal/Wtd. Avg.		304,828	24%	5,663,256	27%	$18.58

Other Tenants		920,229	71%	$15,139,584	73%	$16.45
Vacant Space		62,763	5%	$0	0%	$0.00
Total/Wtd. Avg.		1,287,820	100%	$20,802,840	100%	$16.98

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

The following table presents certain information relating to the lease rollover at the Discovery Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
2015	12	62,099	$18.42	5%	5%	$1,143,588	5%	5%
2016	19	172,765	$20.98	13%	18%	$3,625,092	17%	23%
2017	20	217,230	$16.70	17%	35%	$3,628,812	17%	40%
2018	20	254,954	$16.34	20%	55%	$4,166,160	20%	60%
2019	7	241,660	$16.52	19%	74%	$3,992,304	19%	80%
2020	4	138,606	$17.65	11%	84%	$2,445,840	12%	91%
2021	2	27,153	$13.96	2%	87%	$378,924	2%	93%
2022	0	0	$0.00	0%	87%	$0	0%	93%
2023	1	44,592	$12.00	3%	90%	$535,104	3%	96%
2024	1	65,998	$13.44	5%	95%	$887,016	4%	100%
2025 & Beyond	0	0	$0.00	0%	95%	$0	0%	100%
Vacant	0	62,763	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.	86	1,287,820	$16.98	100%		$20,802,840	100%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases that are not co-terminous.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.

The Discovery Business Center Property is located within what is known as Irvine Spectrum, which is 3,600-acres bounded by the convergence of the San Diego (I-405), Santa Ana (I-5) and Laguna (SR-133) Freeways. The triangle formed by these transportation arteries contains Class “A” high-rise and campus office buildings, hotels, restaurants, cinemas, retail services, the Irvine Medical Center, Kaiser Permanente Hospital, and the Irvine Spectrum Center, a 1.1 million SF regional mall. The Irvine Company is currently developing Irvine Spectrum with 13,436 residential units recently completed and 5,172 additional residential units planned and a 456,000 SF, 20-story office tower currently under construction. Additionally, the City of Irvine has received plans for 9,673 more residential units and a 2 million SF office campus in Irvine Spectrum.

2014 estimated population within a one-, three- and five-mile radius, was 3,395, 86,286 and 300,970, respectively. 2014 average household income within a one-, three- and five-mile radius, was $117,008, $114,484 and $108,426, respectively.

The Discovery Business Center Property is within the Orange County office market, which had a second-quarter 2014 annual rental rate of $24.24 PSF and is projected to increase 3.9% over the next year. Orange County had approximately 1.2 million SF of positive net absorption for the year, decreasing the vacancy rate to 12%, and construction activity remains comparatively low with the majority of recent development having been build-to-suit projects. The unemployment rate in Orange County is 4.9%, with area employment supported by multiple industries led by healthcare, financial, business services and technology.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

Properties comparable to the Discovery Business Center Property are shown in the chart below:

Comparable Properties Summary
Property	Address	Distance	Occupancy	Total NRA (SF)	Year Built	Annual Asking Rent PSF
Corporate Business Center	163 & 173 Technology Irvine, CA	1.3 miles	100%	95,464	1995	$13.80 NNN
19 & 21 Technology	19 & 21 Technology Drive Irvine, CA	1.8 miles	100%	154,638	1990	$34.68 FSG
Lakeview Business Center	100 Technology Drive Irvine, CA	1.3 miles	100%	31,603	1991	$15.60 NNN
Corporate Business Center	153 Technology Drive Irvine, CA	1.0 mile	100%	43,920	1997	$12.96 NNN
Irvine Business Center	7565 Irvine Center Drive Irvine, CA	0.7 miles	100%	63,412	1999	$14.88 NNN
Corporate Business Center	133 Technology Drive Irvine, CA	1.4 miles	100%	43,920	1996	$15.00 NNN
Lakeview Business Center	38 Technology Drive Irvine, CA	1.7 miles	100%	53,520	1998	$18.00 NNN
Irvine Business Center	7575 Irvine Center Drive Irvine, CA	0.7 miles	100%	44,194	1999	$15.12-$17.40 NNN
Jenner Business Park II	1 Jenner Irvine, CA	1.4 miles	100%	30,636	1989	$15.12 NNN
7700 Spectrum	7700 Irvine Center Drive Irvine, CA	0.8 miles	90%	209,393	1989	$27.00 FSG

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Discovery Business Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	11/30/2014 TTM		UW	UW PSF
Base Rent	$18,433,956	$16,738,145	$16,975,631	$14,588,755	$18,150,177		$20,802,840	$16.15
Income from Vacant Units	$0	$0	$0	$0	$0		$1,456,427	$1.13
Reimbursements	$4,033,881	$4,219,632	$4,427,878	$4,778,157	$6,694,257		$7,363,659	$5.72
Other Income	$478,338	$242,174	$428,834	$434,243	$629,538		$494,214	$0.38
Less Concessions	($14,355)	($598,345)	($528,997)	($243,287)	($736,390)		$0	$0.00
Less Vacancy & Credit Loss	$0	$0	($35,675)	($51,137)	$0		($1,481,146)	(5.0%)
Effective Gross Income	$22,931,820	$20,601,606	$21,267,671	$19,506,731	$24,737,582		$28,635,994	$22.24
Total Operating Expenses	$5,757,465	$6,233,650	$6,390,660	$6,817,461	$7,680,139		$7,681,028	$5.96
Net Operating Income	$17,174,355	$14,367,956	$14,877,011	$12,689,270	$17,057,443		$20,954,966	$16.27
TI/LC	$0	$0	$0	$0	$0		$1,062,865	$0.83
Capital Expenditures	$0	$0	$0	$0	$0		$321,955	$0.25
Net Cash Flow	$17,174,355	$14,367,956	$14,877,011	$12,689,270	$17,057,443		$19,570,146	$15.20

Occupancy %	N/A	N/A	71.3%	75.8%	94.8%	(1)
NOI DSCR(2)	1.73x	1.44x	1.49x	1.27x	1.71x		2.11x
NCF DSCR(2)	1.73x	1.44x	1.49x	1.27x	1.71x		1.97x
NOI Debt Yield(2)	10.1%	8.5%	8.8%	7.5%	10.0%		12.3%
NCF Debt Yield(2)	10.1%	8.5%	8.8%	7.5%	10.0%		11.5%

(1)	The 11/20/2014 TTM Occupancy % is based on October 28, 2014 rent rolls
(2)	Based on the Discovery Business Center pari passu promissory notes, which have an aggregate original principal balance of $170,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Discovery Business Center

Escrows and Reserves.  During a DSCR Trigger Event Period (as defined below), the Discovery Business Center Borrower is required to deposit 1/12 of the estimated annual taxes monthly, 1/12 of the estimated annual insurance premiums monthly (unless the Discovery Business Center Property is covered under a “blanket policy” acceptable to the lender), $26,829.59 for replacement reserves monthly, capped at $643,910, and $107,318.34 for TI/LC reserves monthly, capped at $2,575,640. The reserve amounts due may be paid at the Discovery Business Center Borrower’s election in the form of either (i) cash payment, (ii) letter of credit or (iii) guaranty from an affiliate of the Discovery Business Center Borrower that maintains an investment grade rating.

A “DSCR Trigger Event Period” will generally commence upon the earlier of an event of default and the date upon which the DSCR is less than 1.20x. A DSCR Trigger Event Period will generally end upon cure of such event of default or the date upon which the DSCR equals or exceeds 1.20x for two consecutive quarters.

Lockbox and Cash Management.

A hard lockbox is in place with respect to the Discovery Business Center Mortgage Loan. The Discovery Business Center Mortgage Loan has springing cash management upon the commencement of a Cash Trap Period (defined below). Also during a Cash Trap Period, the Discovery Business Center Borrower will be required to deposit all excess cash, capped at $4,425,000 (provided no event of default is in existence), with respect to the Discovery Business Center Mortgage Loan to an account to be held by the lender as additional security for the Discovery Business Center Mortgage Loan.

A “Cash Trap Period” will generally commence upon the earlier of an event of default and the date upon which the DSCR is less than 1.10x. A Cash Trap Period will generally end upon, as applicable, the cure of the related event of default or the date upon which the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters (provided that no event of default then exists).

Property Management. The Discovery Business Center Property is subject to a management agreement with The Irvine Company LLC, an affiliate of the Discovery Business Center Mortgage Loan sponsor. The Irvine Company LLC owns and operates 500 office properties, 129 apartment communities, 41 retail properties and several resorts.

Additional Secured Indebtedness (not including trade debts).

The Discovery Business Center Loan Pair was originated by or on behalf of Bank of America, N.A. on November 6, 2014 and is evidenced by two pari passu notes, secured by the Discovery Business Center Property, with a combined original principal balance of $170,000,000. Note A-2 had an original principal balance of $60,000,000 and evidences the Discovery Business Center Mortgage Loan. Note A-1 had an original principal balance of $110,000,000 and evidences the Discovery Business Center non-serviced companion loan. Note A-2 will be included in the securitization trust for MSBAM 2015-C21 and Note A-1 was contributed to the MSBAM 2015-C20 securitization trust.

The Discovery Business Center Mortgage Loan accrues interest at the same rate as the pari passu Discovery Business Center non-serviced companion loan, which is secured by Note A-1, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the Discovery Business Center non-serviced companion loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Discovery Business Center Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Discovery Business Center Mortgage Loan and the Discovery Business Center non-serviced companion loan have entered into an agreement among note holders which sets forth the allocation of collections on the Discovery Business Center Loan Pair. The Discovery Business Center Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C20 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Discovery Business Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Discovery Business Center Borrower is required pursuant to the Discovery Business Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Discovery Business Center Property, including subject to certain requirements set forth in the Discovery Business Center Mortgage Loan documents through a licensed captive insurance company which is an affiliate of Discovery Business Center Mortgage Loan sponsor (a “Captive Insurer”) provided, that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (as the same may be further modified, amended, or extended) is not in full force and effect, the Discovery Business Center Borrower will be required to carry terrorism insurance in an amount at least equal to the lesser of (a) the outstanding principal balance of the Discovery Business Center Mortgage Loan (provided such policy contains a waiver of coinsurance) and (b) the sum of the business interruption insurance for 24 months for the Discovery Business Center Property plus the full replacement cost; however, in such event, the Discovery Business Center Borrower will not be required to spend in excess of two times the annual amount of the total insurance premium that is payable as of the origination date of the Discovery Business Center Mortgage Loan, subject to annual consumer price index adjustments, with respect to the business interruption insurance required under the Discovery Business Center Mortgage Loan documents plus the full replacement cost (without giving effect to the cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies) per year on such terrorism insurance coverage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Mortgage Loan No. 4 – Ashford Hotel Portfolio

COURTYARD

Courtyard Overland Park

Residence Inn

Residence Inn Cottonwood

Residence Inn

Residence Inn Orlando Sea World

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Mortgage Loan No. 4 – Ashford Hotel Portfolio

Ashford Hotel Portfolio Pool 3
1 Courtyard Overland Park Overland Park, KS
2 Residence Inn Orlando Sea World Orlando, FL
3 Residence Inn Cottonwood Salt Lake City, UT
Kansas City
KANSAS CITY
Shawnee
Lenexa
Overland Park
Prairie Village
Olathe
Leawood
Grandview
KANSAS
MISSOURI
ORLANDO
Bay Hill
Doctor Phillips
Sky Lake
Meadow Wood
Lake Buena Vista
Celebration
Kissimmee
SALT LAKE CITY
South Salt Lake
West Valley
Taylorsville
Holladay
Kearns
Murray
Midvale
Cottonwood Heights
West Jordan
Sandy
WASATCH RANGE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Mortgage Loan No. 4 – Ashford Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information(1)
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$54,900,000			Location:	Various
Cut-off Date Balance:	$54,900,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.3%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ashford Hospitality Limited Partnership			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.450%			Size:	662 Rooms
Note Date:	1/2/2015			Cut-off Date Balance per Unit:	$82,931
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$67,089
Maturity Date:	2/1/2025			Property Manager:	Various
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	0 Months			UW NOI:	$7,332,419
Seasoning:	0 Months			UW NOI Debt Yield:	13.4%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	16.5%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.88x
Additional Debt Type:	N/A			Most Recent NOI:	$7,360,682 (10/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$7,129,163 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$6,636,316 (12/31/2012)
Reserves(2)				Occupancy Rate:	76.4% (11/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.7% (12/31/2013)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	69.7% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$73,200,000 (Various)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	75.0%
PIP:	$3,381,458	$0	N/A	Maturity Date LTV Ratio:	60.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,900,000	89.9%	Loan Payoff(3):	$57,138,352	93.6%
Borrower Equity:	$6,168,810	10.1%	Reserves:	$3,381,458	5.5%
			Closing Costs:	$549,000	0.9%
Total Sources:	$61,068,810	100.0%	Total Uses:	$61,068,810	100.0%

(1)
Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to the three hotels that comprise the Ashford Hotel Portfolio Properties.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Estimated loan payoff amount. The Ashford Hotel Portfolio Mortgage Properties were refinanced as a part of a larger portfolio.

The Mortgage Loan.  The fourth largest mortgage loan (the “Ashford Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $54,900,000, secured by first priority fee mortgages encumbering three hospitality properties located in Florida, Kansas and Utah (collectively, the “Ashford Hotel Portfolio Properties”). The Ashford Hotel Portfolio Properties were part of the approximately $160.49 million Ashford Hotel Portfolio loan securitized in the MLMT 2005-CKI1 transaction, which was originated in October 2005 and encumbered a total of 10 properties. The proceeds of the Ashford Hotel Portfolio Mortgage Loan refinanced and paid off approximately $57.1 million, which is the estimated allocated portion of the previous loan secured by the Ashford Hotel Portfolio Properties.

The Borrower and the Sponsor.  The borrowers are Ashford Overland Park Limited Partnership, Ashford Orlando Sea World Limited Partnership and Ashford Salt Lake Limited Partnership (collectively, the “Ashford Hotel Portfolio Borrowers”), each a single-purpose Delaware limited partnership with two independent managers. The Ashford Hotel Portfolio Borrower is indirectly wholly owned by Ashford Hospitality Limited Partnership. Ashford Hospitality Limited Partnership is the Ashford Hotel Portfolio Mortgage Loan sponsor and nonrecourse carve-out guarantor. The Ashford Hotel Portfolio Borrowers have informed the lender that they intend to exercise their right under the Ashford Hotel Portfolio Mortgage Loan agreement to transfer 100% of the indirect equity interests in such borrowers and the related operating lessee to a publicly traded company or a private real estate investment trust (or an affiliate or an entity that is in control thereof) that is externally advised by Ashford, Inc. or its affiliates. Such transfer is not expected to be completed prior to the closing date of this transaction.

Ashford Hospitality Limited Partnership is an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford”), a real estate investment trust (“REIT”) focused on investing in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States. Founded in 2003 and headquartered in Dallas, Texas, Ashford owned and managed 116 hotels with over 23,000 rooms throughout the United States, and had a net worth of $770,356,000 as of the third quarter of 2014.

The Property.  The Ashford Hotel Portfolio Properties consist of three hotels in Florida, Kansas and Utah. The hotels were built between 1999 and 2002 with renovations completed in 2009 and 2013. The hotels were acquired by the Ashford Hotel Portfolio Mortgage Loan sponsor in 2005.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

“Residence Inn Orlando Sea World” is a six-story, 350-room full-service hospitality property located near SeaWorld Orlando, Florida, southwest of the intersection of Central Florida Parkway and Westwood Boulevard. Residence Inn Orlando Sea World was built in 2002 on a 9.51-acre parcel and was renovated in 2009. Residence Inn Orlando Sea World has a guestroom configuration that consists of 44 queen studio suites, 116 queen/queen studio suites, 26 queen one bedroom suites, 111 queen/queen one-bedroom suites and 53 two-bedroom suites. Each guestroom includes an entertainment armoire with a 37- to 42-inch TV, a work desk with chair, an armchair, dresser, bedside tables, a safe and an iron and ironing board. In-room amenities include high-speed internet access and a phone with voicemail and data port. Amenities at Residence Inn Orlando Sea World include an outdoor pool and whirlpool, a fitness room, a business center, a guest laundry room, a market pantry, a game room and a sport court. Residence Inn Orlando Sea World also offers a full-service restaurant open for lunch and dinner known as Castaway Bay Poolside Bar & Cafe, which features a full bar, a selection of Pizza Hut menu options, and patio seating. Additionally, there is approximately 5,400 SF of meeting space. The Ashford Hotel Portfolio Borrowers have invested $3,225,060 in Residence Inn Orlando Sea World since 2009. The Ashford Hotel Portfolio Borrowers have budgeted $490,800 for repairs and renovations planned for 2015. Residence Inn Orlando Sea World carries a Marriott International, Inc. flag under a management agreement that runs through December 31, 2025, with two 10-year automatic renewals.

“Residence Inn Cottonwood” is a three-story, 144-room extended-stay hospitality property located approximately 12 miles to the southeast of the Salt Lake City International Airport and southeast of downtown Salt Lake City, Utah, directly west of the intersection formed by South 3000 East and Un Road. Residence Inn Cottonwood was built in 1999 on a 3.86-acre parcel and renovated in 2013. Residence Inn Cottonwood has a guestroom configuration that consists of 24 two-bedroom suites, 60 one-bedroom suites and 60 studio suites. Each guestroom features an entertainment armoire with a 42-inch TV, a work desk with chair, an armchair, dresser, bedside tables, a safe, and an iron and ironing board. In-room amenities include high-speed internet access and a phone with voicemail and data port. Amenities at Residence Inn Cottonwood include an outdoor pool, an outdoor whirlpool, a fitness room, two lobby workstations, a market pantry, a guest laundry room, vending areas and a sport court. There is a breakfast dining area with seating capacity for 56. Additionally, there is approximately 375 SF of meeting space. The Ashford Hotel Portfolio Borrowers have invested $4,385,081 in Residence Inn Cottonwood since 2009. The Ashford Hotel Portfolio Borrowers have budgeted $3,110,603 (of which $3,022,759 has been utilized) for repairs and renovations to the guestrooms and other repairs planned for 2015. Residence Inn Cottonwood carries a Marriott International, Inc. flag under a management agreement that runs through December 31, 2020, with two 10-year automatic renewals.

“Courtyard Overland Park” a six-story, 168-room select-service hospitality property located in Overland Park, Kansas, approximately 25 miles to the south of the Kansas City International Airport and proximate to Interstate 435, to the southeast of the intersection formed by Woodson Street and West 110th Street. Courtyard Overland Park was built in 2000 on a 3.15-acre parcel and renovated in 2013. Courtyard Overland Park has a guestroom configuration that consists of 100 king rooms, 56 queen/queen rooms, seven hospitality rooms and five one-bedroom suites. Each guestroom features a dresser with flat panel TV, a work desk with ergonomic chair, an armchair or sofa, bedside tables and lighting fixtures. In-room amenities include high-speed wired/wireless internet access, a phone with voicemail and data port, an iPod docking station and alarm clock and a coffee maker. Amenities at Courtyard Overland Park include an indoor pool, an indoor whirlpool, a fitness room, a lobby workstation, a guest laundry room and a market pantry. There is a restaurant/lounge area with seating capacity for 90, which offers a counter-service food and beverage operation providing guests with breakfast and dinner as well as evening cocktails. Additionally, there is approximately 2,088 SF of meeting space within five separate rooms. The Ashford Hotel Portfolio Borrowers have invested $1,851,785 in Courtyard Overland Park since 2009. The Ashford Hotel Portfolio Borrowers have budgeted $3,458,243 (of which $76,785 has been utilized) for repairs and renovations to the guestrooms and corridors planned due by March 31, 2016. Courtyard Overland Park carries a Marriott International, Inc. flag under a management agreement that runs through December 31, 2020, with two 10-year automatic renewals.

Property Summary
Property	No. of Rooms	Location	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Residence Inn Orlando Sea World	350	Orlando, FL	$28,050,000	51.1%	2002/2009	$37,400,000	75.0%	2.02x
Residence Inn Cottonwood	144	Salt Lake City, UT	$17,250,000	31.4%	1999/2013	$23,000,000	75.0%	1.52x
Courtyard Overland Park	168	Overland Park, KS	$9,600,000	17.5%	2000/2013	$12,800,000	75.0%	2.14x
Total/Wtd. Avg.	662		$54,900,000			$73,200,000	75.0%	1.88x

Residence Inn Orlando Sea World Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn Orlando Sea World Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	72.1%	$99.24	$71.58	76.8%	$97.89	$75.22	106.5%	98.6%	105.1%
2011	81.8%	$98.18	$80.35	75.6%	$104.88	$79.25	92.3%	106.8%	98.6%
2012	78.9%	$101.53	$80.06	81.1%	$103.35	$83.82	102.8%	101.8%	104.7%
2013	82.7%	$104.41	$86.37	84.5%	$105.70	$89.35	102.2%	101.2%	103.5%
11/30/2014 TTM	84.9%	$110.74	$93.98	83.6%	$113.07	$94.55	98.5%	102.1%	100.6%

Source: Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Residence Inn Cottonwood Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Courtyard Overland Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	75.1%	$54.50	$40.95	66.5%	$113.60	$75.58	88.5%	208.4%	184.6%
2011	78.1%	$56.82	$44.39	68.4%	$116.65	$79.80	87.6%	205.3%	179.8%
2012	76.7%	$60.46	$46.39	68.9%	$117.64	$81.07	89.8%	194.6%	174.7%
2013	75.1%	$65.25	$49.01	63.3%	$124.15	$78.62	84.3%	190.3%	160.4%
11/30/2014 TTM	75.3%	$67.06	$50.49	68.5%	$115.94	$79.44	91.0%	172.9%	157.3%

Source: Industry Report

Courtyard Overland Park Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn Cottonwood			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	59.2%	$92.98	$55.05	56.3%	$86.65	$48.82	95.2%	93.2%	88.7%
2011	61.3%	$92.09	$56.46	58.5%	$90.44	$52.95	95.5%	98.2%	93.8%
2012	60.2%	$93.95	$56.60	58.8%	$94.15	$55.31	97.5%	100.2%	97.7%
2013	58.3%	$97.72	$57.01	61.8%	$95.58	$59.02	105.9%	97.8%	103.5%
11/30/2014 TTM	69.3%	$96.54	$66.89	68.0%	$102.85	$69.95	98.2%	106.5%	104.6%

Source: Industry Report

The Market.  The Ashford Hotel Portfolio Properties are located in Florida, Kansas and Utah.

Residence Inn Orlando Sea World is located at 11000 Westwood Boulevard in Orlando, Florida near SeaWorld Orlando and approximately 14 miles southwest of the Orlando central business district (“CBD”), within the Orlando-Kissimmee-Sanford, FL metropolitan statistical area (“MSA”). The Orlando-Kissimmee-Sanford, FL MSA had an estimated 2013 population of approximately 2.3 million, which grew at an annual average rate of 2.2% from 2010 to 2013, and an estimated 2013 median household income of $32,552. In addition to being one of the nation’s foremost vacation destinations, anchored by Walt Disney World Resort, Orlando is also the major center for commerce in the Central Florida region. According to an industry publication by the area’s main visitors bureau, 59 million people visited Orlando in 2013, representing a 3% increase in visitation from 2012 and reaching a new peak level for the fourth consecutive year. Walt Disney World Resort (approximately 64,000 employees), Orange County Public Schools (approximately 22,789 employees), Florida Hospital (approximately 17,600 employees), Universal Orlando (approximately 16,000 employees) and Orlando Health (approximately 14,310 employees) are the five largest employers in the Orlando area.

There are three new projects under construction in the submarket for a total of 460 rooms. First there is the Hampton Inn & Suites, which is expected to have 130 rooms and open September 2015. Second there is the TownePlace Suites Orlando at SeaWorld, which is expected to have 180 rooms and open April 2016. Third there is the Holiday Inn Express Orlando SeaWorld, which is expected to have 150 rooms and open September 2016. TownePlace Suites and Hampton Inn Express are both located less than two miles from Residence Inn Orlando Sea World.

Competitive properties to Residence Inn Orlando Sea World are shown in the table below:

Competitive Property Summary
Property	Rooms	Transient %	Group %	2013 Occupancy	2013 ADR	2013 RevPAR
Residence Inn Orlando Sea World (subject)	350	80%	20%	85%	$105.93	$90.35
Hilton Garden Inn Orlando at SeaWorld	224	75%	25%	72%	$98.00	$70.56
SpringHill Suites by Marriott Orlando SeaWorld	200	80%	20%	88%	$99.00	$87.12
Fairfield Inn & Suites by Marriott Orlando SeaWorld	200	80%	20%	87%	$94.00	$81.78
Residence Inn by Marriott Lake Buena Vista	210	75%	25%	81%	$119.00	$96.39
Homewood Suites by Hilton Lake Buena Vista Orlando	130	80%	20%	92%	$111.00	$102.12
Hilton Garden Inn Lake Buena Vista Orlando	137	75%	25%	82%	$95.00	$77.90
Total/Wtd. Avg.	1,451	78%	22%	84%	$103.48	$86.42

Source: Appraisal

Residence Inn Cottonwood is located at 6425 South 3000 East in Salt Lake City, Utah southeast of Downtown Salt Lake City within the Salt Lake City MSA. The Salt Lake City MSA had an estimated 2013 population of approximately 1.2 million, which grew at an annual average rate of 1.5% from 2010 to 2013, and an estimated 2013 median household income of $36,038. As the state capital, Salt Lake City serves as a major center for the county, state and federal governments. University of Utah (approximately 20,000 employees), State of Utah (approximately 7,000 employees), Salt Lake County (approximately 5,000 employees), Salt Lake City School District (approximately 5,000 employees) and Intermountain Healthcare (approximately 4,000 employees) are the five largest employers in the Salt Lake City area.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Competitive properties to Residence Inn Cottonwood are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Extended- Stay %	Leisure %	Group %	2013 Occupancy	2013 ADR	2013 RevPAR
Residence Inn Cottonwood (subject)	144	43%	27%	17%	13%	64%	$124.88	$79.45
Hyatt Place Salt Lake City Cottonwood	124	55%	10%	20%	15%	41%	$116.00	$47.56
Homewood Suites by Hilton Salt Lake City Midvale Sandy	98	45%	30%	15%	10%	76%	$109.00	$82.84
Staybridge Suites Midvale	93	50%	25%	15%	10%	48%	$100.00	$48.00
Total/Wtd. Avg.	459	46%	26%	17%	12%	62%	$116.26	$71.59

Source: Appraisal

Courtyard Overland Park is located at 11001 Woodson Avenue in Overland Park, Kansas, approximately 14 miles southwest of the Kansas City CBD in Johnson County within the Kansas City, MO-KS MSA. The Kansas City, MO-KS MSA had an estimated 2013 population of approximately 2.1 million, which grew at an annual average rate of 1.1% from 2010 to 2013, and an estimated 2013 median household income of $38,643. As the global headquarters for more than 40 companies, Overland Park anchors commercial development within the greater Kansas City area. Sprint (approximately 7,500 employees), Shawnee Mission School District (approximately 3,781 employees), Blue Valley School District (approximately 3,257 employees), Johnson County Community College (approximately 2,784 employees) and Black & Veatch (approximately 2,381 employees) are the five largest employers in the Kansas City area.

Competitive properties to Courtyard Overland Park are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting and Group %	Leisure %	2013 Occupancy	2013 ADR	2013 RevPAR
Courtyard Overland Park (subject)	168	65%	25%	10%	62%	$95.70	$59.23
Aloft Leawood Overland Park	156	65%	10%	25%	74%	$113.00	$83.62
Hilton Garden Inn Overland Park	125	65%	25%	10%	66%	$110.00	$72.60
Holiday Inn & Suites Overland Park Convention Center	119	60%	20%	20%	64%	$103.00	$65.92
Hyatt Place Overland Park Convention Center	134	65%	15%	20%	73%	$105.00	$76.65
Total/Wtd. Avg.	702	64%	19%	17%	68%	$105.45	$71.49

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Ashford Hotel Portfolio Properties:

Residence Inn Orlando Sea World
	2010	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	76.8%	75.6%	81.1%	84.5%	83.6%	83.7%
ADR	$97.89	$104.88	$103.35	$105.70	$113.07	$111.86
RevPAR	$75.22	$79.25	$83.82	$89.35	$94.55	$93.63

Residence Inn Cottonwood
	2010	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	66.5%	68.4%	68.9%	63.3%	68.5%	67.5%
ADR	$113.60	$116.65	$117.64	$124.15	$115.94	$116.08
RevPAR	$75.58	$79.80	$81.07	$78.62	$79.44	$78.35

Courtyard Overland Park
	2010	2011	2012	2013	11/30/2014 TTM	UW
Occupancy	56.3%	58.5%	58.8%	61.8%	68.0%	68.4%
ADR	$86.65	$90.44	$94.15	$95.58	$102.85	$101.63
RevPAR	$48.82	$52.95	$55.31	$59.02	$69.95	$69.51

Source: Industry report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Ashford Hotel Portfolio

Cash Flow Analysis
	2010	2011	2012	2013	10/31/2014 TTM	UW	UW per Room
Rooms Revenue	$16,549,054	$17,516,506	$18,342,082	$19,350,565	$20,345,372	$20,345,372	$30,733
Food & Beverage	$911,884	$927,724	$959,769	$951,054	$885,809	$885,809	$1,338
Other Income	$488,299	$489,959	$545,693	$523,475	$483,157	$483,157	$730
Total Revenue	$17,949,237	$18,934,189	$19,847,544	$20,825,094	$21,714,338	$21,714,338	$32,801
Total Expenses	$12,202,194	$12,792,343	$13,211,228	$13,695,931	$14,353,656	$14,381,919	$21,725
Net Op. Income	$5,747,043	$6,141,846	$6,636,316	$7,129,163	$7,360,682	$7,332,419	$11,076
FF&E	$897,462	$946,709	$992,377	$1,041,255	$1,085,717	$1,085,717	$1,640
Net Cash Flow	$4,849,581	$5,195,137	$5,643,939	$6,087,908	$6,274,965	$6,246,702	$9,436

NOI DSCR	1.73x	1.85x	2.00x	2.15x	2.22x	2.21x
NCF DSCR	1.46x	1.57x	1.70x	1.83x	1.89x	1.88x
NOI Debt Yield	10.5%	11.2%	12.1%	13.0%	13.4%	13.4%
NCF Debt Yield	8.8%	9.5%	10.3%	11.1%	11.4%	11.4%

Escrows and Reserves.  Unless such items continue to be adequately reserved for under the management agreement or by a brand manager, the Ashford Hotel Portfolio Borrowers will be required to make monthly deposits equal to 1/12 of the estimated annual real estate taxes and insurance premiums (unless the Ashford Hotel Portfolio Properties are covered under a “blanket policy” acceptable to the lender), and for FF&E reserves the greater of (a) 4% of gross revenue and (b) the amount required under the management agreement or by a brand manager per the Ashford Hotel Portfolio Mortgage Loan documents. At the closing of the Ashford Hotel Portfolio Mortgage Loan, the Ashford Hotel Portfolio Borrowers deposited $3,381,458 in escrow for property improvement plan (“PIP”) reserves related to a guestroom and corridor renovation at Courtyard Overland Park.

Lockbox and Cash Management. There is a soft lockbox with in-place cash management with respect to the Ashford Hotel Portfolio Mortgage Loan (i.e. the Ashford Hotel Portfolio Borrowers and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the cash management account). Funds in the cash management account are disbursed on each monthly payment date to pay debt service on the Ashford Hotel Portfolio Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” and to disburse any excess to the Ashford Hotel Portfolio Borrowers; provided, that if a Cash Sweep Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Ashford Hotel Portfolio Mortgage Loan. Additionally, all funds due to the operating lessee pursuant to the management agreement in excess of those deposited into the lockbox as rent to the Ashford Hotel Portfolio Borrowers are directly deposited into a separate cash management account to be held as additional security if a Cash Sweep Period is in effect.

A “Cash Sweep Period” will commence on the date upon which the DSCR is less than 1.10x for the immediately preceding 12 month period. A Cash Sweep Period will generally end on the date upon which the DSCR equals or exceeds 1.10x for the immediately preceding 12 month period for two consecutive calendar quarters.

Property Management. The Ashford Hotel Portfolio Properties are managed by Courtyard Management Corporation and Residence Inn by Marriott, Inc., each an affiliate of Marriott International, Inc. Residence Inn Orlando Sea World is managed by Residence Inn by Marriott LLC, an affiliate of Marriott International, Inc., under a management agreement that runs through December 31, 2025, with two 10-year automatic renewals. Residence Inn Cottonwood is managed by Residence Inn by Marriott LLC, an affiliate of Marriott International, Inc., under a management agreement that runs through December 31, 2020, with two 10-year automatic renewals. Courtyard Overland Park is managed by Courtyard Management Corporation, an affiliate of Marriott International, Inc., under a management agreement that runs through December 31, 2020, with two 10-year automatic renewals.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Future mezzanine debt is permitted with respect to the Ashford Hotel Portfolio Mortgage Loan, subject to certain conditions, including, but not limited to, the combined DSCR of the mezzanine loan and the Ashford Hotel Portfolio Mortgage Loan being not less than 1.10x, the combined LTV ratio being not more than 80% and confirmation from each rating agency that such mezzanine debt will not cause the downgrade, withdrawal or disqualification of the then-current ratings assigned to the Certificates.

Release of Property.  Provided no event of default has occurred and is continuing, release of one or more of the individual Ashford Hotel Portfolio Properties (each an “Individual Property,” and the Ashford Hotel Portfolio Properties that are not subject to such release, the “Remaining Properties”) from the lien of the Ashford Hotel Portfolio Mortgage Loan through partial defeasance any time after two years from the closing date of this securitization is permitted upon the satisfaction of certain conditions, including, but not limited to: (i) delivery of defeasance collateral in an amount equal to the release price of the Individual Property which are $30,855,000, $18,975,000 and $10,560,000 for the Residence Inn Orlando Sea World, Residence Inn Cottonwood and Courtyard Overland Park properties, respectively; (ii) after giving effect to such release, a DSCR with respect to the Remaining Properties being equal to or greater than the greater of 1.90x and the DSCR for the 12 full calendar months immediately prior to such release; (iii) after giving effect to such release, a debt yield with respect to the Remaining Properties being equal to or greater than the greater of 11.56% and the debt yield immediately preceding the release; (iv) delivery of an opinion of counsel to the effect that the MSBAM 2015-C21 trust will not fail to maintain its status as a REMIC as a result of such release; and (v) confirmation (or deemed confirmation) from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates.

Terrorism Insurance.  The Ashford Hotel Portfolio Borrowers are required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic; provided that the Ashford Hotel Portfolio Mortgage Loan documents provide for a premium “cap” of two times the terrorism premiums in place as of the origination date of the Ashford Hotel Portfolio Mortgage Loan (“base rate”) plus an incremental amount annually equal to the consumer price index as applied to the “base rate.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

Mortgage Loan No. 5 – Fontainebleau Park Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

Mortgage Loan No. 5 – Fontainebleau Park Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

Mortgage Loan No. 5 – Fontainebleau Park Plaza

Fontainebleau Plaza
9201 West Flagler Street
Miami, FL 33174
Hialeah
Hialeah Gardens
Miami Springs
Doral
MIAMI
Flagami
Little Havana
West Miami
Coral Gables
Westchester
Tamiami
Kendale Lakes
Kendall
South Miami
Pinecrest
Coconut Grove
Allapattah
Gladeview
Liberty City
Shenandoah
Miami International Airport
Downtown Miami 3 miles
Biscayne Bay
Dolphin Expwy
Palmetto Expwy
Don Shula Expwy
Florida's Turnpike
Homestead Extension
METRORAIL
TRI RAIL
W Flagler St
SW 8th St
NW 12th St
NW 25th St
NW 36th St
NW 58th St
Doral Blvd
NW 41st St
SW 16th St
SW 24th St
SW 32nd St
SW 42nd St
SW 48th St
SW 56th St
SW 72nd St
SW 88th St
SW 104th St
Coral Way
Bird Rd
Blue Rd
Sunset Dr
Okeechobee Rd
Florida International University
Tamiami Park
Fair & Expo Center
Fontainebleau Golf Course
Mall of the Americas
Flagler Park Plaza
Dolphin Mall
Miami Intl. Mall
Doral Country Club
Miami-Dade County Tropical Park
Westchester General Hospital
Miami Children's Hospital
Baptist Hospital of Miami
Dadeland Mall
Palmetto General Hospital
Hialeah Hospital
Hialeah Race Track
Westland Mall
Amelia Earhart Park
University of Miami
Miami Dade College-Kendall Campus
Miami Dade College - North Campus
Matheson Hammock Park
Miami Springs Golf Course
Melrose Golf Course
Miami
Miami Beach
North Miami
North Miami Beach
Coral Gables
Hialeah
Doral
Kendall
Pinecrest
Atlantic Ocean
Biscayne Bay

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

Mortgage Loan No. 5 – Fontainebleau Park Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$49,000,000			Location:	Miami, FL 33174
Cut-off Date Balance:	$49,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Eric Sheppard; Leon Wildstein			Year Built/Renovated:	2014/N/A
Mortgage Rate:	4.200%			Size:	233,334 SF
Note Date:	12/16/2014			Cut-off Date Balance per Unit:	$210
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$210
Maturity Date:	1/1/2025			Property Manager:	Continental Real Estate Companies- Commercial Properties Corp.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$3,739,382
Seasoning:	1 month			UW NOI Debt Yield:	7.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	7.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.72x
Additional Debt Type:	N/A			Most Recent NOI:	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	N/A (N/A)			3rd Most Recent NOI:	N/A
Reserves(1)				Occupancy Rate(4):	100.0% (1/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$23,333	$11,667	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$22,614	$10,548	N/A	Appraised Value (as of):	$65,800,000 (1/29/2015)
Recurring Replacements:	$0	$1,475	N/A	Cut-off Date LTV Ratio:	74.5%
TI/LC:	$0	Springing	$1,000,000	Maturity Date LTV Ratio:	74.5%
Other(2):	$1,558,064	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,000,000	98.8%	Loan Payoff:	$21,323,483	43.0%
Borrower Cash:	$577,404	1.2%	Equity Buyout:	$25,962,727	52.4%
			Reserves(2):	$1,604,011	3.2%
			Closing Costs:	$687,183	1.4%
Total Sources:	$49,577,404	100.0%	Total Uses:	$49,577,404	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	$966,597 of the outstanding TI and free rent reserve was held at loan closing and $591,467 was deposited by the Fontainebleau Park Plaza Borrower on January 14, 2015.
(3)	The Fontainebleau Park Plaza Property is newly constructed. Historical financial and occupancy information is not available.
(4)
As of January 1, 2015, the Fontainebleau Park Plaza Property was 100% leased. Eight tenants, representing approximately 15,144 SF, or 7% of Fontainebleau Park Plaza Property space, are currently building out their leased space and are therefore not yet in occupancy.

The Mortgage Loan.  The fifth largest mortgage loan (the “Fontainebleau Park Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $49,000,000 secured by a first priority fee mortgage encumbering a 233,334 SF anchored retail center in Miami, Florida (the “Fontainebleau Park Plaza Property’). The proceeds of the Fontainebleau Park Plaza Mortgage Loan were primarily used to refinance a construction loan of approximately $21,323,483 and to buyout a previous preferred equity partner, Canyon Partners, for approximately $25,962,727. Total property construction costs were stated as approximately $50,208,122, not including approximately $10,500,000 of interest and fees paid to the preferred equity partner.

The Borrower and the Sponsor. The borrower is CJUF III Flagler LLC (the “Fontainebleau Park Plaza Borrower”), a recycled, single-purpose Delaware limited liability company with two independent directors. The Fontainebleau Park Plaza Borrower is 100% indirectly owned and controlled by Leon Wildstein (50%) and Eric and Jennifer Sheppard (collectively, 50%). Leon Wildstein and Eric Sheppard are the nonrecourse carve-out guarantors.

Eric Sheppard is a principal in WSG Development, a Miami Beach-based real estate development and management company. Mr. Sheppard reports ownership interests in 15 retail properties. Leon Wildstein is the president of Wildstein Investments, Inc., a Montreal-based real estate investment company.

The Property. The Fontainebleau Park Plaza Property is a newly constructed 233,334 SF, six-building Walmart-anchored community shopping center. In addition to the Walmart, major tenants include an LA Fitness health club, a Discovery Clothing store and a La Z Boy furniture store. The Walmart, Texas Roadhouse Grill, Chick-fil-A and TD Bank tenants all lease land from the Fontainebleau Park Plaza Borrower and each has constructed, or is in the process of constructing, its own retail, restaurant, or bank branch spaces at the Fontainebleau Park Plaza Property. In addition to the above

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

mentioned anchors and pad tenants, there is approximately 18,909 SF of in-line retail space. The Fontainebleau Park Plaza Property was developed on land previously utilized as a golf course. There are 1,464 surface parking spaces.

Major Tenants.

Walmart (112,534 SF, 48% of NRA, 21% of underwritten base rent). Wal-Mart Stores East, LP (“Walmart”) leases land at the Fontainebleau Park Plaza Property upon which it constructed and operates a 112,534 SF Walmart Supercenter. The lease, which is guaranteed by Wal-Mart Stores, Inc., began on July 28, 2014 and has a current expiration date of July 27, 2034, with 16 five-year lease renewal options. As of the company’s 2014 annual report, Walmart (NYSE: WMT) operated approximately 10,942 stores globally, including 4,203 U.S. based Walmart stores and 632 Sam’s Clubs.

LA Fitness (55,000 SF, 24% of NRA, 28% of underwritten base rent). Fitness International, LLC, d/b/a LA Fitness (“LA Fitness”) leases 55,000 SF at the Fontainebleau Park Plaza Property in which it operates a health club with an indoor swimming pool. The lease began on October 1, 2014 and has a current expiration date of September 30, 2029, with three five-year lease renewal options. LA Fitness is an Irvine, CA-based health club chain founded in 1984. The privately owned company currently operates 658 locations in the United States and Canada.

Discovery Clothing (15,000 SF, 6% of NRA, 6% of underwritten base rent). R&R Goldman & Associates, Inc., d/b/a Discovery Clothing Company (“Discovery Clothing”) leases 15,000 SF at the Fontainebleau Park Plaza Property. The lease began on November 6, 2014 and has a current expiration date of February 28, 2025, with four five-year lease renewal options. Discovery Clothing is a privately-held Chicago-based apparel retailer.

La Z Boy (12,000 SF, 5% of NRA, 7% of underwritten base rent). LZBFG of South Florida, LLC (“La Z Boy”) leases 12,000 SF at the Fontainebleau Park Plaza Property. The lease began on August 30, 2014 and has a current expiration date of August 30, 2024, with two five-year lease renewal options. La Z Boy (NYSE: LZB) is a residential furniture producer with 315 stand-alone La-Z-Boy Furniture Galleries® stores and 570 independent Comfort Studio® locations.

TD Bank (2,950 SF, 1% of NRA, 8% of underwritten base rent). TD Bank, N.A. (“TD Bank”) leases a pad site at the Fontainebleau Park Plaza Property upon which it is currently constructing an approximately 2,950 SF bank branch. The lease began on November 15, 2014 and has a current expiration date of November 30, 2034, with four five-year lease renewal options. TD Bank is a member of the TD Bank Group and a subsidiary of the Toronto-Dominion Bank of Toronto, Canada (NYSE: TD).

The following table presents a summary regarding major tenants at the Fontainebleau Park Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF(3)
Anchor/Major Tenants
Walmart	AA/Aa2/AA	112,534	48%	$850,000	21%	$7.55	7/27/2034	N/A
LA Fitness	NR/NR/NR	55,000	24%	$1,100,000	28%	$20.00	9/30/2029	N/A
Discovery Clothing	NR/NR/NR	15,000	6%	$225,000	6%	$15.00	2/28/2025	N/A
La Z Boy	NR/NR/NR	12,000	5%	$264,000	7%	$22.00	8/30/2024	N/A
TD Bank	AA-/Aa1/AA-	2,950	1%	$298,688	8%	$101.25	11/30/2034	N/A
Subtotal/Wtd. Avg.		197,484	85%	$2,737,688	69%	$13.86

Other Tenants		35,850	15%	$1,232,146	31%	$34.37
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		233,334	100%	$3,969,834	100%	$17.01

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Fontainebleau Park Plaza Property is a new construction and the tenants have not reported sales data.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

The following table presents certain information relating to the lease rollover schedule at the Fontainebleau Park Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	1	1,700	$31.00	1%	1%	$52,700	1%	1%
2020	0	0	$0.00	0%	1%	$0	0%	1%
2021	0	0	$0.00	0%	1%	$0	0%	1%
2022	1	4,899	$38.00	2%	3%	$186,162	5%	6%
2023	0	0	$0.00	0%	3%	$0	0%	6%
2024	5	19,240	$27.95	8%	11%	$537,784	14%	20%
2025	5	25,648	$ 25.13	11%	22%	$644,500	16%	36%
2026	0	0	$0.00	0%	22%	$0	0%	36%
2027	0	0	$0.00	0%	22%	$0	0%	36%
2028 & Beyond	5	181,847	$14.02	78%	100%	$2,548,688	64%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	17	233,334	$17.01	100%		$3,969,834	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market.  The Fontainebleau Park Plaza Property is located in the Miami Airport submarket of the Miami-Dade Country retail market, approximately 10 miles southwest of the Miami central business district. It is located approximately two miles south of the Miami International Mall and three miles southwest of the Miami International Airport. As of June 30, 2014, the submarket retail vacancy rate was approximately 1.8% with an average quoted in-line rental rate of $25.16 PSF. Estimated 2014 population within a three-mile radius was 183,290 people and 2014 estimated average household income within a three-mile radius was $53,756.

The following table presents recent occupancy and leasing data at five primary competitive centers to the Fontainebleau Park Plaza Property:

Competitive Property Summary
Property Name and Location	Year Built	Overall Occ.	GLA (SF)	Quoted Rental Rate (PSF) (NNN)	Pass Thru Amount (PSF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent (PSF)
Flagler Park Plaza 8221 West Flagler Street, Miami, FL	1990	90%	349,880	$30.00	$6.97	Quoted	—	—	—	$30.00
Parkhill Plaza 9509 West Flagler Street, Unincorporated Miami, FL	1978	94%	114,001	$26.00	$11.00	Quoted	—	—	—	$26.00
Tamiami Trail Shops 13740 SW 8th Street, Miami, FL	1987	93%	110,867	$28.00	$9.82	Quest Diagnostics USA Aodantong Safe Ship Quoted	1,900 2,501 1,066 —	Jan-14 Nov-13 Feb-13 —	5.0 5.0 5.0 —	$25.00 $23.11 $24.00 $28.00
Airpark Plaza 5715 NW 7th Street, Miami, FL	1971	97%	172,091	$30.00	$8.11	Quoted	—	—	—	$30.00
Florida International Plaza 10520 SW 8 Street, Miami, FL	1979	92%	68,510	$22.00	$6.72	Quoted	—	—	—	$22.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the Fontainebleau Park Plaza Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW		UW PSF
Base Rent(2)	N/A	N/A	N/A	N/A	$3,969,834		$17.01
Total Recoveries	N/A	N/A	N/A	N/A	$1,703,017		$7.30
Other Income	N/A	N/A	N/A	N/A	$0		$0.00
Discounts Concessions	N/A	N/A	N/A	N/A	$0		$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($184,667)		($0.79)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,488,183		$23.52
Total Operating Expenses	N/A	N/A	N/A	N/A	$1,748,801		$7.49
Net Operating Income	N/A	N/A	N/A	N/A	$3,739,382		$16.03
Capital Expenditures	N/A	N/A	N/A	N/A	$17,702		$0.08
TI/LC	N/A	N/A	N/A	N/A	$128,334		$0.55
Net Cash Flow	N/A	N/A	N/A	N/A	$3,593,346		$15.40

Occupancy %	N/A	N/A	N/A	N/A	96.4%	(3)
NOI DSCR	N/A	N/A	N/A	N/A	1.79x
NCF DSCR	N/A	N/A	N/A	N/A	1.72x
NOI Debt Yield	N/A	N/A	N/A	N/A	7.6%
NCF Debt Yield	N/A	N/A	N/A	N/A	7.3%

(1)	The Fontainebleau Park Plaza Property is newly constructed. Historical financial and occupancy information is not available.
(2)	Underwritten base rent includes approximately $3,688 of rent steps associated with the TD Bank tenant.
(3)	A 5% vacancy is applied to all underwritten rent and reimbursements not associated with the Walmart and TD Bank leases. No vacancy is applied to the Walmart and TD Bank leases.

Escrows and Reserves.  The Fontainebleau Park Plaza Borrower deposited $23,333 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly (except with respect to the portion of such taxes which are being paid directly to the applicable taxing authority by Wal-Mart East Stores, LP (“Walmart”) and/or TD Bank, N.A. (“TD Bank”) under their respective leases, provided, amongst other conditions, no event of default has occurred and is continuing). The Fontainebleau Park Plaza Borrower deposited $22,614 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless either (i) the Fontainebleau Park Plaza Borrower maintains an acceptable blanket insurance policy and/or (ii) Walmart and/or TD Bank maintain the required insurance policies pursuant to their leases which satisfy the requirements of the Fontainebleau Park Plaza Mortgage Loan). The Fontainebleau Park Plaza Borrower is required to make monthly deposits of $1,475 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Fontainebleau Park Plaza Property). On the payment date occurring in January 2023, and on each payment date thereafter, the Fontainebleau Park Plaza Borrower is required to make monthly deposits of $83,333 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $1,000,000. The Fontainebleau Park Plaza Borrower also (x) deposited $1,231,414 in escrow at or post loan origination for estimated tenant improvements and landlord work outstanding at loan closing and referenced on a schedule to the loan agreement, and (y) deposited $326,650 in escrow at or post loan origination for tenants with outstanding rent credits, concessions and/or abatements as of loan closing as set forth on a schedule to the loan agreement which amount will be disbursed upon receipt by the lender of an executed estoppel certificate in form and substance reasonably acceptable to the lender from the tenant stating that the applicable free rent period has expired and that such tenant is in occupancy of the entirety of its premises, open for business and paying full contractual rent under its lease.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Fontainebleau Park Plaza Mortgage Loan. The Fontainebleau Park Plaza Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Fontainebleau Park Plaza Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Fontainebleau Park Plaza Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (iii) to disburse, provided no event of default has occurred, to the Fontainebleau Park Plaza Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Fontainebleau Park Plaza Borrower in connection with the operation and maintenance of the Fontainebleau Park Plaza Property approved by the lender, and (iv) to remit the remainder to an account to be held by the lender as additional security for the Fontainebleau Park Plaza Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default, a DSCR Event (as defined below), a Tenant Bankruptcy Event (as defined below) and/or a Tenant Vacancy Event (as defined below) and continue until:

(i)           in the case of an event of default, the lender’s acceptance of a cure of such event of default, or

(ii)           in the case of DSCR Event, the DSCR is equal to or greater than 1.30x for the immediately preceding six consecutive calendar months, or

(iii)           in the case of a Tenant Bankruptcy Event, either (1) the Anchor Tenant’s lease has been affirmed in bankruptcy (as evidenced by delivery of a copy of the court order by which the Anchor Tenant affirmed its lease) and the Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or (2) the Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement leases and the lender receives a tenant estoppel certificate from each such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy for of its space, open for business and paying full contractual rent, or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Fontainebleau Park Plaza

(iv)           in the case of a Tenant Vacancy Event, either (1) the Anchor Tenant is open for business either pursuant to its lease or pursuant to a replacement lease with the Anchor Tenant entered into in accordance with the loan agreement for the Fontainebleau Park Plaza Mortgage Loan (as evidenced by a tenant estoppel certificate from the Anchor Tenant in form and substance reasonably acceptable to the lender stating that the Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent) or (2) the Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to a replacement lease and the lender receives a tenant estoppel certificate from each such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy of its space, open for business and paying full contractual rent.

An “Anchor Tenant” means each of Walmart and Fitness International, LLC (i.e. LA Fitness) and its respective permitted subtenants and/or assignees and any replacement tenant.

A “DSCR Event” means the DSCR has been less than 1.25x for the immediately preceding six consecutive calendar months.

A “Tenant Bankruptcy Event” means an Anchor Tenant has made a bankruptcy filing or been the subject of a bankruptcy filing.

A “Tenant Vacancy Event” means an Anchor Tenant has for all or substantially all of its premises, “gone dark,” vacated its space, not opened for business or terminated its lease.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Fontainebleau Park Plaza Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Fontainebleau Park Plaza Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

Mortgage Loan No. 6 – Cumberland Cove Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

Mortgage Loan No. 6 – Cumberland Cove Apartments

Cumberland Cove Apartments
3110 Hidden Pond Drive
Raleigh, NC 27613
DURHAM
DURHAM COUNTY
Wake Forest Hwy
Kemp Rd
Carpenter Pond Rd
Olive Branch Rd
Leesville Rd
Creedmoor Rd
Mt Vernon Church Rd
Norwood Rd
Northern Wake Expwy
Strickland Rd
Wildwood Green Golf Course
Alexander Place Promenade
Brier Creek Commons
Westgate Rd
Glenwood Ave
Ray Rd
Six Forks Station
Six Forks Rd
Falls of Neuse Rd
Durant Rd
Durant Nature Park
Stonehenge Market
Lake Lynn
Lynn Rd
Raleigh-Durham Intl. Airport
North Ridge Country Club
Millbrook Exchange Park
Chestnut Hills
Triangle Town Center
Pleasant Valley Promenade
Lead Mine Rd
Shelley Lake Park
Millbrook Rd
Spring Forest Hwy
Research Triangle Park 7 miles
William B. Umstead State Park
Duraleigh Rd
Ebenezer Church Rd
Crabtree Forest
North Hills
WAKE COUNTY
Capital Crossings
Dan K Moore Frwy
Lake Crabtree
Laurel Hills
Crabtree Valley Mall
North Hills
Hickory Hills
Weston Pkwy
Laurel Hills Park
Duke Raleigh Hospital
Carolina Country Club
NW Cary Pkwy
Carl Alwin Schenck Memorial Forest
Edwards Mill Rd
Rex Hospital
Cliff Benson Beltline
Capital Blvd
New Hope Acres
Harrison Ave
NC Museum of Art
Wake Forest Rd
Atlantic Ave
Skycrest Dr
Trenton Rd
Wade Ave
Extension
Ridge Rd
Glenwood Ave
Hayes Barton
PNC Center
Wade Ave
RALEIGH
Trinity Rd
Carter-Finley Stadium
NC State Univ. School of Veterinary Medicine
Meredith College
Cameron Village Shopping Ctr.
William Peace College
Chapel Hill Rd
Hillsborough St
NC Museum of Natural Sciences
Governor's Mansion
St. Augustine's College
WakeMed Health and Hospitals
Chatham St
Western Blvd
Morgan St
State Capitol
New Bern Ave
Cary
Cary Towne Center
Tom Bradshaw
North Carolina State University
Downtown
Poole Rd
Raleigh Country Club
SE Maynard Rd
Walnut St
South Hills Mall & Plaza
Avent Ferry Rd
Raleigh Convention Center
MLK Jr Blvd
Walnut Creek
Shoppes of Kildaire
SE Cary
Lake Johnson
Lake Raleigh
Lake Wheeler Rd
Crossroads Plaza
Lake Johnson Park
Walnut Cr. Wetland Park
Walnut Creek Greenway Corridor
Kildaire Farm Rd
Frwy
Tom Bradshaw Frwy
Dillard Dr
Centrum at Crossroads
Walnut Creek Amphitheatre
MacGregor Downs Country Club
Pkwy
Tryon Rd
Tryon Rd
Rush St
Rock Quarry Rd
Hillsborough
Redwood
Gorman
Chapel Hill
Carrboro
Wake Forest
Rolesville
Morrisville
RALEIGH
Knightdale
Fearrington
Cary
Apex
Garner
Holly Springs
Clayton
Fuquay-Varina

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

Mortgage Loan No. 6 – Cumberland Cove Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$44,000,000			Location:	Raleigh, NC 27613
Cut-off Date Balance:	$44,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	M. Scott Copeland; Todd A. Copeland			Year Built/Renovated:	1986; 1995/2014-2015
Mortgage Rate:	4.37840909%			Size:	552 Units
Note Date:	1/14/2015			Cut-off Date Balance per Unit:	$79,710
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$73,793
Maturity Date:	2/1/2025			Property Manager:	Hercules Real Estate Services, Inc. (borrower affiliate)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,466,614
Seasoning:	0 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	8.5%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.36x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$3,461,272 (10/31/2014 TTM)
Additional Debt Balance:	$7,000,000			2nd Most Recent NOI:	$3,386,172 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,229,259 (12/31/2012)
Reserves(1)				Occupancy Rate:	93.7% (12/10/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.4% (12/29/2013)
RE Tax:	$90,525	$30,175	N/A	3rd Most Recent Occupancy:	94.9% (12/30/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$57,900,000 (11/4/2014)
Recurring Replacements(2):	$1,700,000	Springing	$300,000	Cut-off Date LTV Ratio:	76.0%
				Maturity Date LTV Ratio:	70.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,000,000	73.9%	Purchase Price:	$57,000,000	95.7%
Mezzanine Loan:	$7,000,000	11.8%	Reserves:	$1,790,525	3.0%
Borrower Cash	$8,562,824	14.4%	Closing Costs:	$772,299	1.3%
Total Sources:	$59,562,824	100.0%	Total Uses:	$59,562,824	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The initial recurring replacements reserve represents a portion of the planned renovation budget.

The Mortgage Loan. The sixth largest mortgage loan (the “Cumberland Cove Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 secured by a first priority fee mortgage encumbering a 552 unit garden style apartment complex in Raleigh, North Carolina (the “Cumberland Cove Apartments Property”). The proceeds of the Cumberland Cove Apartments Loan, together with mezzanine financing (the “Cumberland Cove Apartments Mezzanine Loan”), were used to acquire the Cumberland Cove Apartments Property for a purchase price of approximately $57,000,000.

The Borrower and the Sponsor. The borrower is Cumberland Cove, LLC (the “Cumberland Cove Apartments Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Cumberland Cove Apartments Borrower is 100% indirectly owned (or controlled through certain trusts) by Robert O. Copeland, Ann W. Copeland, M. Scott Copeland and Todd A. Copeland. The nonrecourse carve-out guarantors, M. Scott Copeland and Todd A. Copeland, are principals of Hercules Real Estate Services, Inc. (“Hercules”).

Hercules is a Virginia Beach, Virginia-based real estate owner and management company. The company currently owns and manages 45 properties with over 8,000 apartments throughout Virginia, North Carolina, Georgia, Maryland, Pennsylvania and South Carolina.

The Property. The Cumberland Cove Apartments Property is a 552 unit garden style apartment complex with 28 two- and three-story apartment buildings located in Raleigh, North Carolina, approximately eight miles northwest of the Raleigh central business district (“CBD”). The Cumberland Cove Apartments Property was constructed in two phases, along the shore of Lake Lynn, in 1986 (280 units) (the “Phase One Units”) and 1995 (272 units) (the “Phase Two Units”). A exterior renovation of both the Phase One Units and the Phase Two Units was undertaken in 2011 and included new siding, roof replacements, parking lot improvements, club house upgrades and landscaping improvements. In addition, approximately 24 of the apartments had interior renovations during that period and the Cumberland Cove Apartments Borrower intends to partially renovate the remainder of the apartments over time with a budget of approximately $2.2 million. Planned renovations include new kitchen cabinets, lighting fixtures, hardware, flooring, and appliances. Washers and dryers will be added to 100% of Phase One Units and 50% of Phase Two Units. See “—Escrows and Reserves” below for discussion of reserves associated with the planned renovations.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

Property amenities include a laundry facility, a fitness center, three lighted tennis courts, two swimming pools, a playground, a dog park, a sand volleyball court, a car care center, grill and picnic areas, guest suites, corporate housing, walking trails along Lake Lynn and 1,044 surface parking spaces.

The chart below shows the apartment mix at the Cumberland Cove Apartments Property:

Unit Mix Summary
Floor Plan	No. of Units	Phase	% of Total	SF	Total SF
1 Bedroom/1 Bath - Stratford	48	I	9%	740	35,520
1 Bedroom/1 Bath - Bristol	64	I	12%	846	54,144
1 Bedroom/1 Bath - Chelsea	72	II	13%	917	66,024
2 Bedroom/2 Bath - Kensington	168	I	30%	1,059	177,912
2 Bedroom/2 Bath - Dover	64	II	12%	1,205	77,120
2 Bedroom/2 Bath - Cambridge	76	II	14%	1,233	93,708
3 Bedroom/2 Bath - Yorkshire	60	II	11%	1,468	88,080
Total/Average	552	N/A	100%	1,073	592,508

The Market.  The Cumberland Cove Apartments Property is located in Raleigh, Wake County, North Carolina, approximately eight miles northwest of the Raleigh CBD, within the Wake-Northwest submarket. As of July 31, 2014, the Wake-Northwest multi-family submarket had a 6.8% vacancy rate and an average monthly lease rate of $881. Estimated 2014 population within a three-mile radius was 84,349 people and 2014 estimated average annual household income was $91,238 within a three-mile radius.

Comparable rental properties to Cumberland Cove Apartments Property are shown in the chart below. The comparable properties are all located in Raleigh.

Competitive Rental Property Summary

Property	Property Occupancy	No. of One Bedroom Units	One Bedroom Rental Rates	No. of Two Bedroom Units	Two Bedroom Rental Rates	No. of Three Bedroom Units	Three Bedroom Rental Rates
Governor’s Point	96.0%	144	$675	190	$765-$895	10	$1,065
Reserve at Lake Lynn	95.0%	199	$667-$814	224	$805-$900	0	N/A
Bridgeport	97.0%	130	$708-$755	110	$987	36	$1,055
Regatta at Lake Lynn	96.0%	248	$740-$830	144	$880-$895	0	N/A
Colonial Grand At Crabtree	96.0%	84	$745-$750	96	$810-$875	30	$1,050-$1,150

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the Cumberland Cove Apartments Property:

Cash Flow Analysis

	2011	2012	2013	10/31/2014 TTM		UW	UW per Unit
Base Rent	$5,037,065	$5,245,245	$5,490,615	$5,563,598		$5,574,509	$10,099
Total Recoveries	$0	$0	$0	$0		$0	$0
Other Income	$361,663	$452,483	$394,851	$410,338		$410,338	$743
Discounts Concessions	($143,409)	($105,436)	($146,652)	($65,426)		($65,426)	($119)
Less Vacancy & Credit Loss	($252,900)	($205,390)	($261,685)	($268,325)		($278,725)	($505)
Effective Gross Income	$5,002,419	$5,386,902	$5,477,129	$5,640,185		$5,640,696	$10,219
Total Operating Expenses	$2,106,876	$2,157,643	$2,090,957	$2,178,913		$2,174,082	$3,939
Net Operating Income	$2,895,543	$3,229,259	$3,386,172	$3,461,272		$3,466,614	$6,280
Capital Expenditures	$173,209	$162,214	$150,339	$138,232		$163,164	$296
Initial Capex Reserve Offset(1)	$0	$0	$0	$0		($163,164)	($296)
Net Cash Flow	$2,722,334	$3,067,045	$3,235,833	$3,323,040		$3,466,614	$6,280

Occupancy %	96.0%	94.9%	94.4%	93.7%	(2)	95.0%
NOI DSCR	1.14x	1.27x	1.33x	1.36x		1.36x
NCF DSCR	1.07x	1.21x	1.27x	1.31x		1.36x
NOI Debt Yield	6.6%	7.3%	7.7%	7.9%		7.9%
NCF Debt Yield	6.2%	7.0%	7.4%	7.6%		7.9%

(1)
The Cumberland Cove Apartments Borrower deposited $1,700,000 into the Capex reserve at loan closing. The escrow is partially utilized as an offset to underwritten Capex expenses over the 10 year loan term.

(2)	The 10/31/2014 TTM Occupancy % is based on a rent roll dated December 10, 2014.

Escrows and Reserves.  The Cumberland Cove Apartments Borrower deposited $90,525 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Cumberland Cove Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Cumberland Cove Apartments Borrower maintains an acceptable blanket insurance

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

policy). The Cumberland Cove Apartments Borrower deposited $1,700,000 in escrow at loan origination, which amount will be applied to hard construction costs and costs for material and equipment at the Cumberland Cove Apartments Mortgaged Property (specifically including the installation of new washer and dryer units in all the Phase One Units and at least 50% of the Phase Two Units) referenced in a capital improvements budget to be submitted by the Cumberland Cove Apartments Borrower by not later than April 14, 2015, which is reasonably approved by the lender, and required to be completed by January 14, 2018 (irrespective of whether such up-front deposit is sufficient to complete all of the capital improvements). At any time that the aggregate balance of funds on deposit in the escrow described in the preceding sentence and the reserve described in this sentence is less than $300,000, the Cumberland Cove Apartments Borrower is required to make monthly deposits of $13,800 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Cumberland Cove Apartments Mortgaged Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Cumberland Cove Apartments Mortgage Loan (i.e. the Cumberland Cove Apartments Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). The Cumberland Cove Apartments Mortgage Loan has in-place cash management. Funds in the lockbox account are disbursed on each monthly payment date (i) to pay debt service on the Cumberland Cove Apartments Mortgage Loan, (ii) to fund required deposits to the reserves as described above under “—Escrows and Reserves,” (iii) to disburse, provided no event of default under the Cumberland Cove Apartments Mortgage Loan has occurred, during the continuance of a Cash Sweep Period (as defined below), to the Cumberland Cove Apartments Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender (but excluding any management fees payable to any property manager that is an affiliate of the Cumberland Cove Apartments Borrower) together with other amounts incurred by the Cumberland Cove Apartments Borrower in connection with the operation and maintenance of the Cumberland Cove Apartments Mortgaged Property approved by the lender, (iv) to pay, provided that no event of default under the Cumberland Cove Apartments Mortgage Loan has occurred, debt service due on the Cumberland Cove Apartments Mezzanine Loan (as defined below), (v) to pay, provided no event of default under the Cumberland Cove Apartments Mortgage Loan has occurred, during the continuance of a Cash Sweep Period, the management fees due to any property manager that is an affiliate of the Cumberland Cove Apartments Borrower, and (vi) to disburse any excess to the Cumberland Cove Apartments Borrower; provided, that if a Cash Sweep Period is in effect, then any excess will be remitted either (x) if the Cash Sweep Period was caused solely by an event of default under the Cumberland Cove Apartments Mezzanine Loan, to the lender under the Cumberland Cove Apartments Mezzanine Loan or (y) if the Cash Sweep Period was not caused solely by an event of default under the Cumberland Cove Apartments Mezzanine Loan, to an account to be held by the lender as additional security for the Cumberland Cove Apartments Mortgage Loan.

A “Cash Sweep Period” will:

(i)            commence upon the occurrence of an event of default under the Cumberland Cove Apartments Mortgage Loan and continue until the date on which the event of default under the Cumberland Cove Apartments Mortgage Loan does not exist,

(ii)           commence upon the occurrence of an event of default under the Cumberland Cove Apartments Mezzanine Loan and continue until the date on which the event of default under the Cumberland Cove Apartments Mezzanine Loan does not exist, and

(iii)           commence upon the date the lender determines that the aggregate DSCR on the Cumberland Cove Apartments Mortgage Loan and the Cumberland Cove Apartments Mezzanine Loan has fallen below the Target DSCR (as defined below) for the immediately preceding two consecutive calendar months and continue until the date the lender determines that the aggregate DSCR on the Cumberland Cove Apartments Mortgage Loan and the Cumberland Cove Apartments Mezzanine Loan has been equal to or greater than the Cure DSCR (as defined below) for the immediately preceding three consecutive calendar months.

“Target DSCR” means the following:

Date Range	DSCR
Until January 14, 2017	0.95x
January 14, 2017 – January 14, 2018	1.00x
January 14, 2018 – January 14, 2019	1.05x
January 14, 2019 – maturity date	1.10x

“Cure DSCR” means the following:

Date Range	DSCR
Until January 14, 2017	1.00x
January 14, 2017 – January 14, 2018	1.05x
January 14, 2018 – January 14, 2019	1.05x
January 14, 2019 – maturity date	1.10x

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity. The “Cumberland Cove Apartments Mezzanine Loan” refers to a loan in the principal amount of $7,000,000 made by Morgan Stanley Mortgage Capital Holdings LLC to Cumberland RST, LLC, secured by 100% of the direct or indirect equity interest in the Cumberland Cove Apartments Borrower and put in place simultaneously with the origination of the Cumberland Cove Apartments Mortgage Loan. The Cumberland Cove Apartments Mezzanine Loan was subsequently transferred to an affiliate of Prosiris Capital Management LP. The Cumberland Cove Apartments Mezzanine Loan and the Cumberland Cove Apartments Mortgage Loan are subject to an intercreditor agreement between the Cumberland Cove Apartments Mortgage Loan lender and Morgan Stanley Mortgage Capital Holdings LLC.

The following table presents certain information relating to the Cumberland Cove Apartments Mezzanine Loan:

Mezzanine Debt Summary

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$7,000,000	10.0%	120	360	60	1.04x	6.8%	88.1%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Cumberland Cove Apartments

Terrorism Insurance.  Generally, the Cumberland Cove Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Cumberland Cove Apartments Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Mortgage Loan No. 7 – Lakewood Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Mortgage Loan No. 7 – Lakewood Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Mortgage Loan No. 7 – Lakewood Marketplace

Lakewood Marketplace
5615 Woodruff Avenue
Lakewood, CA 90713
Downtown Los Angeles 11 miles
South Gate
Downey
Santa Fe Springs
South Whittier
Paramount
Bellflower
Norwalk
La Mirada
Compton
Compton/ Woodley Airport
Compton Community College
Cerritos
Artesia
Lakewood
LOS ANGELES COUNTY
ORANGE COUNTY
Carson
LA Intl. Airport 14 miles
Long Beach Airport
Long Beach College
Lakewood Center
Los Cerritos Center
Cerritos College
Cerritos Towne Ctr.
Cerritos Ctr. for the Performing Arts
Veteran's Memorial Stadium
Long Beach Civic Center
El Dorado Park
El Dorado Park Golf Course
Skylinks Golf Course
Cypress
Los Alamitos
Los Alamitos Army Airfield
Signal Hill
Long Beach Memorial Medical Ctr.
LONG BEACH
Downtown
St. Mary Medical Ctr.
Cal. State University - Long Beach
Long Beach VA Medical Center
Rossmoor
Westminister
LOS ANGELES
The Pike at Rainbow Harbor
Long Beach Convention and Entertainment Ctr.
The Aquarium of the Pacific
Queen Mary Museum
PORT OF LONG BEACH
PORT OF LOS ANGELES
Long Beach Harbor
Long Beach City Beach
Pacific Ocean
Downey Reg. Med. Center
Lakewood Park Health Center
Stonewood Center
Metropolitan State Hospital
Los Amigos Country Club
Recreation Park Golf Course
Century Fwy
Green Line Metrorail
Blue Line
Metrorail
Metrolink Orange County Line
Artesia Fwy
Gardena Fwy
San Diego Fwy
Long Beach Fwy
San Gabriel River Fwy
Santa Ana Fwy
Seaside Fwy
Firestone Blvd
Imperial Hwy
Rosecrans Ave
Alondra Blvd
Artesia Blvd
South St
Del Amo Blvd
Carson St
Wardlow Rd
Spring St
Willow St
Atherton St
Anaheim St
7th St
4th St
E. Broadway
2nd St
Lakewood Blvd
Bellflower Blvd
Atlantic Ave
Long Beach Blvd
Cherry Ave
Studebaker Rd
Norwalk Blvd
Bloomfield Ave
Pioneer Blvd
Valley View St
Moody St
Lincoln Ave
Ball Rd
Cerritos Ave
Katella Ave
La Palma Ave
Allington St
Excelsior Dr
Telegraph Rd
Florence Ave
Lakeland Rd
Leffingwell Rd
Wilmington Ave
Alameda St
Sepulveda Blvd
Santa Fe Ave
Daisy Ave
Redondo Ave
Garfield Ave
Paramount Blvd
Tweedy Blvd
Abbott Rd
E. 103rd St
Willowbrook-Rosa Parks
SAN GABRIEL MTS.
Pasadena
Glendale
Burbank
Santa Monica
Rancho Cucamonga
Ontario
Pomona
Fullerton
ANAHEIM
SANTA ANA
Orange
Corona
Irvine
Torrance
Huntington Beach
Whittier

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Mortgage Loan No. 7 – Lakewood Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,200,000			Location:	Lakewood, CA 90713
Cut-off Date Balance:	$38,200,000			General Property Type:	Retail
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Harris Toibb			Year Built/Renovated:	1954-1988/2003
Mortgage Rate:	4.000%			Size:	215,574 SF
Note Date:	12/11/2014			Cut-off Date Balance per Unit:	$177
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$177
Maturity Date:	1/1/2025			Property Manager:	Toibb Enterprises, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,005,920
Seasoning:	1 month			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.42x
Additional Debt Type:	N/A			Most Recent NOI:	$3,743,737 (10/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,718,647 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,638,510 (12/31/2012)
Reserves(1)				Occupancy Rate:	88.5% (1/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.0% (12/31/2013)
RE Tax:	$168,024	$42,006	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$71,000,000 (10/21/2014)
TI/LC:	$18,900	$17,965	$431,148	Cut-off Date LTV Ratio:	53.8%
Deferred Maintenance:	$9,500	$0	N/A	Maturity Date LTV Ratio:	53.8%
Environmental Reserve:	$166,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,200,000	100.0%	Loan Payoff(2):	$36,784,931	96.3%
			Reserves:	$362,424	0.9%
			Closing Costs:	$390,876	1.0%
			Return of Equity:	$661,769	1.7%
Total Sources:	$38,200,000	100.0%	Total Uses:	$38,200,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Loan Payoff amount includes approximately $2,444,095 of non-mortgage loans held by certain affiliates of the Lakewood Marketplace Borrower.

The Lakewood Marketplace Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Lakewood Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $38,200,000 secured by a first priority fee mortgage encumbering a 215,574 SF anchored retail center in Lakewood, California (the “Lakewood Marketplace Property”). The proceeds of the Lakewood Marketplace Mortgage Loan were primarily used to refinance previous loans totaling approximately $36,784,931, secured by or related to the Lakewood Marketplace Property, and to return equity to the Lakewood Marketplace Borrower. One of the previous loans with a balance of approximately $34,339,836, was included in the WBCMT 2005-C20 transaction.

The Borrower and the Sponsor. The borrower is Lakewood Marketplace LLC, a recycled California limited liability company with two independent directors (the “Lakewood Marketplace Borrower”). The Lakewood Marketplace Borrower is majority indirectly owned and controlled by Harris Toibb, the sponsor and nonrecourse carve-out guarantor. Harris Toibb is the chief executive officer of Toibb Enterprises, a Woodland Hills, CA based real estate owner and management company which, together with affiliates, has developed or purchased more than three million SF of commercial property in the past 15 years.

The Property. The Lakewood Marketplace Property is a 215,574 SF, 17-building anchored neighborhood retail center in Lakewood, California, approximately 19.5 miles south of the Los Angeles Civic Center. The Lakewood Marketplace Property is located on four separate parcels of land encompassing all four corners at the intersection of Woodruff Avenue and South Street. The four separate parcels were improved with the current buildings at different times between 1954 and 1988 and collectively renovated in 2003. Anchor tenants include a Ross Dress for Less store, a Fresh & Easy food market, a Tuesday Morning store and a Sears store. There are 1,202 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Major Tenants.

Ross (25,000 SF, 12% of NRA, 8% of underwritten base rent). Ross Dress For Less, Inc. (“Ross”) leases 25,000 SF at the Lakewood Marketplace Property. The lease began on October 16, 1987 and has a current expiration date of January 31, 2018, with two five-year lease renewal options. As of December 31, 2013, Ross Dress For Less (NASDAQ: ROST) operated 1,146 stores in 33 states, the District of Columbia and Guam.

Fresh & Easy (20,000 SF, 9% of NRA, 8% of underwritten base rent). Y Opco, d/b/a Fresh & Easy leases 20,000 SF at the Lakewood Marketplace Property. The lease began on March 1, 2007 and has a current expiration date of July 31, 2027, with two five-year lease renewal options followed by one 4.5-year lease renewal option. Fresh & Easy is currently paying an abated rent through November 30, 2016. The abated rent is underwritten. The tenant currently subleases approximately 2,000 SF of its space to a Yoshinoya restaurant. Fresh & Easy, which operates approximately 167 stores in Arizona, California and Nevada, was purchased by an affiliate of the Yucaipa Companies in November 2013 during its bankruptcy proceedings. Fresh & Easy was previously owned and operated by an affiliate of Tesco PLC.

Tuesday Morning (15,764 SF, 7% of NRA, 5% of underwritten base rent). Tuesday Morning, Inc. leases 15,764 SF at the Lakewood Marketplace Property. The tenant has been in occupancy at the Lakewood Marketplace Property since 2005; however, it moved and expanded pursuant to a new lease effective February 1, 2014 with a current expiration date of July 31, 2024 and two five-year lease renewal options. The tenant has a lease termination option exercisable for 30 days starting on December 31, 2020 if the tenant’s gross sales does not exceed $2,000,000 for the year 2020. If exercised, the lease termination will be effective on July 31, 2021. Tuesday Morning (NASDAQ: TUES) is an off-price retailer specializing in discounted decorative home accessories, housewares, seasonal good and gifts. As of October 31, 2014, the company operated nearly 800 stores in the United States.

Sears (12,800 SF, 6% of NRA, 4% of underwritten base rent). Sears, Roebuck & Co. (“Sears”) leases 12,800 SF at the Lakewood Marketplace Property. The lease began on July 9, 1987 and has an expiration date of August 18, 2018. Sears is a subsidiary of Sears Holding Corporation (NASDAQ: SHLD), which, as of February 1, 2014, operated a total of 1,980 Kmart and Sears stores in the United States and 449 stores in Canada.

The following table presents a summary regarding major tenants at the Lakewood Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF		Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	1/31/2014 TTM Sales PSF
Anchor/Major Tenants
Ross	NR/A3/A-	25,000		12%	$350,000	8%	$14.00	1/31/2018	$308
Fresh & Easy	NR/NR/NR	20,000	(3)	9%	$354,900	8%	$17.75	7/31/2027	N/A
Tuesday Morning	NR/NR/NR	15,764		7%	$234,000	5%	$14.84	7/31/2024	N/A
Sears	C/Caa3/CCC+	12,800		6%	$168,960	4%	$13.20	8/31/2018	N/A
Subtotal/Wtd. Avg.		73,564		34%	$1,107,860	25%	$15.06

Other Tenants		117,281		54%	$3,340,014	75%	$28.48
Vacant Space		24,729		11%	$0	0%	$0.00
Total/Wtd. Avg.(4)		215,574		100%	$4,447,874	100%	$23.31

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Fresh & Easy sublets approximately 2,000 SF of its space to a restaurant subtenant.
(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

The following table presents certain information relating to the lease rollover schedule at the Lakewood Marketplace Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	8	13,220	$28.10	6%	6%	$371,445	8%	8%
2016	5	7,780	$28.48	4%	10%	$221,544	5%	13%
2017	11	22,715	$32.58	11%	20%	$740,107	17%	30%
2018	10	51,035	$20.41	24%	44%	$1,041,570	23%	53%
2019	7	19,229	$22.97	9%	53%	$441,687	10%	63%
2020	4	16,961	$21.48	8%	61%	$364,287	8%	72%
2021	2	10,535	$23.20	5%	66%	$244,425	5%	77%
2022	2	2,428	$27.96	1%	67%	$67,886	2%	79%
2023	3	7,713	$34.26	4%	70%	$264,256	6%	84%
2024	4	19,229	$17.46	9%	79%	$335,766	8%	92%
2025	0	0	$0.00	0%	79%	$0	0%	92%
2026	0	0	$0.00	0%	79%	$0	0%	92%
2027	1	20,000	$17.75	9%	89%	$354,900	8%	100%
2028 & Beyond	0	0	$0.00	0%	89%	$0	0%	100%
Vacant	0	24,729	$0.00	11%	100%	$0	0%	100%
Total/Wtd. Avg.	57	215,574	$23.31	100%		$4,447,874	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

The Market.  The Lakewood Marketplace Property is located Long Beach/Cerritos/Carson submarket of Los Angeles County, within the City of Lakewood, California, approximately 19.5 miles south of central Los Angeles. As of June 30, 2014, the Long Beach/Cerritos/Carson retail submarket had a 7.3% vacancy rate and an annual average asking rent of $28.32 PSF. The micro market surrounding the Lakewood Marketplace Property consists of approximately 21 multi-tenant retail buildings with a vacancy rate of 5.5% and an average in-line triple-net rent of $22.80 PSF per year. Estimated 2014 population within a three-mile radius was 253,800 people and 2014 estimated median household income within a three-mile radius was $59,117. Within a one-mile radius, 2014 estimated median household income was $68,936.

The following table presents recent occupancy and leasing data at eight primary competitive centers to the Lakewood Marketplace Property:

Competitive Property Summary
Property Address	Year Built	Overall Occ.	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent (PSF Ann.)
Belmont Shopping Center 3204-3300 E. Anaheim Boulevard Long Beach, CA	1964	96%	NNN	Asking- Shop Space Renewal	4,662 2,784	Oct-14 Feb-13	5.0 5.0	$24.00 $21.60
Circle Marina Shopping Center 4542-4800 E. Pacific Coast Highway Long Beach, CA	1959	97%	NNN	Shea	6,000	Jan-13	3.0	$24.36
Long Beach Marketplace SEC 2nd Street & Pacific Coast Highway Long Beach, CA	1976	96%	NNN	Healthy Spot My Fit Foods Verizon dealer Malagros Esthetics	2,700 980 1,000 2,200	Oct-13 Oct-13 Sep-13 Dec-12	10.0 10.0 5.0 5.0	$36.00 $58.80 $37.20 $26.40
Los Altos Market Center SEC Bellflower & Stearns Long Beach, CA	1996	100%	Gross/NNN	AT&T (renewal and expansion) Long Beach Memorial Care Lazy Acres Chase Bank	4,165 18,500 28,200 6,100	Mar-13 Jan-13 Feb-12 Aug-10	5.0 10.0 5.0 10.0	$36.00 $27.96 $19.44 $48.00
Long Beach Towne Center SWC 605 Freeway and Carson Street Long Beach, CA	1999	100%	NNN	LA Fitness At The Beach	28,000 1,500	Oct-13 Sep-13	10.0 5.0	$24.48 $30.00
Paramount Town Center West 16230-16280 Paramount Boulevard Paramount, CA	1985	88%	NNN	Don Roberto Jewelers Cingular Wireless Gamestop	1,900 3,814 949	Mar-14 May-13 May-13	5.0 5.0 3.0	$21.00 $27.96 $33.72
South Street Center 3703-3719 East South Street Long Beach, CA	1964	98%	NNN	Walmart Subway John’s Pharmacy	117,000 1,772 2,930	Nov-14 Mar-14 Aug-13	10.0 6.0 6.0	$7.08 $21.72 $19.80
Downey Plaza 5800-5820 Downey Avenue Long Beach, CA	1978	93%	NNN	O.K. Beauty Supply Good China Express Del Taco Baskin Robbins	1,200 1,250 1,848 3,000	May-14 May-14 Feb-14 Nov-13	5.0 1.0 1.0 3.0	$23.40 $29.52 $74.64 $23.40

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Lakewood Marketplace

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the Lakewood Marketplace Property:

Cash Flow Analysis

	2009	2010	2011	2012	2013		10/31/2014 TTM	UW	UW PSF
Base Rent	$4,309,205	$4,261,129	$4,292,537	$4,504,333	$4,040,065		$4,077,699	$4,976,882	$23.09
Total Recoveries	$886,333	$938,913	$857,621	$873,108	$913,670		$777,056	$1,065,981	$4.94
Other Income	$17,143	$9,413	$7,451	$18,617	$2,568		$3,357	$3,357	$0.02
Discounts Concessions	$0	$0	$0	$0	$0		$0	$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0		$0	($651,727)	($3.02)
Effective Gross Income	$5,212,681	$5,209,455	$5,157,609	$5,396,058	$4,956,303		$4,858,112	$5,394,493	$25.02
Total Operating Expenses	$1,198,762	$1,006,488	$1,116,731	$757,548	$1,237,656		$1,114,375	$1,388,573	$6.44
Net Operating Income	$4,013,919	$4,202,967	$4,040,878	$4,638,510	$3,718,647		$3,743,737	$4,005,920	$18.58
Capital Expenditures	$0	$0	$0	$0	$0		$0	$36,648	$0.17
TI/LC	$0	$0	$0	$0	$0		$0	$215,574	$1.00
Net Cash Flow	$4,013,919	$4,202,967	$4,040,878	$4,638,510	$3,718,647		$3,743,737	$3,753,699	$17.41

Occupancy %	93.9%	92.1%	94.8%	96.0%	83.0%	(1)	88.5%	89.4%
NOI DSCR	2.59x	2.71x	2.61x	2.99x	2.40x		2.42x	2.59x
NCF DSCR	2.59x	2.71x	2.61x	2.99x	2.40x		2.42x	2.42x
NOI Debt Yield	10.5%	11.0%	10.6%	12.1%	9.7%		9.8%	10.5%
NCF Debt Yield	10.5%	11.0%	10.6%	12.1%	9.7%		9.8%	9.8%

(1)	In 2013, two tenants, including Petco and Marshalls, vacated the Lakewood Marketplace Property and were replaced by Fresh & Easy and Daiso.

Escrows and Reserves.  The Lakewood Marketplace Borrower deposited $168,024 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Lakewood Marketplace Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Lakewood Marketplace Borrower maintains an acceptable blanket insurance policy). The Lakewood Marketplace Borrower deposited $166,000 in escrow at loan origination for the payment of the environmental remediation work referenced on a schedule to the loan agreement. The escrow amount represents approximately 150% of the estimated costs of the required remediation work. Such remediation work is related to a historical release of PCE from a dry cleaning operation and includes sub-slab vapor sampling, installation of a sub-slab ventilation system and slab seal work. According to the loan agreement, the Lakewood Marketplace Borrower has 90 days post loan closing to complete such work. The Lakewood Marketplace Borrower deposited $9,500 in escrow at loan origination for certain asphalt and roof repairs and sprinkler head replacements. The Lakewood Marketplace Borrower deposited $18,900 in escrow at loan origination for TI/LC reserves and is required to make monthly deposits of $17,965, provided that such deposits are not required at any time that the amount then on deposit in the TI/LC reserve exceeds $431,148.

Lockbox and Cash Management. A springing hard lockbox applies with respect to the Lakewood Marketplace Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Period for the Lakewood Marketplace Mortgage Loan, the Lakewood Marketplace Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). The Lakewood Marketplace Mortgage Loan has springing cash management. Provided a Cash Sweep Period is not continuing, the Lakewood Marketplace Mortgage Loan does not have cash management. During the continuance of a Cash Sweep Period for the Lakewood Marketplace Mortgage Loan, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Lakewood Marketplace Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (iii) to disburse to the Lakewood Marketplace Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Lakewood Marketplace Borrower in connection with the operation and maintenance of the Lakewood Marketplace Mortgaged Property approved by the lender, and (iv) to disburse the remainder to an account to be held by the lender as additional security for the Lakewood Marketplace Mortgage Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Lakewood Marketplace Mortgage Loan and continue until the date on which the event of default under the Lakewood Marketplace Mortgage Loan is cured to the lender’s satisfaction, or

(ii) commence upon the date the lender determines that the DSCR on the Lakewood Marketplace Mortgage Loan has fallen below 1.10x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the Lakewood Marketplace Mortgage Loan has been equal to or greater than 1.25x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Lakewood Marketplace Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Lakewood Marketplace Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

Mortgage Loan No. 8 – Galaxy U-Haul Moving & Storage Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

Mortgage Loan No. 8 – Galaxy U-Haul Moving & Storage Portfolio

CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
BAHAMAS
CUBA
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Vancouver
Calgary
Bellingham
Seattle
Winnipeg
Québec
Montreal
Ottawa
Toronto
Portland
Bismarck
Minneapolis
Boise
Albany
Boston
Pawtucket
Milwaukee
Detroit
Newburgh
New York
Easton
Philadelphia
Salt Lake City
Chicago
Cleveland
Sacramento
San Francisco
San Jose
Omaha
Indianapolis
Pittsburgh
Baltimore
Washington DC
Denver
Kansas City
St. Louis
St. Peters
Louisville
Las Vegas
Los Angeles
Nashville
Raleigh
Albuquerque
Oklahoma City
Memphis
Charlotte
San Diego
Yuma
Phoenix
Mesa
Atlanta
Charleston
Fort Worth
Dallas
El Paso
Jacksonville
Austin
San Antonio
Houston
New Orleans
Orlando
Tampa
Chihuahua
Miami
Monterrey
Guadalajara
Mexico City
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
RI
NJ
MD
DE
Miles
U-Haul Galaxy Portfolio
1 U-Haul Moving & Storage of Pawtucket — Pawtucket, RI
2 U-Haul Moving & Storage of Newburgh/Middlehope — Newburgh, NY
3 U-Haul Moving & Storage of Bellingham — Bellingham, WA
4 U-Haul Moving & Storage of Bismarck — Bismarck, ND
5 U-Haul Moving & Storage at Westchase — Tampa, FL
6 U-Haul Moving & Storage of Easton — Easton, PA
7 U-Haul Moving & Storage at Mexico Road — Saint Peters, MO
8 U-Haul Moving & Storage at Commercial Avenue — Raleigh, NC
9 U-Haul Moving & Storage at E. 32nd Street — Yuma, AZ
10 U-Haul Moving & Storage of Menands — Albany, NY
11 U-Haul Moving & Storage of Sunsplash — Mesa, AZ

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

Mortgage Loan No. 8 – Galaxy U-Haul Moving & Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$31,000,000			Location:	Various
Cut-off Date Balance:	$30,923,505			General Property Type:	Self Storage
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	SAC Holding Corporation; Blackwater Investments, Inc.			Year Built/Renovated:	Various
				Size:	5,963 Units
Mortgage Rate:	4.450%			Cut-off Date Balance per Unit:	$5,186
Note Date:	12/16/2014			Maturity Date Balance per Unit:	$102
First Payment Date:	2/1/2015			Property Manager:	Various affiliates of U-Haul International, Inc. (borrower related)
Maturity Date:	1/1/2035
Original Term to Maturity:	240 months
Original Amortization Term:	240 months			Underwriting and Financial Information(2)
IO Period:	0 months			UW NOI:	$4,168,454
Seasoning:	1 month			UW NOI Debt Yield:	13.5%
Prepayment Provisions:	LO (25); DEF (211); O (4)			UW NOI Debt Yield at Maturity:	684.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.73x
Additional Debt Type:	N/A			Most Recent NOI:	$4,162,885 (10/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,787,797 (12/31/2013)
Future Debt Permitted (Type):	None (N/A)			3rd Most Recent NOI:	$3,489,102 (12/31/2012)
Reserves(1)				Occupancy Rate:	83.1% (10/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.6% (12/31/2013)
RE Tax:	$361,436	Springing	$361,436	3rd Most Recent Occupancy:	81.5% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$60,190,000 (10/23/2014-11/4/2014)
Recurring Replacements:	$59,180	Springing	$59,180	Cut-off Date LTV Ratio:	51.4%
Deferred Maintenance:	$194,413	$0	N/A	Maturity Date LTV Ratio:	1.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff(3):	$0	0.0%
			Return of Equity:	$29,512,496	95.2%
			Closing Costs:	$872,476	2.8%
			Reserves:	$615,029	2.0%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See ““—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to all 11 self-storage properties that comprise the Galaxy U-Haul Moving & Self Storage Portfolio Property.

(3)	Two previous loans totaling approximately $16.85 million were repaid by the Galaxy U-Haul Moving & Storage Portfolio Borrower (as defined below) or its affiliates in July and September 2014.

The Mortgage Loan.  The eighth largest mortgage loan (the “Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 secured by a first priority fee mortgages encumbering 11 self-storage properties in nine states (collectively, the “Galaxy U-Haul Moving & Storage Portfolio Property”). The previous loans secured by the Galaxy U-Haul Moving & Storage Portfolio Property were included in the GMAC 2005-C1 and MSC 2005-TOP17 transactions and paid off in cash by the Galaxy U-Haul Moving & Storage Portfolio Borrower in July and September 2014 in the combined amount of approximately $16.85 million. The proceeds of the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan were primarily used to recapitalize the Galaxy U-Haul Moving & Storage Portfolio Property and to return equity to the Galaxy U-Haul Moving & Storage Portfolio Borrower.

The Borrower and the Sponsor.  The borrower is Galaxy Storage Two, L.P. (the “Galaxy U-Haul Moving & Storage Portfolio Borrower”), a Nevada limited partnership with two independent directors. The Galaxy U-Haul Moving & Storage Portfolio Borrower is majority-owned by affiliates of SAC Holding Corporation (“SAC”), substantially all equity interest of which is controlled by Blackwater Investments, Inc. (“Blackwater”) which is wholly owned by Mark V. Shoen, a significant stockholder of AMERCO. SAC was established by AMERCO, the parent company of U-Haul, to own self-storage properties and to act as an independent U-Haul dealer for the rental of U-Haul equipment. AMERCO is a holding company that also operates Amerco Real Estate, Republic Western Insurance, and Oxford Life Insurance, and is headquartered in Reno, NV. The Shoen family currently owns approximately 55% of AMERCO. SAC and Blackwater are the nonrecourse carve-out guarantors.

The Property. The Galaxy U-Haul Moving & Storage Portfolio Property consists of 11 U-Haul self-storage properties totaling 5,963 units and 789,060 SF. They were built between 1965 and 2000 and have a weighted average occupancy of rate 83.1%. The Galaxy U-Haul Moving & Storage Portfolio Borrower generally purchased the Galaxy U-Haul Moving & Storage Portfolio Property in 2004 and the property located in Newburgh/Middlehope was expanded by approximately 583 storage units in 2012.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

U-Haul (Nasdaq: UHAL) is a “do-it-yourself” moving company with a network of over 17,400 locations in all 50 states and 10 Canadian provinces. Founded by L.S. Shoen in 1945 as “U-Haul Trailer Rental Company,” U-Haul has one of the largest rental fleets in the world, with over 127,500 trucks and 98,000 trailers, and 37,000 towing devices. U-Haul has over 467,000 units and more than 42.1 million SF of storage space and over 1,220 facilities throughout North America.

The chart below summarizes the details of the 11 properties comprising the Galaxy U-Haul Moving & Storage Portfolio Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount(1)	Location	No. of Units	Area (SF)	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF
Pawtucket	$4,418,377	14.3%	Pawtucket, RI	1,135	180,600	1965/1999	84.0%	$8,600,000	$586,817
Newburgh/Middlehope	$4,007,366	13.0%	Newburgh, NY	896	110,613	1986/2012	56.3%(1)	$7,800,000	$395,681
Bellingham	$3,544,977	11.5%	Bellingham, WA	683	88,445	1998/N/A	87.3%	$6,900,000	$462,477
Bismarck	$3,339,471	10.8%	Bismarck, ND	468	68,060	1996/N/A	99.6%	$6,500,000	$440,698
Westchase	$3,128,828	10.1%	Tampa, FL	454	57,770	2000/N/A	81.7%	$6,090,000	$485,736
Easton	$2,761,486	8.9%	Easton, PA	387	51,088	1975/2002	89.9%	$5,375,000	$349,172
Mexico Road	$2,401,851	7.8%	Saint Peters, MO	410	57,430	1998/N/A	95.6%	$4,675,000	$334,402
Commercial Avenue	$2,055,059	6.6%	Raleigh, NC	317	33,550	1985/N/A	92.7%	$4,000,000	$290,822
E. 32nd Street	$1,900,930	6.1%	Yuma, AZ	409	48,622	1983/N/A	90.2%	$3,700,000	$255,276
Menands	$1,746,800	5.6%	Albany, NY	421	42,282	1986/N/A	82.9%	$3,400,000	$249,411
Sunsplash	$1,618,360	5.2%	Mesa, AZ	383	50,600	1984/N/A	81.5%	$3,150,000	$199,603
Total/Wtd. Avg.	$30,923,505	100.0%		5,963	789,060		83.1%	$60,190,000	$4,050,095

(1)	The Newburgh/Middlehope property is currently operating at below stabilized occupancy due to the recent addition of 583 storage units. The appraiser estimates a stabilization date of October 31, 2015.

The Market.  The Galaxy U-Haul Moving & Storage Portfolio Property consists of 11 properties in 11 cities across nine states. Below is a summary of the related markets:

Market Summary
		2014 Population
Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy Rate
Pawtucket	Pawtucket, RI	27,365	180,069	364,842	76.4%
Newburgh/Middlehope	Newburgh, NY	2,187	20,082	90,957	78.5%
Bellingham	Bellingham, WA	4,719	31,134	82,289	85%-95%
Bismarck	Bismarck, ND	10,770	59,004	77,812	99.2%
Westchase	Tampa, FL	9,036	66,623	142,762	81.3%
Easton	Easton, PA	11,763	77,691	131,321	89.7%
Mexico Road	Saint Peters, MO	8,807	58,722	161,699	88.6%
Commercial Avenue	Raleigh, NC	11,471	69,253	151,511	91.0%
E. 32nd Street	Yuma, AZ	6,685	40,280	95,853	N/A
Menands	Albany, NY	4,562	69,786	213,920	85.0%
Sunsplash	Mesa, AZ	12,998	151,043	397,862	86.5%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the Galaxy U-Haul Moving & Storage Portfolio Property:

Cash Flow Analysis
	2010	2011	2012(1)	2013	10/31/2014 TTM	UW	UW per Unit
Base Rent	$4,352,524	$4,594,118	$4,783,862	$5,165,951	$5,605,355	$7,020,124	$1,177
Total Recoveries	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$359,556	$417,348	$450,132	$441,474	$444,160	$511,939	$86
Discounts Concessions(3)	$0	$0	$0	$0	$0	($117,960)	($20)
Less Vacancy & Credit Loss	($2,150)	($1,072)	($1,525)	($1,299)	($1,447)	($1,240,517)	($208)
Effective Gross Income	$4,709,930	$5,010,394	$5,232,469	$5,606,126	$6,048,068	$6,173,587	$1,035
Total Operating Expenses	$1,632,342	$1,727,707	$1,743,367	$1,818,329	$1,885,183	$2,005,133	$336
Net Operating Income	$3,077,588	$3,282,687	$3,489,102	$3,787,797	$4,162,885	$4,168,454	$699
Capital Expenditures	$0	$0	$0	$0	$0	$118,359	$20
TI/LC	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$3,077,588	$3,282,687	$3,489,102	$3,787,797	$4,162,885	$4,050,095	$679

Occupancy %	72.8%	81.5%	81.5%	81.6%	84.0%	82.3%
NOI DSCR	1.31x	1.40x	1.49x	1.62x	1.78x	1.78x
NCF DSCR	1.31x	1.40x	1.49x	1.62x	1.78x	1.73x
NOI Debt Yield	10.0%	10.6%	11.3%	12.2%	13.5%	13.5%
NCF Debt Yield	10.0%	10.6%	11.3%	12.2%	13.5%	13.1%

(1)	The Newburgh/Middlehope property was expanded by approximately 583 storage units in 2012.

(2)	Underwritten other income consists primarily of RV/boat parking income (which is included in historical base rent), sales income, miscellaneous income, truck rental commissions, and “U-Box” income.

(3)	Concessions are underwritten against certain properties based on the appraiser’s stabilized assumptions.

Escrows and Reserves.  The Galaxy U-Haul Moving & Storage Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless the Galaxy U-Haul Moving & Storage Portfolio Borrower deposits and maintains in the tax escrow an amount sufficient to pay taxes for six months) and 1/12 of the annual estimated insurance premiums (unless either (a) the Galaxy U-Haul Moving & Storage Portfolio Borrower maintains an acceptable blanket insurance policy or (b) if the Galaxy U-Haul Moving & Storage Portfolio Property is not covered by an acceptable blanket insurance policy, the Galaxy U-Haul Moving & Storage Portfolio Borrower deposits and maintains in the insurance escrow an amount sufficient to pay insurance premiums for six months). The Galaxy U-Haul Moving & Storage Portfolio Borrower deposited $59,180 in escrow at loan origination and is required to make monthly deposits of $9,863 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Galaxy U-Haul Moving & Storage Portfolio Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $59,180. The Galaxy U-Haul Moving & Storage Portfolio Borrower deposited $194,413 in escrow at loan origination to fund certain required repairs noted in a schedule to the loan agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan (i.e. the Galaxy U-Haul Moving & Storage Portfolio Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). The Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred and continuing, funds in the lockbox account are swept daily to an account designated by the Galaxy U-Haul Moving & Storage Portfolio Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan, (ii) to fund the required reserves deposits as described above under “Escrows and Reserves,” (iii) to fund a reserve for monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during any Cash Sweep Period) and a reserve for extraordinary operating expenses or capital expenses, in each case, greater than $25,000, not referenced in the annual budget and approved by the lender, and (iv) to disburse the remainder to an account to be held by the lender as additional security for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan and continue until the acceptance by the lender of a cure of such event of default in its sole discretion,

(ii) commence upon the DSCR on the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan (based on the trailing 12-month period immediately preceding the date of determination) falling below 1.15x for two consecutive calendar quarters and continue until the DSCR on the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan is equal to or greater than 1.25x for four consecutive calendar quarters (based on the trailing 12-month period immediately preceding the date of determination),

(iii) commence upon the failure of the Galaxy U-Haul Moving & Storage Portfolio Borrower to provide timely evidence of payment of real estate taxes or evidence that the Galaxy U-Haul Moving & Storage Portfolio Property is insured, in each case, as required under the loan agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan and continue until the Galaxy U-Haul Moving & Storage Portfolio Borrower has provided to the lender evidence of payment of real estate taxes or evidence that the Galaxy U-Haul Moving & Storage Portfolio Property is insured, in each case, as required under the loan agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan, and

(iv) commence upon the date on which the subsidiaries of U-Haul International, Inc. identified in the management agreement who are managing the Galaxy U-Haul Moving & Storage Portfolio Property become insolvent or a debtor in a bankruptcy action and continue until the Galaxy U-Haul Moving & Storage Portfolio Borrower has entered into a replacement management agreement with a Qualified Manager (as such term is defined in the loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Galaxy U-Haul Moving & Storage Portfolio

agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan) in accordance with the loan agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan;

provided, that, amongst other conditions to the cure of a Cash Sweep Period, the Galaxy U-Haul Moving & Storage Portfolio Borrower will not have the right to cure a Cash Sweep Period either (x) that commences after the cure of the fifth Cash Sweep Period that exists in the aggregate during the term of the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan or (y) that is caused by an event of default under the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan which is caused by a bankruptcy action of the Galaxy U-Haul Moving & Storage Portfolio Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the insurance required to be maintained under the loan agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan is required to cover perils of terrorism and acts of terrorism (and the Galaxy U-Haul Moving & Storage Portfolio Borrower is required to maintain insurance for loss resulting from such perils and acts on terms and in amounts consistent with the insurance required to be maintained under the loan agreement for the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan) at all times during the term of the Galaxy U-Haul Moving & Storage Portfolio Mortgage Loan (except such requirement shall not apply to the umbrella or excess liability insurance).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

Mortgage Loan No. 9 – Briarwood Office

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

Mortgage Loan No. 9 – Briarwood Office

Briarwood Office
10731 & 10771 East Easter Avenue
10730 & 10770 East Briarwood Avenue
Centennial, CO 80112
Downtown Denver 3 miles
Denver Intl. Airport 16 miles
Buckley Air National Guard Base
Glendale
DENVER
AURORA
Platt Park
University Park
Englewood
Cherry Hills Village
DENVER COUNTY
Cherry Creek Lake
Cherry Creek State Park
Greenwood Village
Cherry Creek
ARAPAHOE COUNTY
CENTENNIAL
Littleton
Centennial Airport
Dove Valley
Parker
Acres Green
Lone Tree
Highlands Ranch
DOUGLAS COUNTY
Stonegate
DENVER TECH CENTER
RTD LIGHT RAIL
E. Alameda Ave
E. Mississippi Ave
E. Florida Ave
E. Jewell Ave
E. Iliff Ave
E. Yale Ave
E. Hampden Ave
E. Quincy Ave
E. Belleview Ave
E. Orchard Rd
E. Arapahoe Rd
E. Dry Creek Rd
E. Broncos Pkwy
Lincoln Ave
RidgeGate Pkwy
Leetsdale Dr
S. Parker Rd
E. Smokey Hill Rd
S. Havana St
S. Yosemite St
S. Quebec St
S. Colorado Blvd
S. University Blvd
S. Broadway
S. Holly St
S. Jordan Rd
S. Chambers Rd
S. Peoria St
Park Meadows Mall
Willow Creek Shopping Center
Family Golf Nine Hole Golf Course
Inverness Golf Course
Meridian Golf Club
Lone Tree Golf Course
Valley Country Club
Arapahoe Crossing
The Streets at Southglenn
Arapahoe Marketplace
Meadows Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

Mortgage Loan No. 9 – Briarwood Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Centennial, CO 80112
Cut-off Date Balance:	$25,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Menashe Frankel; Yeheskel Frankel			Year Built/Renovated:	2000/N/A
Mortgage Rate:	4.423%			Size:	207,332 SF
Note Date:	12/17/2014			Cut-off Date Balance per Unit:	$121
First Payment Date:	2/1/2015			Maturity Date Balance per Unit:	$121
Maturity Date:	1/1/2020			Property Manager:	Cushman & Wakefield of Colorado, Inc.
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,478,649
Seasoning:	1 month			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.08x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$1,328,707 (9/30/2014 TTM)
Additional Debt Balance:	$4,500,000			2nd Most Recent NOI:	$1,876,923 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$976,618 (12/31/2012)
Reserves				Occupancy Rate:	91.0% (10/13/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.3% (12/31/2013)
RE Tax:	$273,824	$45,637	N/A	3rd Most Recent Occupancy:	80.2% (12/31/2012)
Insurance:	$1,821	$1,821	N/A	Appraised Value (as of):	$34,800,000 (10/17/2014)
Deferred Maintenance:	$6,875	$0	N/A	Cut-off Date LTV Ratio:	71.8%
Recurring Replacements:	$0	$3,456	N/A	Maturity Date LTV Ratio:	71.8%
TI/LC:	$1,400,000	Springing	$700,000
Other(1):	$349,432	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	69.0%	Purchase Price:	$33,500,000	92.4%
Borrower Cash:	$6,757,768	18.6%	Closing Costs:	$ 725,816	2.0%
Mezzanine Debt:	$4,500,000	12.4%	Reserves:	$2,031,952	5.6%
Total Sources:	$36,257,768	100.0%	Total Uses:	$36,257,768	100.0%

(1)
The Briarwood Office Borrower deposited $349,432 at loan closing into a reserve for certain outstanding tenant improvement obligations and free rent. See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The ninth largest mortgage loan (the “Briarwood Office Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 secured by a first priority fee mortgage encumbering an office complex in Centennial, Colorado (the “Briarwood Office Property”). The proceeds of the Briarwood Office Mortgage Loan were used to acquire the Briarwood Office Property for a purchase price of approximately $33,500,000.

The Borrower and the Sponsor.  The borrower is Briarwood Acquisition LLC (the “Briarwood Office Borrower”), a single-purpose Delaware corporation with two independent directors. The Briarwood Acquisition Borrower is partially owned and controlled by Menashe Frankel and Yeheskel Frankel who are also the nonrecourse carve-out guarantors.

Menashe Frankel and Yeheskel Frankel are principals of Lakestar Properties (“Lakestar”). Lakestar is a New Jersey-based real estate holding company that has completed transactions in excess of $500 million totaling approximately 6 million SF.

The Property. The Briarwood Office Property is comprised of a 207,332 SF office park containing four one- and two-story buildings that were constructed in 2000. The Briarwood Office Property is located on the north end of the Inverness Business Park (“Inverness”) in Centennial, CO. Inverness is situated along the east side of I-25 south of Arapahoe Road, a major neighborhood commercial corridor situated three blocks from the Briarwood Office Property. The Inverness development contains 980 acres: 300 acres are designated common areas, open space and the golf course, 601 acres have been developed, and 79 acres are undeveloped (50 of the vacant acres have been acquired by purchasers who intend to construct a residential development). Inverness has 54 multi-tenant office facilities, 36 office/flex buildings, and 53 single tenant facilities, totaling 6.6 million SF.

The Briarwood Office Property was 91.0% occupied by seven tenants as of October 13, 2014, five of which are in extension periods. The other two tenants have been in occupancy since 2010 and 2012.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

Major Tenants.

Trulia (64,908 SF, 31% of NRA, 44% of underwritten base rent). Trulia, Inc. (“Trulia”) leases 64,908 SF at the Briarwood Office Property. The lease began on May 1, 2014 and has a current expiration date of October 31, 2021, with two five-year lease renewal options. Trulia took occupancy in 2011 and, in 2014, extended its lease and expanded by approximately 29,000 SF. Headquartered in San Francisco, California, Trulia (NYSE: TRLA) was founded in 2005 and provides tools to research homes and neighborhoods for consumers through Web and mobile applications. Trulia utilizes the space as a customer contact center.

United Healthcare Services (46,017 SF, 22% of NRA, 19% of underwritten base rent). United Healthcare Services, Inc. (“United”) leases 46,017 SF at the Briarwood Office Property pursuant to two separate leases on a triple-net basis. The first lease for 29,400 SF began on June 25, 2012 and has a current expiration date of October 31, 2017, with two five-year lease renewal options. The second lease for 16,617 SF began on May 25, 2012 and has a current expiration date of September 30, 2017, with two five-year lease renewal options. Pursuant to each lease, United has a one-time right to terminate the lease if the landlord provides written notice to the Briarwood Office Borrower to exercise its right to either (i) reduce parking to a ratio from seven per 1,000 SF to five per 1,000 SF or (ii) require United to relocate two parking spaces per 1,000 SF to nearby parking areas (the “Parking Adjustment Notice”), in which case the landlord would be responsible for costs associated with the relocation of parking and the cost to provide shuttle service from the parking lots to the building during business hours, as necessary. Such termination option, which must be exercised within 75 days of receiving notice of such parking adjustment, is subject to, in addition to other conditions, payment of a termination fee. Notwithstanding the forgoing, the Briarwood Office Mortgage Loan agreement prohibits the Briarwood Office Borrower from exercising its right to provide such Parking Adjustment Notice. United is a subsidiary of United Health Group (NYSE: UNH), which is a provider of health products and services and is one of the largest U.S. corporations. The United subsidiary operating at the Briarwood Office Property is Connextions, Inc. (“Connextions”), a health care technology and services company that utilizes the space for its back-office operations. United Health Group acquired Connextions in 2011.

FlightSafety Services (37,704 SF, 18% of NRA, 16% of underwritten base rent). FlightSafety Services Corporation (“FlightSafety”) leases 37,704 SF at the Briarwood Office Property. The lease began on October 1, 2009 and has a current expiration date of September 30, 2019, with one five-year lease renewal option. FlightSafety took occupancy in 2003 and, in 2009, extended its lease through 2019. FlightSafety has one lease termination option effective in October 2016 subject to, in addition to other conditions, nine months’ prior notice and payment of a termination fee. Additionally, FlightSafety has a contraction option to reduce the rental area of its premises by a percentage of up to 30% effective in October 2015. FlightSafety is a provider of pilot training services for the general aviation, corporate, military and commercial airline markets, and operates its divisional headquarters at the Briarwood Office Property.

The following table presents a summary regarding the largest tenants at the Briarwood Office Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Trulia	NR/NR/NR	64,908	31%	$1,492,884	44%	$23.00	10/31/2021
United Healthcare Services	A-/A3/A+	46,017	22%	$644,238	19%	$14.00	9/30/2017; 10/31/2017
FlightSafety Services	NR/NR/NR	37,704	18%	$546,708	16%	$14.50	9/30/2019
Granite Loan Mgmt	NR/NR/NR	14,536	7%	$327,060	10%	$22.50	11/30/2019
Structural Integrity Associates	NR/NR/NR	13,319	6%	$153,168	4%	$11.50	6/30/2017
Esurance Insurance	BBB+/A3/A-	8,873	4%	$186,333	5%	$21.00	9/30/2015
Subtotal/Wtd. Avg.		185,357	89%	$3,350,391	98%	$18.08

Other Tenants		3,213	2%	$64,260	2%	$20.00
Vacant Space		18,762	9%	$0	0%	$0.00
Total/Wtd. Avg.		207,332	100%	$3,414,651	100%	$18.11

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

The following table presents certain information relating to the lease rollover schedule at the Briarwood Office Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	8,873	$21.00	4%	4%	$186,333	5%	5%
2016	1	3,213	$20.00	2%	6%	$64,260	2%	7%
2017	3	59,336	$13.44	29%	34%	$797,406	23%	31%
2018	0	0	$0.00	0%	34%	$0	0%	31%
2019	2	52,240	$16.73	25%	60%	$873,768	26%	56%
2020	0	0	$0.00	0%	60%	$0	0%	56%
2021	1	64,908	$23.00	31%	91%	$1,492,884	44%	100%
2022	0	0	$0.00	0%	91%	$0	0%	100%
2023	0	0	$0.00	0%	91%	$0	0%	100%
2024	0	0	$0.00	0%	91%	$0	0%	100%
2025	0	0	$0.00	0%	91%	$0	0%	100%
2026	0	0	$0.00	0%	91%	$0	0%	100%
2027	0	0	$0.00	0%	91%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	91%	$0	0%	100%
Vacant	0	18,762	$0.00	9%	100%	$0	0%	100%
Total/Wtd. Avg.	8	207,332	$18.11	100%		$3,414,651	100%

The Market. The Briarwood Office Property is located in Centennial, Arapahoe County, Colorado, approximately 18 miles southeast of the Denver Central Business District, within the Southeast submarket of metropolitan Denver, along the Interstate 25 Corridor. It is a prominent suburban office market in the area and includes the Meridian International Business Center, the Inverness Business Park, Centennial Airport, Panorama and Park Ridge Office Parks and the Denver Technological Center. The Briarwood Office Property is located within Inverness Business Park, which is home to businesses occupying over 6 million SF of space including, among others, Comcast, Jeppesen/Boeing, Arrow Electronics, Echo Star Technologies Corporation, Allegiance Healthcare, Dow-Jones Wall Street Journal, Georgia Pacific, Kraft General Foods, MCI Communications, Nextel, Pulte Homes, Raytheon, Smith-Barney, Time Warner Cable and XO Communications.

2014 estimated population within a one-, three- and five-mile radius, was 8,220, 55,679 and 226,547, respectively. 2014 average household income within a one-, three- and five-mile radius, was $99,962, $105,988 and $97,281, respectively.

As of September 30, 2014, the Southeast “Class A” submarket vacancy rate was estimated to be 8.3%, and the overall weighted average asking rent was $26.30 PSF on a gross basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

The following table presents comparable office properties to the Briarwood Office Property:

Competitive Property Summary

Property	Year Built	Size (SF)	Occupancy	Rental Rate	Expense Basis	Pass-Thru/Stop Amt.
Ridgeline -9139 9139 S Ridgeline Blvd. Highland Ranch, CO	2001	44,325	38%	$15.00	NNN	$7.28
Ridgeline -9135 9135 S Ridgeline Blvd. Highland Ranch, CO	2001	92,170	94%	$15.00	NNN	$7.39
Dry Creek Corp Cntr-2 10700 E Geddes Avenue Englewood, CO	2001	93,601	95%	$12.71	NNN	$9.29
Office Plaza 1 1033 E Dry Creek Road Englewood, CO	1997	138,009	92%	$14.45	NNN	$9.05
Panorama 1 7630 S Chester Street Englewood, CO	1996	106,213	56%	$15.00	NNN	$11.80
Centennial Tec Center 7402 S Tucson Way Englewood, CO	2000	50,341	64%	$8.00	NNN	$3.87
Briarwood Revers BP 12508 E Briarwood Ave Englewood, CO	1998	153,182	51%	$10.00	NNN	$4.94
Three Maroon Circle 9635 Maroon Circle Englewood, CO	2000	82,644	92%	$23.00-$25.00	Mod-Gross	$9.32
Plaza at Inverness 383 Inverness Pkwy Englewood, CO	1999	120,171	84%	$23.00-$24.00	Mod-Gross	$9.52
Summit at Dry Creek 1303 E. Dry Creek Rd Englewood, CO	1997	223,082	88%	$22.50-$24.50	Mod-Gross	$9.94
400 Inverness 400 Inverness Pkwy Englewood, CO	1998	111,608	90%	$24.00-$26.00	Mod-Gross	$8.85
Corporex Center 188 Inverness Drive West Englewood, CO	1990	249,828	89%	$27.50-$29.00	Mod-Gross	$9.40
Point at Inverness 8310 South Valley Highway Englewood, CO	2001	193,815	92%	$24.50-$27.50	Mod-Gross	$10.13
304 Inverness Way 304 Inverness Way South Englewood, CO	1985	134,968	92%	$23.00-$24.00	Mod-Gross	$8.25

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarwood Office Property:

Cash Flow Analysis

	2011	2012	2013	9/30/2014 TTM		UW	UW PSF
Base Rent	N/A	$1,886,225	$2,573,660	$2,146,536		$3,677,319	$17.74
Total Recoveries	N/A	$646,580	$856,466	$825,630		$800,000	$3.86
Other Income	N/A	$28,986	$53,621	$87,438		$51,200	$0.25
Discounts Concessions	N/A	$0	$0	$0		$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0		($330,959)	($1.60)
Effective Gross Income	N/A	$2,561,791	$3,483,747	$3,059,604		$4,197,561	$20.25
Total Operating Expenses	N/A	$1,585,173	$1,606,824	$1,730,897		$1,718,911	$8.29
Net Operating Income	N/A	$976,618	$1,876,923	$1,328,707		$2,478,649	$11.95
Capital Expenditures	N/A	$0	$0	$0		$49,760	$0.24
TI/LC	N/A	$0	$0	$0		$238,432	$1.15
Other(1)	N/A	$0	$0	$0		($140,000)	($0.68)
Net Cash Flow	N/A	$976,618	$1,876,923	$1,328,707		$2,330,458	$11.24

Occupancy %	N/A	80.2%	78.3%	91.0%	(2)	91.0%
NOI DSCR	N/A	0.87x	1.67x	1.19x		2.21x
NCF DSCR	N/A	0.87x	1.67x	1.19x		2.08x
NOI Debt Yield	N/A	3.9%	7.5%	5.3%		9.9%
NCF Debt Yield	N/A	3.9%	7.5%	5.3%		9.3%

(1)	The Briarwood Office Borrower deposited $1,400,000 at loan closing into a TI/LC reserve. As such, a $140,000 adjustment has been made to offset the underwritten TI/LC expense.

(2)	The 2014 Occupancy % is based on a rent roll dated October 13, 2014.

Escrows and Reserves.  The Briarwood Office Borrower deposited $273,824 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Briarwood Office Borrower deposited $1,821 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Briarwood Office Borrower maintains an acceptable blanket insurance policy). The Briarwood Office Borrower is required to make monthly deposits of $3,456 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Briarwood Office Mortgaged Property). The Briarwood Office Borrower deposited $1,400,000 in escrow at loan origination and is required, subject to the following proviso, to make monthly deposits of $20,000, in each case, for tenant improvement costs and leasing commissions (“TI/LCs”) incurred after the closing date of the Briarwood Office Mortgage Loan; provided, that, the obligation to make such monthly deposits is activated only at any time when the balance in such reserve for TI/LCs is less than $500,000, and in such event continues on a monthly basis until the balance in such reserve for TIs/LCs equals or exceeds $700,000. The Briarwood Office Borrower deposited in escrow at loan origination (x) $218,139, which amount will be applied to estimated tenant improvements, landlord work and leasing commissions outstanding as of the closing of the Briarwood Office Mortgage Loan and referenced on a schedule to the loan agreement and (y) $131,293 for tenants with outstanding rent credits, concessions and/or abatements as of the closing of the Briarwood Office Mortgage Loan and referenced on a schedule to the loan agreement, which amount will be disbursed to the Briarwood Office Borrower in accordance with such schedule upon the Briarwood Office Borrower certifying to the lender that the applicable tenant is in occupancy of its entire premises, open for business and has paid all rent then due under its lease (or, in the case of the final disbursement, delivering to the lender an estoppel certificate reasonably acceptable to the lender from such tenant to the same effect).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Briarwood Office Mortgage Loan. The Briarwood Office Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced and is not continuing, funds in the lockbox account are swept daily to an account designated by the Briarwood Office Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Briarwood Office Mortgage Loan, (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves,” (iii) to disburse, provided no event of default has occurred, to the Briarwood Office Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Briarwood Office Borrower in connection with the operation and maintenance of the Briarwood Office Mortgaged Property approved by lender, (iv) to pay, provided no event of default under the Briarwood Office Mortgage Loan has occurred, debt service due on the Briarwood Office Mezzanine Loan (as defined below), and (v) to disburse any excess either (x) if the Cash Sweep Period was caused solely by an event of default under the Briarwood Office Mezzanine Loan, to the lender under the Briarwood Office Mezzanine Loan or (y) if the Cash Sweep Period was not caused solely by an event of default under the Briarwood Office Mezzanine Loan, to an account to be held by the lender as additional security for the Briarwood Office Mortgage Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Briarwood Office Mortgage Loan and continue until the date on which no event of default under the Briarwood Office Mortgage Loan exists,

(ii) commence upon the occurrence of an event of default under the Briarwood Office Mezzanine Loan and continue until the date on which the event of default under the Briarwood Office Mezzanine Loan does not exist,

(iii) commence upon the occurrence of a DSCR Event (as defined below) and continue until the DSCR is equal to or greater than 1.25x for the immediately preceding six consecutive calendar months,

(iv) commence upon the occurrence of a Tenant Termination Event (as defined below) and continue until the entirety of the space leased pursuant to the United Healthcare Leases (as defined below) (or if only one of the United Healthcare Leases is terminated, then the entirety of the applicable space), the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Briarwood Office

FlightSafety Lease (as defined below) or the Trulia Lease (as defined below), has been re-let to one or more replacement tenants pursuant to fully executed replacement lease and the lender receives a tenant estoppel certificate from each such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy for its entire space demised under the applicable replacement lease, open for business and paying full contractual rent required under the applicable replacement lease, and

(v) commence upon the occurrence of a Tenant Credit Event (as defined below) and continue until the entirety of the space leased pursuant to the United Healthcare Leases (or if only one of the United Healthcare Leases is not renewed or extended, the entirety of the space leased pursuant to such unrenewed or unextended lease), the FlightSafety Lease or the Trulia Lease, as applicable, has been re-let to one or more replacement tenants pursuant to fully executed replacement lease and the lender receives a tenant estoppel certificate from each such replacement tenant in form and substance reasonably acceptable to the lender stating that such replacement tenant is in occupancy for its entire space demised under the applicable replacement lease, open for business and paying full contractual rent required under the applicable replacement lease.

A “DSCR Event” means the DSCR falls below 1.20x for six consecutive calendar months.

“FlightSafety Lease” means the lease dated November 12, 2002, as amended, between the Briarwood Office Borrower’s predecessor in interest, as landlord and FlightSafety Services Corporation, as tenant.

“Tenant Credit Event” means the failure of the tenant under the United Healthcare Leases, the FlightSafety Lease or the Trulia Lease to renew or extend the applicable lease in accordance with its terms at least 12 months prior to the expiration thereof.

“Tenant Termination Event” means the tenant under the United Healthcare Leases, the FlightSafety Lease or the Trulia Lease has terminated one or more of the United Healthcare Leases, the FlightSafety Lease or the Trulia Lease, as applicable, prior to the expiration date set forth therein.

“Trulia Lease” means the lease dated March 24, 2014, between the Briarwood Office Borrower’s predecessor in interest, as landlord and Trulia, Inc., as tenant.

“United Healthcare Leases” means the leases dated March 20, 2012, as amended, between the Briarwood Office Borrower’s predecessor in interest, as landlord and United Healthcare Services Inc., as tenant.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Briarwood Office Mezzanine Loan” refers to a loan in the principal amount of $4,500,000 made by Mach II Hillcrest Lender, LLC to Briarwood Mezz LLC, secured by 100% of the direct or indirect equity interest in the Briarwood Office Borrower and put in place simultaneously with the origination of the Briarwood Office Mortgage Loan. The Briarwood Office Mezzanine Loan and the Briarwood Office Mortgage Loan are subject to an intercreditor agreement between the Briarwood Office Mortgage Loan lender and Mach II Hillcrest Lender, LLC.

The following table presents certain information relating to the Briarwood Office Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$4,500,000	10.500%	60	0	60	1.46x	8.4%	84.8%

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Briarwood Office Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Briarwood Office Borrower is required to maintain, and the lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Mortgage Loan No. 10 – International Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Mortgage Loan No. 10 – International Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Mortgage Loan No. 10 – International Park

International Place
1800 & 1900 International Park Drive
Hoover, AL 35243
BIRMINGHAM
Birmingham-Shuttlesworth Intl. Airport
Airport Hwy
East Birmingham
Irondale
Central City
College Hills
Downtown
Birmingham Southern College
Legion Field
Birmingham-Jefferson Conv. Center
Regions Harbert Plaza
Wells Fargo Tower
McWane Science Ctr.
University of Alabama - Birmingham
Baptist Medical Ctr. Princeton
West End Manor
George Ward Park
Vulcan Park & Museum
Avondale Park
Trinity Medical Ctr.
Eastwood Festival Centre
Boswell Highland Golf Course
Birmingham Golf Course
Botanical Gardens & Zoo
Lane Park
Mountain Brook
Old Overton Country Club
Pine Tree Country Club
AMTRAK
Finley Blvd
Crestwood Blvd
3rd Ave S.
6th Ave S.
Montclair Rd
Montevallo Rd
Old Leeds Rd
Oporto Madrid Blvd
Ruffner Rd
Pearson Ave
MLK Jr Dr
Valley Ave
Oxmoor Rd
Sicard Hollow Rd
Cahaba Valley Rd
Lake Purdy
JEFFERSON COUNTY
Samford University
Lakeshore Dr
Colonial Brookwood Village
Brookwood Medical Ctr.
Green Valley Rd
The Summit
Homewood
Vestavia Country Club
Vestavia Hills
Lakeshore Pkwy
Alford Ave
Shades Crest Rd
Oxmoor Valley Golf Club
Little Valley Mountain
Altadena Rd
Altadena Valley Country Club
Columbiana Rd
Tyler Rd
Brook Highland Plaza
Inverness Corners
The Village at Lee Branch
Meadow Brook Rd
Hoover Country Club
Montgomery Hwy
Renaissance Ross Bridge Golf Resort and Spa
Moss Rock Preserve
Hoover
Aldridge Gardens
Riverchase Galleria
Riverchase Village
The Plaza at Riverchase
Valleydale Village
Oak Mountain Lake
Bessemer
John Hawkins Pkwy
Colonial Promenade at Hoover
SHELBY COUNTY
Valley Dale Rd
Indian Springs Village
Stadium Trace Pkwy
Hoover Metropolitan Stadium
Oak Mountain Amphitheatre
Oak Mountain State Park
Helena Rd
Pelham
Johnson Mtn.
Helena
Simmsville Rd
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Jasper
Attalla
Gadsden
Rome
Roswell
Marietta
Decatur
MISSISSIPPI
Winona
Columbus
BIRMINGHAM
Anniston
ATLANTA
Bessemer
Hoover
Louisville
Tuscaloosa
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Ozark
Enterprise
Hattiesburg
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pascagoula
Pensacola
FLORIDA
TALLAHASSEE
Gulfport
Destin
Panama City
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Mortgage Loan No. 10 – International Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,950,000			Location:	Hoover, AL 35243
Cut-off Date Balance:	$23,950,000			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	David Garfinkle, Craig Sternberg, Ben Colonomos, David Lewin and Arnaud Sitbon			Year Built/Renovated:	1987; 1999/N/A
				Size:	211,142 SF
				Cut-off Date Balance per Unit:	$113
Mortgage Rate:	4.450%			Maturity Date Balance per Unit:	$104
Note Date:	11/20/2014			Property Manager:	CBRE, Inc.
First Payment Date:	1/6/2015
Maturity Date:	12/6/2024
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,578,617
Seasoning:	2 months			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity:	11.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.60x
Additional Debt Type:	N/A			Most Recent NOI:	$2,130,124 (8/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,414,268 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,057,776 (12/31/2012)
Reserves(1)				Occupancy Rate(2):	93.3% (11/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.6% (12/31/2013)
RE Tax:	$101,175	$33,725	N/A	3rd Most Recent Occupancy:	89.7% (12/31/2012)
Insurance:	$9,103	3,034	N/A	Appraised Value (as of):	$32,400,000 (10/1/2014)
Recurring Replacements:	$395,000	Springing	$58,428	Cut-off Date LTV Ratio:	73.9%
TI/LC:	$484,000	Springing	$400,000	Maturity Date LTV Ratio:	67.7%
Other:	$874,271	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,950,000	73.6%	Purchase Price	$30,200,000	92.8%
Sponsor Equity	$8,600,694	26.4%	Reserves:	$1,863,549	5.7%
			Closing Costs:	$487,144	1.5%
Total Sources:	$32,550,694	100.0%	Total Uses:	$32,550,694	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
Occupancy Rate includes BE&K, Inc. and Verafin, Inc., tenants that currently occupy 13,843 SF and 4,364 SF, respectively, at the International Park Property. BE&K, Inc. and Verafin, Inc. have notified the International Park Borrower (as defined below) that they intend to vacate their leased spaces at the conclusion of their lease terms on November 30, 2015 and March 31, 2015, respectively. Excluding the BE&K, Inc. and Verafin, Inc. leased spaces, the International Park Property is 84.7% occupied. Additionally, Tyco Integrated Security, LLC has executed a lease amendment to expand into an additional 7,527 SF space which has been underwritten as vacant.

The Mortgage Loan.  The tenth largest mortgage loan (the “International Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,950,000 and is secured by a first priority fee mortgage encumbering two suburban office buildings located in Hoover, Alabama (the “International Park Property”). The proceeds of the International Park Mortgage Loan were primarily used to acquire the International Park Property, fund reserves and pay closing costs.

The Borrower and Sponsors.  The borrower is POH International Park LLC (the “International Park Borrower”), a single-purpose Delaware limited liability company with an independent director. The sponsors and nonrecourse carve-out guarantors are David Garfinkle, Craig Sternberg, Ben Colonomos, David Lewin and Arnaud Sitbon. David Garfinkle, Craig Sternberg, Ben Colonomos and David Lewin are principals of PointOne Holdings, a Miami-based privately held real estate investment management firm. PointOne Holdings was founded in 2009 and focuses primarily on the acquisition, renovation, management and disposition of value-add, income producing and distressed residential and commercial real estate. Since 2010, PointOne Holdings has acquired over 840 multifamily units and 400,000 SF of Class “A” office space throughout the southeastern United States.

The Property.  The International Park Property is a two-building, five and six-story Class “A” suburban office development totaling 211,142 SF and leased to 19 tenants. There are 722 surface parking spaces. The building located at 1900 International Park Drive was developed in 1987 and the building located at 1800 International Park Drive was developed in 1999. The International Park Property is accessible via Birmingham’s Highway-280 commercial corridor, within four miles of two major freeway interchanges (I-459/I-65 and I-459/Highway- 280). Additionally, the property is in close proximity to retail amenities such as the Galleria at Riverchase, an approximately 1.6 million SF super-regional mall, and The Summit, an approximately 1.0 million SF lifestyle center anchored by Saks Fifth Avenue, and is within five miles of Grandview Hospital, a $280 million, approximately 1.0 million SF medical hospital that is scheduled to open in 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Largest Tenants.

Command Alkon, Inc. (44,782 SF, 21% of NRA, 25% of underwritten base rent). Command Alkon, Inc. leases 44,782 SF at the International Park Property pursuant to a lease that commenced on June 1, 2000 and matures on July 31, 2019. Command Alkon, Inc. offers software and hardware solutions for producers of ready-mix concrete, concrete aggregates, asphalt and cement. Command Alkon, Inc. is headquartered at the International Park Property and has additional offices in Colombia, Brazil, the UK, France, Netherlands and India. In addition to being at the International Park Property since 2000, the tenant has expanded from 30,000 SF to its current 44,782 SF.

Hoffman Media, Inc. (31,920 SF, 15% of NRA, 15% of underwritten base rent) Hoffman Media, Inc. leases 31,920 SF at the International Park Property pursuant to a lease that commenced on June 1, 2002 and matures on February 28, 2022. Hoffman Media, Inc. is a privately-held, special interest publisher headquartered at the International Park Property.

Tyco Integrated Security, LLC (25,412 SF, 12% of NRA, 15% of underwritten base rent) Tyco Integrated Security, LLC leases 25,412 SF at the International Park Property pursuant to a lease that commenced on January 1, 2014 and matures on July 31, 2024. Tyco Integrated Security, LLC offers integrated security solutions for the banking and financial services, commercial and industrial, education, food and beverage, government, pharmaceuticals, retail security, and transportation and logistics sectors. Services offered include access control, asset tracking, fire and life safety, installation maintenance support, integration solutions, intrusion, loss prevention, monitoring options, video solutions and professional services.

The following table presents a summary regarding major tenants at the International Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Command Alkon, Inc.(3)	NR/NR/NR	44,782	21%	$1,024,721	25%	$24.35	7/31/2019
Hoffman Media, Inc.	NR/NR/NR	31,920	15%	$600,168	15%	$18.80	2/28/2022
Tyco Integrated Security, LLC(4)(5)	A-/NR/A-	25,412	12%	$609,755	15%	$23.99	7/31/2024
Home Mortgage of America, Inc.(6)	NR/NR/NR	20,922	10%	$439,878	11%	$22.08	10/31/2019
BE&K, Inc.(5)	NR/NR/NR	13,843	7%	$288,211	7%	$20.82	11/30/2015
Subtotal/Wtd. Avg.		136,879	65%	$2,962,734	72%	$22.25

Other Tenants(5)(7)		57,455	27%	$1,146,309	28%	$20.06
Vacant Space		16,808	8%	$0	0%	$0.00
Total/Wtd. Avg.		211,142	100%	$4,109,043	100%	$21.59

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)
Command Alkon, Inc. has a one-time right to terminate its lease effective July 31, 2016 upon 12 months’ notice and payment of a termination fee equal to $503,936. Additionally, Command Alkon, Inc. leases 2,699 SF of storage space underwritten as Other Income and not included in the Annual UW Rent PSF calculation.

(4)
Tyco Integrated Security, LLC has a one-time right to terminate its lease effective July 31, 2021 upon 12 months’ notice and payment of a termination fee equal to the sum of (a) $105,714 and (b) unamortized tenant improvement costs, architectural fees, tenant improvement allowances, rental abatements and leasing commissions.

(5)
Approximate % of SF and % of Total Annual UW Rent include BE&K, Inc. and Verafin, Inc., tenants that currently occupy 13,843 SF and 4,364 SF, respectively, at the International Park Property. BE&K, Inc. and Verafin, Inc. have notified the borrower that they intend to vacate their leased spaces at the conclusion of their lease terms on November 30, 2015 and March 31, 2015, respectively. Excluding the BE&K, Inc. and Verafin, Inc. leased spaces, the International Park Property is 84.7% occupied. Additionally, Tyco Integrated Security, LLC has executed a lease amendment to expand into an additional 7,527 SF space which has been underwritten as vacant.

(6)
Home Mortgage of America, Inc. has a one-time right to terminate its lease effective May 1, 2017 upon 12 months’ notice. Additionally, Home Mortgage of America, Inc. leases 1,000 SF of storage space underwritten as Other Income and not included in the Annual UW Rent PSF calculation.

(7)
Three spaces, representing 300 SF in the aggregate, are demised under antenna leases or used as storage space. Such spaces are underwritten as Other Income and are excluded from the Annual UW Rent PSF Rolling calculation.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

The following table presents certain information relating to the lease rollover schedule at the International Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.00	0%	0%	$0	0%	0%
2015	4	20,075	21.15	10%	10%	$424,526	10%	10%
2016	2	8,383	21.52	4%	13%	$180,442	4%	15%
2017(2)	8	28,322	21.98	13%	27%	$615,817	15%	30%
2018	1	2,531	21.22	1%	28%	$53,708	1%	31%
2019(2)	6	65,704	23.62	31%	59%	$1,464,599	36%	67%
2020	1	7,084	22.59	3%	63%	$160,028	4%	71%
2021	0	0	0.00	0%	63%	$0	0%	71%
2022	6	31,920	18.80	15%	78%	$600,168	15%	85%
2023	0	0	0.00	0%	78%	$0	0%	85%
2024	1	25,412	23.99	12%	90%	$609,755	15%	100%
2025	0	0	0.00	0%	90%	$0	0%	100%
2026	0	0	0.00	0%	90%	$0	0%	100%
2027	0	0	0.00	0%	90%	$0	0%	100%
2028 & Beyond(3)	2	4,903	0.00	2%	92%	$0	0%	100%
Vacant	0	16,808	0.00	8%	100%	$0	0%	100%
Total/Wtd. Avg.	31	211,142	$21.59	100%		$4,109,043	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)
Five spaces, representing 3,999 SF in the aggregate, are demised under antenna leases or used as storage space. Such spaces are underwritten as Other Income and are excluded from the UW Rent PSF Rolling calculation.

(4)	The conference room, fitness center and maintenance office generate no base rent.

The Market.  The International Park Property is located in Hoover, Jefferson County, Alabama, along Highway 280. The International Park Property is situated in the Highway 280/Jefferson submarket of Birmingham, Alabama. 2013 population and median household income within a five-mile radius were 118,743 people and $79,038, respectively. The appraisal noted a general submarket vacancy rate of 7.4% and a Class “A” submarket vacancy of 8.1%. The following chart reflects competitive office properties in the submarket:

Competitive Property Summary
Property Name	Address	Year Built	NRA (SF)	Occupancy	Asking Rent PSF Range
Colonial Town Park Colonnade	3500 Colonnade Parkway Birmingham, AL	2000	143,066	96%	$20.00 - $21.00
Urban Center	100 Urban Center Drive Vestavia Hills, AL	1992	536,954	88%	$20.00 - $21.00
Grandview II	3595 Grandview Parkway Birmingham, AL	1997	150,000	79%	$20.00 - $21.00
Grandview Plaza	3660 Grandview Parkway Birmingham, AL	1995	197,194	99%	$23.00 - $24.00
Brookwood Metroplex I	1 Metroplex Drive Birmingham, AL	1993	103,800	100%	$20.00 - $22.00
Brookwood Metroplex II	1 Metroplex Drive Birmingham, AL	1993	103,000	97%	$20.00 - $22.00
600 University Park Place	600 University Park Place Birmingham, AL	1999	122,629	97%	$21.00 - $22.00
Lakeshore Park Plaza	2204 Lakeshore Drive Birmingham, AL	1980	194,751	91%	$21.00 - $22.00

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the International Park Property:

Cash Flow Analysis
	2011	2012	2013	8/31/2014 TTM		UW	UW PSF
Base Rent	$4,239,568	$4,222,658	$4,265,528	$4,262,310		$4,438,022	$21.02
Total Recoveries	$134,060	$35,285	$56,212	$75,611		$102,621	$0.49
Other Income(1)	$103,115	$101,637	$90,451	$78,228		$78,228	$0.37
Discounts Concessions	($68,601)	($357,218)	($132,612)	($367,421)		$0	$0.00
Less Vacancy & Credit Loss	($688,060)	($427,226)	($320,712)	($330,658)		($397,268)	($1.88)
Effective Gross Income	$3,720,082	$3,575,136	$3,958,866	$3,718,070		$4,221,604	$19.99
Total Operating Expenses	$1,575,909	$1,517,361	$1,544,598	$1,587,946		$1,642,986	$7.78
Net Operating Income	$2,144,172	$2,057,776	$2,414,268	$2,130,124		$2,578,617	$12.21
Capital Expenditures	$0	$0	$0	$0		$38,952	$0.18
TI/LC	$0	$0	$0	$0		$227,355	$1.08
Net Cash Flow	$2,144,172	$2,057,776	$2,414,268	$2,130,124		$2,312,310	$10.95

Occupancy %	83.8%	89.7%	92.6%	93.3%	(2)	91.1%
NOI DSCR	1.48x	1.42x	1.67x	1.47x		1.78x
NCF DSCR	1.48x	1.42x	1.67x	1.47x		1.60x
NOI Debt Yield	9.0%	8.6%	10.1%	8.9%		10.8%
NCF Debt Yield	9.0%	8.6%	10.1%	8.9%		9.7%

(1)	Other Income primarily consists of storage, antenna, and miscellaneous revenues.

(2)	The 8/31/2014 TTM Occupancy % is based on the November 1, 2014 rent roll.

Escrows and Reserves.  The International Park Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments and insurance premiums, (ii) $3,246 for replacement reserves when the reserve is below the cap of $58,428 and (iii) 17,596 for TI/LC reserves when the reserve is below the cap of $400,000. At origination, the International Park Borrower deposited $496,000 for re-tenanting costs in the event Command Alkon, Inc. exercises its termination right, $484,000 into the TI/LC reserve for future costs incurred in connection with tenant improvements and leasing commissions, $395,000 into the replacement reserve and $378,271 for costs incurred in connection with outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The International Park Mortgage Loan is structured with a soft lockbox and springing cash management. The International Park Borrower is required to deposit all revenues into the lockbox account controlled by the lender. All funds are returned to an account controlled by the International Park Borrower until the occurrence of a Trigger Event (as defined below). Upon the occurrence of the first Trigger Event and for the remainder of the term of the International Park Mortgage Loan thereafter, the International Park Borrower is required to direct tenants to pay rent directly to a lender-controlled operating account. During the continuance of a Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the International Park Mortgage Loan.

A “Trigger Event” will commence upon (i) the occurrence of an event of default under the International Park Mortgage Loan and continue until such event of default is no longer continuing, (ii) the DSCR, calculated based on the trailing 12 calendar months, being less than 1.10x and continue until the DSCR, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x or (iii) the occurrence of a Major Tenant Trigger Event, provided that, a Major Tenant Trigger Event will not be deemed to be a Trigger Event if the DSCR, calculated based on the trailing 12 calendar months, is greater than or equal to 1.35x, excluding any rent or payments made by related major tenants and continue until a Major Tenant Trigger Event Cure occurs.

A “Major Tenant Trigger Event” means that any of the tenants known as Home Mortgage of America, Inc., Command Alkon, Inc., Tyco Integrated Security, LLC and/or Hoffman Media, Inc. (i) goes into default under its lease, (ii) vacates or gives notice to vacate its space, (iii) files for bankruptcy or otherwise becomes a debtor in an insolvency action, (iv) terminates its lease or delivers notice thereof (excluding a termination by Command Alkon, Inc. pursuant to its right to terminate its lease effective July 31, 2016 accompanied by payment of a termination fee of $503,936) or (v) fails to exercise its option to extend the term of its lease prior to the expiration of its option notice period or, if the related lease does not contain such an option notice period, at least six months prior to the lease expiration date unless the International Park Borrower posts within 15 business days of such failure cash or a letter of credit in the amount of $400,000 with respect to Home Mortgage of America, Inc., $800,000, as applicable, with respect to Command Alkon, Inc., $500,000 with respect to Tyco Integrated Security, LLC and $600,000 with respect to Hoffman Media, Inc.

A “Major Tenant Trigger Event Cure” means that (x) any of the tenants known as Home Mortgage of America, Inc., Command Alkon, Inc., Tyco Integrated Security, LLC or Hoffman Media, Inc., (a) in connection with clause (i) above, has cured all defaults under its lease, (b) in connection with clause (ii) above, withdraws its notice to vacate, (c) in connection with clause (iii) above, affirms the lease in the bankruptcy action or ceases to be a debtor in the related action, (d) in connection with clauses (iv) and (v) above, withdraws its notice to terminate or executes a satisfactory extension of its lease or (y), in connection with clauses (i), (ii), (iii), (iv) or (v) above, a satisfactory replacement tenant, among other things, enters into a new lease for the related space evidenced by an executed estoppel.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Property Management.  The International Park Property is managed by CBRE, Inc.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	International Park

Terrorism Insurance.  The International Park Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007) in an amount equal to full replacement cost of the International Park Property and business interruption insurance for 18 months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Headquarters Village

Mortgage Loan No. 11 – Headquarters Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000			Location:	Plano, TX 75024
Cut-off Date Balance:	$19,000,000			General Property Type:	Mixed-Use
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Whitestone REIT			Year Built/Renovated:	2009/N/A
Mortgage Rate:	4.145%			Size:	89,117 SF
Note Date:	11/26/2014			Cut-off Date Balance per Unit:	$213
First Payment Date:	1/1/2015			Maturity Date Balance per Unit:	$194
Maturity Date:	12/1/2024			Property Manager:	Whitestone REIT Operating Partnership, L.P.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,787,312
Seasoning:	2 months			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.51x
Additional Debt Type:	N/A			Most Recent NOI:	$2,014,270 (9/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,121,425 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,508,930 (12/31/2012)
Reserves(1)				Occupancy Rate:	84.2% (11/24/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	80.2% (10/8/2013)
RE Tax:	$48,550	$48,550	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$26,900,000 (10/27/2014)
Recurring Replacements:	$0	$1,125	$67,500	Cut-off Date LTV Ratio:	70.6%
TI/LC:	$37,800	$4,168	$250,000	Maturity Date LTV Ratio:	64.4%
Other:	$8,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$0	0.0%
			Reserves:	$94,850	0.5%
			Closing Costs:	$895,068	4.7%
			Return of Equity:	$18,010,082	94.8%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	The Headquarters Village Borrower deposited $8,500 at loan closing for outstanding tenant improvements and leasing commissions.

(2)
The Headquarters Village Borrower purchased the Headquarters Village Property in 2013. Historical rent rolls prior to October 8, 2013 are not available. The occupancy as of October 8, 2013 is reported as approximately 94.0%; however, two retail spaces totaling approximately 12,244 SF were occupied under master lease according to that rent roll. This space is counted as vacant for the above reported 80.2% occupancy rate.

The Mortgage Loan.  The eleventh largest mortgage loan (the “Headquarters Village Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,000,000 and is secured by a first priority fee mortgage encumbering an unanchored retail center located in Plano, TX (the “Headquarters Village Property”). The proceeds of the Headquarters Village Mortgage Loan were primarily used to return equity to the Headquarters Village Borrower (as defined below), which purchased the Headquarters Village Property in March 2013 for approximately $25,700,000 and subsequently repaid the acquisition financing via a corporate line of credit.

The Borrower and the Sponsor. The borrower is Whitestone Headquarters Village, LLC (the “Headquarters Village Borrower”), a recycled single-purpose Delaware limited liability company. The Headquarters Village Borrower is 100% indirectly owned by Whitestone REIT Operating Partnership, L.P., which is also the nonrecourse carve-out guarantor. Whitestone REIT Operating Partnership, L.P., is majority owned by Whitestone REIT, a Maryland Real Estate Investment Trust (NYSE: WSR).

The Property. The Headquarters Village Property consists of an 89,117 SF, four-building retail and office property constructed in 2009. The Headquarters Village Property improvements include a 3,730 SF tenant-owned Comerica Bank branch and were constructed on land owned by the Headquarters Village Borrower. Retail tenants represent approximately 67,537 SF of the Headquarters Village Property and office tenants represent approximately 21,580 SF, including the largest tenant, Superior Abstract & Title, and the second largest tenant, WCI Consulting.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Headquarters Village

The following table presents a summary regarding major tenants at the Headquarters Village Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Superior Abstract & Title	NR/NR/NR	10,875	12%	$239,250	11%	$22.00	2/28/2017	N/A
WCI Consulting	NR/NR/NR	8,080	9%	$173,720	8%	$21.50	1/31/2018	N/A
Paradise Bakery	NR/NR/NR	4,500	5%	$173,250	8%	$38.50	7/31/2019	N/A
Comerica Bank	A/A2/A	3,730	4%	$188,481	9%	$50.53	11/16/2028	N/A
Goodfellas Pizza	NR/NR/NR	3,542	4%	$106,260	5%	$30.00	3/31/2015	$356
Subtotal/Wtd. Avg.		30,727	34%	$880,961	42%	$28.67

Other Tenants		44,271	50%	$1,239,051	58%	$27.99
Vacant Space		14,119	16%	$0	0%	$0.00
Total/Wtd. Avg.		89,117	100%	$2,120,012	100%	$28.27

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market.  The Headquarters Village Property is located in Plano, Collin County, Texas, on Preston Road approximately 25 miles north of the Dallas central business district and less than a mile south of Stonebriar Mall, within the North Central Dallas submarket. Estimated 2014 population and average household income within a five-mile radius were 281,255 people and $117,438, respectively. As of September 30, 2014, the submarket retail vacancy rate was 10.2% and the average rental rate was $22.53 PSF.

The following table presents recent occupancy rates and leasing data at the five primary competitive centers to the Headquarters Village Property. The expense basis for each is triple-net, except for the Shops at Legacy Town Center, which is gross for office space.

Competitive Property Summary
Property	Address	Year Built	Overall Occ.	GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF
Frisco Plaza	2330 Preston Road Frisco, TX	2005	97%	16,597	Dry Cleaners Tobacco Shop Quoted	1,620 1,476 —	Jul-14 Jun-12 —	3.0 5.0 —	$29.50 $21.96 $25.00
Granite Plaza Retail & Office	8100 Dallas Parkway Plano, TX	2003	96%	33,588	Not Disclosed – Retail Millennium 3 – Office Quoted	1,500 3,007 —	Jun-14 Feb-12 —	3.0 5.0 —	$28.00 $21.50 $30.00
Preston Creek	8300-8412 Preston Road Plano, TX	2006	95%	80,861	Modern Dental – Office Imaqique – Office Ultimate Pilates Two Brothers Bar Quoted	1,878 14,500 1,406 1,821 —	Dec-13 May-13 Mar-12 Feb-12 —	3.0 5.0 5.0 5.0 —	$24.00 $23.00 $23.00 $27.00 $30.00
Shops at Legacy Town Center	5700-5800 Legacy Drive Plano, TX	2002	90%	390,929	Nike – Retail Keane, Inc. – Office Intuitive Health – Office Legacy Tavern – Retail Quoted	18,301 6,793 4,855 3,440 —	Dec-13 Mar-12 Jan-12 Apr-11 —	10.0 5.0 5.0 5.0 —	$28.50 $24.79 $25.30 $30.00 $40.00
World Cup Plaza	5454 Main Street Frisco, TX	2008	93%	90,014	The Boardroom – Retail Mission Title – Office Fruitealicious – Retail Wells Fargo Home Mortgage – Office Quoted	1,986 908 1,940 3,700 —	Aug-13 Jul-13 May-13 Dec-12 —	7.0 5.0 5.0 3.0 —	$19.00 $22.00 $20.00 $22.00 $25.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Headquarters Village

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the Headquarters Village Property:

Cash Flow Analysis
	2011	2012	2013		9/30/2014 TTM		UW	UW PSF
Base Rent	$1,517,504	$1,710,076	$2,380,309		$2,188,713		$2,515,344	$28.23
Total Recoveries	$489,222	$560,868	$647,243		$673,964		$673,964	$7.56
Other Income	$62,685	$82,367	$203,108		$163,483		$28,257	$0.32
Discounts Concessions	$0	$0	$0		$0		$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0		$0		($395,332)	($4.44)
Effective Gross Income	$2,069,411	$2,353,311	$3,230,660		$3,026,160		$2,822,233	$31.67
Total Expenses	$947,911	$844,381	$1,109,235		$1,011,890		$1,034,920	$11.61
Net Operating Income	$1,121,500	$1,508,930	$2,121,425		$2,014,270		$1,787,312	$20.06
Capital Expenditures	$0	$0	$0		$0		$12,808	$ 0.14
TI/LC	$0	$0	$0		$0		$100,702	$1.13
Net Cash Flow	$1,121,500	$1,508,930	$2,121,425		$2,014,270		$1,673,802	$18.78

Occupancy %	N/A	N/A	80.2%	(1)	84.2%	(2)	84.3%
NOI DSCR	1.01x	1.36x	1.92x		1.82x		1.61x
NCF DSCR	1.01x	1.36x	1.92x		1.82x		1.51x
NOI Debt Yield	5.9%	7.9%	11.2%		10.6%		9.4%
NCF Debt Yield	5.9%	7.9%	11.2%		10.6%		8.8%

(1)	The 2013 occupancy rate is based on a rent roll dated October 8, 2013; however, the above number excludes two retail spaces that were master leased by the previous owner.
(2)	The 9/30/2014 TTM Occupancy % is based on a rent roll dated November 24, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Stone Ridge Plaza

Mortgage Loan No. 12 – Stone Ridge Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,975,000			Location:	Greece, NY 14615
Cut-off Date Balance:	$18,975,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Anthony Comparato			Year Built/Renovated:	1975/2010
Mortgage Rate:	4.200%			Size:	178,915 SF
Note Date:	1/27/2015			Cut-off Date Balance per Unit:	$106
First Payment Date:	3/1/2015			Maturity Date Balance per Unit:	$95
Maturity Date:	2/1/2025			Property Manager:	Anthony Comparato Realty and Management
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$1,875,887
Seasoning:	0 month			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$1,859,884 (9/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,953,852 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,852,450 (12/31/2012)
Reserves				Occupancy Rate:	96.7% (11/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.8% (12/31/2013)
RE Tax:	$110,358	$31,608	N/A	3rd Most Recent Occupancy:	94.5% (12/31/2012)
Insurance:	$57,721	$5,772	N/A	Appraised Value (as of):	$25,300,000 (11/12/2014)
Deferred Maintenance:	$26,325	$0	N/A	Cut-off Date LTV Ratio:	75.0%
Recurring Replacements(3):	$150,000	$6,250	N/A	Maturity Date LTV Ratio:	66.9%
TI/LC:	$0	$11,182	$360,000
Other(1)(2):	$10,000	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,975,000	100.0%	Loan Payoff:	$16,396,933	86.4%
			Closing Costs:	$493,396	2.6%
			Upfront Reserves:	$354,404	1.9%
			Return of Equity:	$1,730,267	9.1%
Total Sources:	$18,975,000	100.0%	Total Uses:	$18,975,000	100.0%

(1)
Commencing on August 1, 2020 or following Toys R Us filing for bankruptcy, terminating its lease or going dark, excess cash will be swept into a reserve held by the lender for re-tenanting the Toys R Us space.

(2)	At loan closing, the Stone Ridge Plaza Borrower deposited with the lender $10,000 for free rent credit related to WNY Dental Group.

(3)
At loan closing, the Stone Ridge Plaza Borrower deposited with the lender $150,000 for replacement reserve. In addition, the Stone Ridge Plaza Borrower is required to make monthly deposits of $6,250 of replacement reserves on each payment date through and including the 72nd payment date and monthly deposits of $833 on each payment date thereafter.

The Mortgage Loan.  The twelfth largest mortgage loan (the “Stone Ridge Plaza Mortgage Loan”) is evidenced by a promissory note in the principal amount of $18,975,000, secured by a first priority fee mortgage encumbering an anchored retail center located in the Town of Greece, Monroe County, New York (the “Stone Ridge Plaza Property”). The proceeds of the Stone Ridge Plaza Mortgage Loan were used to refinance prior debt, pay closing costs, fund upfront reserves and return equity to the Stone Ridge Plaza Borrower (as defined below).

The Borrower and the Sponsor.  The borrower is Stone Ridge Plaza, LLC (the “Stone Ridge Plaza Borrower”), a single purpose New York limited liability company. The Stone Ridge Plaza Mortgage Loan sponsor and non-recourse guarantor is Anthony Comparato. Mr. Comparato is the sole trustee of the Edith Comparato Marital Trust, which is the ninety-nine percent (99%) owner of the Stone Ridge Plaza Borrower, and the sole shareholder of Stone Ridge Plaza Borrower Corp., which is the one percent (1%) owner of the Stone Ridge Plaza Borrower. Mr. Comparato is the founding member of Compson Development, a 60 year old development organization that has built and developed multifamily and commercial projects along the east coast of the United States. Mr. Comparato has owned, operated and managed over 2,450 multifamily units, converted nearly 3,000 condominium units, constructed over 2.5 million SF of retail centers and has operated and managed over 1.5 million SF of office space.

The Mortgaged Property.  The Stone Ridge Plaza Property is a 178,915 SF anchored retail center located in the Town of Greece, Monroe County, New York and is situated on a 16.88-acre parcel along West Ridge Road, just off of Route 390. The Stone Ridge Plaza Property was built in 1975 and renovated in 2010. As of November 30, 2014, the Stone Ridge Plaza Property was 96.7% leased to 25 different tenants. The Stone Ridge Plaza Property is anchored by Toys R Us, which has been in occupancy since 1985 and has recently signed a lease extension through January 31, 2021 with two five-year extensions remaining. Toys R Us reported sales of $8.23 million for the year ending January 31, 2014, which equates to a 7.3% occupancy

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Stone Ridge Plaza

cost, compared to the chain-wide store average of $7.78 million as per an industry report. Sixteen of the 25 tenants, totaling 82% of the NRA, have been in occupancy at the Stone Ridge Plaza Property for over 10 years.

The following table presents a summary regarding major tenants at the Stone Ridge Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Annual Market Rent PSF(4)
Anchor Tenant
Toys R Us	CC/Caa2/B-	47,240	26%	$389,730	19%	$8.25	1/31/2021	$8.50
Subtotal/Wtd. Avg.		47,240	26%	$389,730	19%	$8.25		$8.50

Tenants > 9,999 SF
RAC for Women	NR/NR/NR	21,037	12%	$170,282	8%	$8.09	6/30/2025	$12.00
Dollar Tree	NR/NR/NR	13,050	7%	$104,400	5%	$8.00	6/30/2017	$12.00
WNY Dental Group	NR/NR/NR	11,000	6%	$181,500	9%	$16.50	6/30/2020	$12.00
ABVI/Goodwill	NR/NR/NR	10,480	6%	$118,122	6%	$11.27	4/30/2022	$12.00
Buffets Inc.	NR/NR/NR	10,000	6%	$130,000	6%	$13.00	12/31/2024	$12.00
Subtotal/Wtd. Avg.		65,567	37%	$704,304	35%	$10.74		$12.00

Other Tenants		60,208	34%	$925,438	46%	$15.37		$14.48
Vacant Space		5,900	3%	$0	0%	$0.00		$0.00
Total/Wtd. Avg.		178,915	100%	$2,019,472	100%	$11.67		$11.91

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF and Wtd. Avg. Annual Market Rent PSF exclude vacant space.

(4)	Based on the appraisal.

The Market.  The Stone Ridge Plaza Property is located on the northwest corner of the West Ridge Road and Stone Road intersection, less than a half-mile from the intersection of West Ridge Road and Route 390, in the Town of Greece, Monroe County, New York and within the Rochester Metropolitan Statistical Area. Route 390 provides access to I-490 (approximately four miles to the south) which runs east-west through the Rochester central business district and I-90 (approximately 10 miles to the south) which, according to the appraisal, is the primary commercial corridor in the northern United States.

West Ridge Road is one of the major east/west commercial thoroughfares within the Stone Ridge Plaza Property’s neighborhood. According to an industry report, as of 2012, the average daily traffic count in the immediate vicinity of the Stone Ridge Plaza Property along West Ridge Road was 45,824 vehicles. Businesses located on West Ridge Road include Red Lobster, Advance Auto Parts, Rite Aid, Holiday Inn Express, Comfort Inn, Home Depot, Staples, a Chevrolet dealership, Marriott, Olive Garden, Applebee’s, LA Fitness, Chipotle, Long Horn Steakhouse and The Distillery. In addition, the Mall at Greece Ridge with tenants such as Regal Cinemas, Sears, Bed Bath & Beyond, Chico’s Loft, Dick’s Sporting Goods and Barnes & Noble is approximately one mile from the Stone Ridge Plaza Property.

According to an industry report, the estimated 2014 population within a three- and five-mile radius of the Stone Ridge Plaza Property was 103,069 and 266,923 people, respectively. The 2014 estimated average household income within a three- and five-mile radius was $52,776 and $51,892, respectively.

The Stone Ridge Plaza Property is located in the northwest retail submarket of the Rochester, New York retail market. According to an industry report, as of year-end 2014, the Rochester retail market had approximately 62.1 million SF of retail space with an average vacancy rate of 8.2% and an average annual asking rent of $10.78 PSF. As of year-end 2014, the Northwest retail submarket had approximately 10.1 million SF of retail space with an average vacancy rate of 8.0% and an average annual asking rent of $9.74 PSF. The appraiser conducted a survey of recent comparable leases and concluded to annual market rents of $8.50 PSF for anchor tenants, $12.00 PSF for in line tenants larger than 9,999 SF, $14.00 PSF for in-line tenants smaller than 10,000 SF and $25.00 PSF for bank pad tenants. The appraiser concluded to a 5% vacancy rate and 1% credit loss.

The following table presents four competitive centers to the Stone Ridge Plaza Property:

Competitive Property Summary

Property	Address	Major Tenants	Year Built	Acres	Size (GLA SF)	Occupancy
Ridgemont Plaza	2833 West Ridge Road	Kmart, Best Buy	1987	32.2	103,760	100.0%
Lowe’s Plaza	3160 West Ridge Road	Lowe’s	1989	14.2	245.080	98.1%
West Ridge Plaza	630 West Ridge Road	Family Dollar	1950/1975/2004	5.3	81.531	100.0%
Ridgecrest Commons	1946 West Ridge Road	Ashley Furniture	1975	4.4	44,304	100.0%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Stone Ridge Plaza

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stone Ridge Plaza Property:

Cash Flow Analysis

	2010	2011	2012	2013	9/30/2014 TTM		UW	UW PSF
Base Rent(1)	$1,903,408	$1,936,434	$1,964,938	$1,946,093	$1,946,188		$2,019,472	$11.29
Vacant Rent(2)	$0	$0	$0	$0	$0		$70,800	$0.40
Reimbursements(3)	$576,717	$621,620	$647,731	$738,354	$642,045		$780,000	$4.36
Other Income	$1,349	$4,155	$432	$433	$4,296		$0	$0.00
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	$0		($172,216)	($0.96)
Effective Gross Income	$2,481,474	$2,562,209	$2,613,101	$2,684,881	$2,592,528		$2,698,056	$15.08
Total Operating Expenses	$714,343	$692,214	$760,651	$731,028	$732,644		$822,169	$4.60
Net Operating Income	$1,767,131	$1,869,995	$1,852,450	$1,953,852	$1,859,884		$1,875,887	$10.48
Capital Expenditures	$0	$0	$0	$0	$0		$51,885	$0.29
TI/LC	$0	$5,172	$0	$0	$0		$134,186	$0.75
Net Cash Flow	$1,767,131	$1,864,823	$1,852,450	$1,953,852	$1,859,884		$1,689,816	$9.44

Occupancy %	93.9%	95.0%	94.5%	91.8%	96.7%	(5)	94.0%
NOI DSCR	1.59x	1.68x	1.66x	1.75x	1.67x		1.68x
NCF DSCR	1.59x	1.67x	1.66x	1.75x	1.67x		1.52x
NOI Debt Yield	9.3%	9.9%	9.8%	10.3%	9.8%		9.9%
NCF Debt Yield	9.3%	9.8%	9.8%	10.3%	9.8%		8.9%

(1)	Based on the rent roll dated November 30, 2014, and includes contractual rent increases through December 2015.

(2)	Based on $12 PSF which is more conservative than the appraiser’s concluded market rent of $14 PSF for smaller in-line spaces.

(3)	Based on the historical ratio of expense reimbursements.

(4)	Based on the appraiser’s concluded vacancy of 6%.

(5)	The 9/30/2014 TTM Occupancy % is based on a rent roll dated November 30, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	WM Retail Portfolio

Mortgage Loan No. 13 – WM Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Portfolio
Original Balance:	$16,500,000			Location(3):	Various
Cut-off Date Balance:	$16,500,000			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type(3):	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Scott Whitworth; George Mathes; John Mathes; Fountain Capital LLC			Year Built/Renovated(3):	Various/N/A
				Size:	223,557 SF
Mortgage Rate:	4.300%			Cut-off Date Balance per Unit:	$74
Note Date:	1/27/2015			Maturity Date Balance per Unit:	$63
First Payment Date:	3/1/2015			Property Manager:	Cheney Mathes Properties, LLC
Maturity Date:	2/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,671,809
Seasoning:	0 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity:	11.9%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NCF DSCR:	1.49x
Additional Debt Type:	N/A			Most Recent NOI:	$1,419,716 (7/31/2014 T-7 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,084,908 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Occupancy Rate:	90.4% (1/9/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.4% (7/31/2014)
RE Tax:	$73,922	$32,171	N/A	3rd Most Recent Occupancy:	87.6% (12/31/2013)
Insurance:	$0	$10,568	N/A	Appraised Value (as of):	$22,510,000 (Various)
Deferred Maintenance:	$98,958	$0	N/A	Cut-off Date LTV Ratio:	73.3%
Recurring Replacements:	$0	$3,726	N/A	Maturity Date LTV Ratio:	62.4%
TI/LC:	$0	$12,296	$442,664
Other(2):	$684,058	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,500,000	74.1%	Acquisition:	$20,529,296	92.2%
Equity:	$5,773,596	25.9%	Closing Costs:	$887,362	4.0%
			Upfront Reserves:	$856,938	3.8%
Total Sources:	$22,273,596	100.0%	Total Uses:	$22,273,596	100.0%

(1)
Cash management will commence upon the occurrence of any of the following: (i) In an event of default, (ii) DSCR falling below 1.10x for any calendar quarter or (iii) the WM Retail Portfolio Borrower fails to deposit $80,000 into a reserve held by the lender within five days of Dollar Tree failing to give notice that it is exercising its extension option by May 1, 2015

(2)
At loan closing, the WM Retail Portfolio Borrower deposited with the lender $684,058 for the following: (i) $150,000 reserved for the payment of reasonable costs in building out the vacant rentable space to white box condition, (ii) $69,658 reserved for free rent granted to Planet Beach ($7,241), Baylor Scott & White ($50,417) and Dots ($12,000), (iii) $450,000 reserved for tenant improvement obligations related to Baylor Scott & White ($350,0000) and Dots ($100,000) leases and (iv) $14,400 reserved for leasing commissions related to the Dots lease. In addition, If Dollar Tree fails to provide notice that it is exercising its option to extend by May 1, 2015 and the WM Retail Portfolio Borrower fails to deposit $80,000 into a reserve for re-tenanting the space, the lender will commence sweeping excess cash into a reserve until the balance reaches $80,000.

(3)	See Property Summary table below.

(4)	Operating history prior to 2012 is not available for the WM Retail Portfolio Properties. Operating history prior to 2013 is not available for Hugo Shopping Center.

The Mortgage Loan.  The thirteenth largest mortgage loan (the “WM Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the principal amount of $16,500,000, secured by first priority fee mortgages encumbering four retail properties located in Texas, one retail property located in New York and one retail property located in Oklahoma, collectively known as the WM Retail Portfolio (the “WM Retail Portfolio Properties”). The proceeds of the WM Retail Portfolio Mortgage Loan, were used to acquire the WM Retail Portfolio Properties for $20,529,296, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor.  The borrowers are WM 47 North, LLC and WM 47 South, LLC (together, the “WM Retail Portfolio Borrower”), each a single purpose Delaware limited liability company. The WM Retail Portfolio Mortgage Loan non-recourse guarantors are Scott Whitworth, George Mathes, John Mathes and Fountain Capital LLC (“Fountain Capital”), which collectively, indirectly control the WM Retail Portfolio Borrower. Fountain Capital is a real estate and investment firm formed in 2009 by Stephen Swann with an emphasis on acquiring undervalued real estate loans and properties. Over the past five years, Fountain Capital acquired 21 retail properties, two office buildings and 50 loans secured by commercial properties. John Curtis Mathes and George Mathes are co-owners of Cheney & Mathes Properties, a commercial real estate company which owns 20 retail centers totaling approximately 1.3 million SF. John Mathes is also a senior vice president at The Retail Connection, overseeing the leasing of approximately 2 million SF of retail centers. Scott Whitworth is the managing partner of WM Capital Partners, a New York based investment firm founded in 2008 focused on the purchase of distressed debt, real estate and businesses.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	WM Retail Portfolio

The Mortgaged Property.  The WM Retail Portfolio Properties consist of six retail properties totaling 223,557 SF, with four located in Texas, one located in New York and one located in Oklahoma. As of January 9, 2015, the WM Retail Portfolio Properties had an average occupancy rate of 90.4%. Four out of the six WM Retail Portfolio Properties are shadow anchored by Walmart, with the remaining two WM Retail Portfolio Properties anchored by Peebles and Orscheln Farm & Home.

Individual WM Retail Portfolio Properties, with the exception of the Rigsby Road Center property, may be released subject to the prepayment provisions listed above and the following conditions: (i) no event of default exists, (ii) the WM Retail Portfolio Borrower has delivered the Adjusted Release Amount (as defined below) to the lender; (iii) confirmation from each rating agency that such release will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of the MSBAM 2015-C21 securities and (iv) the LTV ratio after such release is no more than 125%. The “Adjusted Release Amount” means, with respect to any WM Retail Portfolio Property to be released, the greatest of: a) 115% of the allocated loan amount, b) 85% of the net sales proceeds of such property, c) an amount such that the DSCR of remaining collateral is not less than the greater of x) aggregate DSCR as of the closing date and y) the aggregate DSCR of all the collateral immediately prior to release, but not greater than 1.55x and d) an amount such that the LTV ratio of remaining collateral is not more than the lesser of x) the LTV ratio of all the collateral immediately prior to release and y) 75%.

The following table sets forth further information regarding the WM Retail Portfolio Properties:

Property Summary
Property Name	Location	Total SF	Year Built	Allocated Cutoff Balance	% of Cutoff Balance	Largest Tenants	Tenant SF	Tenant % of NRA	Tenant Lease Expiration	Shadow Anchored by Walmart
Rigsby Road Center	San Antonio, TX	64,200	2002	$6,531,030	40%	Dollar Tree Rue21	8,000 6,000	13% 9%	9/30/2015(1) 1/31/2020	Yes – Walmart Supercenter
Batavia Shopping Center	Batavia, NY	35,280	2007	$3,151,900	19%	Peebles Shoe Show	18,000 4,480	51% 13%	10/31/2019 11/30/2018	No
Gatesville Shopping Center	Gatesville, TX	22,100	2007	$2,345,770	14%	Dollar Tree Baylor Scott & White	8,000 5,000	36% 23%	9/30/2018 6/30/2020(2)	Yes – Walmart Supercenter
Mansfield Shopping Center	Mansfield, TX	8,487	2004	$1,766,530	11%	City Doc Planet Beach	2,582 1,910	30% 23%	2/28/2018 2/28/2025	Yes – Walmart Neighborhood Market
Hugo Shopping Center	Hugo, OK	86,941	1975	$1,649,250	10%	Orscheln Farm & Home Save-A-Lot	40,832 16,000	47% 18%	1/31/2017 2/28/2017	No
Seagoville Shopping Center	Seagoville, TX	6,549	2003-2005	$1,055,520	6%	Value Dental Cash Store	2,500 1,507	38% 23%	10/31/2022 6/30/2020	Yes – Walmart Supercenter

(1)
If Dollar Tree fails to provide notice that it is exercising its option to extend by May 1, 2015 and the WM Retail Portfolio Borrower fails to deposit $80,000 into a reserve for re-tenanting the space, the lender will commence sweeping excess cash into a reserve until the balance reaches $80,000.

(2)
Baylor Scott & White are expected to take occupancy June 30, 2015. At loan origination the WM Retail Portfolio Borrower deposited $50,417 for free rent, and $350,000 for outstanding tenant improvement obligations into reserves held by the lender. Baylor Scott & White has a lease termination option effective June 30, 2020 upon providing 180-days’ notice and paying a termination fee equal to $209,429 to the WM Retail Portfolio Borrower. The WM Retail Portfolio Borrower is required to deposit any termination fees into a reserve held by the lender for re-tenanting the space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	WM Retail Portfolio

The Market.  Per the appraisal, the WM Retail Portfolio Properties are located along main/major commercial corridors within their respective markets. Based on the appraisal, Rigsby Road Center (approximately 100,000 vehicles per day), Seagoville Shopping Center (37,515 vehicles per day) and Mansfield Shopping Center (23,923 vehicles per day) are situated along roads with high traffic counts. Five out of the six submarkets in which the WM Retail Portfolio Properties are located had occupancy rates above 90% as of the third quarter of 2014. The following table presents certain market information for the WM Retail Portfolio Properties:

Market Summary
Property Name	Location	Property Occupancy(1)	Submarket Occupancy(2)	Tenant Type	Property UW Rent Range PSF	Property Average UW Rent PSF(3)	Competitive Set Rental Rate Range PSF (NNN)	Market Rent PSF (NNN)(3)
Rigsby Road Center	San Antonio, TX	85.4%	96.2%	In-line/Large End Cap/ Medical Large In-line	$13.50 - $35.00 $7.61 - 16.60	$20.54 $11.02	$15.00 - $22.00 $9.50 - $16.00	$15.00 $12.00
Batavia Shopping Center	Batavia, NY	92.1%	91.7%	Junior Anchor In-line	$7.56 $9.50 - $19.00	$7.56 $12.75	$5.50 - $12.00 $8.00 - $16.00	$9.00 $16.00
Gatesville Shopping Center	Gatesville, TX	94.1%	95.9%	Dollar Store In-line	$7.75 $11.40 - $22.00	$7.75 $17.22	$4.22 - $9.00 $20.00 - $29.00	$7.75 $16.00
Mansfield Shopping Center	Mansfield, TX	70.6%	90.9%	In-line	$22.75 - $30.00	$25.75	$18.00 - $28.00	$22.00
Hugo Shopping Center	Hugo, OK	95.4%	97.6%	Anchor/ Jr. Anchor In-line	$1.58 - $2.87 $4.93 - $12.04	$2.51 $5.93	$4.00 - $5.42 $5.50 - $10.00	$2.50 $5.50
Seagoville Shopping Center	Seagoville, TX	78.9%	89.5%	In-line	$18.00 - $26.25	$20.41	$11.00 - $20.00	$22.00

Source: Appraisal
(1)	As of the rent roll dated January 9, 2015.

(2)	As of the third quarter of 2014.

(3)	Excludes vacant space

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the WM Retail Portfolio Property:

Cash Flow Analysis
	2011(1)	2012(1)	2013	7/31/2014 T-7 Ann.	UW		UW PSF
Base Rent(2)	N/A	N/A	$1,319,981	$1,609,430	$1,848,915		$8.27
Vacant Rent(3)	N/A	N/A	$0	$0	$373,966		$1.67
Reimbursements(4)	N/A	N/A	$265,328	$532,054	$603,241		$2.70
Other Income	N/A	N/A	$222,515	$5,012	$8,300		$0.04
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($380,132)		($1.70)
Effective Gross Income	N/A	N/A	$1,807,824	$2,146,497	$2,454,289		$10.98
Total Operating Expenses	N/A	N/A	$722,916	$726,780	$782,480		$3.50
Net Operating Income	N/A	N/A	$1,084,908	$1,419,716	$1,671,809		$7.48
Capital Expenditures	N/A	N/A	$0	$0	$43,828		$0.20
TI/LC	N/A	N/A	$0	$0	$169,036		$0.76
Net Cash Flow	N/A	N/A	$1,084,908	$1,419,716	$1,458,945		$6.53

Occupancy %	N/A	N/A	87.6%	89.4%	86.5%	(5)
NOI DSCR	N/A	N/A	1.11x	1.45x	1.71x
NCF DSCR	N/A	N/A	1.11x	1.45x	1.49x
NOI Debt Yield	N/A	N/A	6.6%	8.6%	10.1%
NCF Debt Yield	N/A	N/A	6.6%	8.6%	8.8%

(1)	Operating history prior to 2012 was not available for the WM Retail Portfolio Properties. Operating history prior to 2013 was not provided by the prior owner of Hugo Shopping Center.

(2)	Based on in place leases and includes contractual rent increases through July 1, 2015.

(3)	Based on the appraiser’s concluded market rents.

(4)	Based on lease terms and account for recoveries for common area maintenance fees, real estate taxes, insurance and management.

(5)	Based on underwritten economic occupancy rate of 86.5%. As of the rent roll dated January 9, 2015, the WM Retail Portfolio Property was 90.4% occupied.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Verizon Wireless Building

Mortgage Loan No. 14 – Verizon Wireless Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,500,000			Location:	Chandler, AZ 85226
Cut-off Date Balance:	$15,500,000			General Property Type:	Office
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Landwin Partners Fund I, LLC			Year Built/Renovated:	2004/N/A
Mortgage Rate:	4.250%			Size:	170,647 SF
Note Date:	1/9/2015			Cut-off Date Balance per Unit:	$91
First Payment Date:	3/6/2015			Maturity Date Balance per Unit:	$77
Maturity Date:	2/6/2025			Property Manager:	Landwin Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,786,007
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity:	13.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.92x
Additional Debt Type:	N/A			Most Recent NOI:	$1,673,152 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,586,307 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,556,164 (12/31/2012)
Reserves				Occupancy Rate:	100.0% (1/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax:	$0	$26,134	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance:	$38,335	$3,485	N/A	Appraised Value (as of):	$31,650,000 (10/31/2014)
Recurring Replacements:	$0	$2,133	N/A	Cut-off Date LTV Ratio:	49.0%
TI/LC(1):	$1,000,000	Springing	N/A	Maturity Date LTV Ratio:	41.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,500,000	100.0%	Loan Payoff:	$13,457,705	86.8%
			Reserves:	$1,038,335	6.7%
			Closing Costs:	$719,174	4.6%
			Return of Equity:	$284,786	1.8%
Total Sources:	$15,500,000	100.0%	Total Uses:	$15,500,000	100.0%

(1)
At origination, a $1,000,000 TI/LC reserve was collected, which has subsequently been replaced by a $1,000,000 letter of credit. Additionally, a cash flow sweep will commence no less than 10 months prior to Verizon Wireless, LLC’s expiration if Verizon Wireless, LLC has not yet given notice to renew.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “Verizon Wireless Building Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,500,000 and is secured by a first priority fee mortgage encumbering a suburban office building located in Chandler, AZ (the “Verizon Wireless Building Property”). The proceeds of the Verizon Wireless Building Mortgage Loan were primarily used to refinance a loan of approximately $13,457,705 secured by the Verizon Wireless Building Property and included in the CSFB 2005-C3 transaction.

The Borrower and Sponsor.  The borrower is Landwin Chandler, LLC (the “Verizon Wireless Building Borrower”), a single-purpose Delaware limited liability company. The sponsor and non-recourse carve-out guarantor is Landwin Partners Fund I, LLC. Martin Landis indirectly owns 100% of the Verizon Wireless Building Borrower. Martin Landis is CEO of Landwin, LLC, a real estate advisory firm based in Encino, CA. Landwin, LLC specializes in acquiring and managing retail, office, industrial and condominium/multifamily properties. Landwin, LLC has acquired and sold more than 24 million SF of commercial real estate.

The Property.  The Verizon Wireless Building Property is a two-story Class B building constructed in 2004, which is currently 100% occupied by one tenant, Verizon Wireless, LLC (“Verizon”). There are 929 surface parking spaces that are part of the collateral. Verizon has been in place since 2004 and has a lease until October 31, 2019, with one five-year lease extension option. The Verizon Wireless Building Property is Verizon’s only call center location in the state of Arizona. Approximately 1,500 people are employed by Verizon at the Verizon Wireless Building Property. Amenities at the Verizon Wireless Building Property include 24-hour security, a cafeteria, break rooms, ample parking spaces and an on-site fitness center. The Verizon Wireless Building Property also has a backup generator and a new cooling tower, both installed in July 2014.

Verizon is the nation’s largest wireless company. The company serves approximately 104.6 million retail consumers and operates more than 1,700 retail locations across the United States. Verizon is headquartered in Basking Ridge, NJ. Verizon employs 180,000 employees nationwide and has a market cap of approximately $201 billion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	Verizon Wireless Building

The following table presents a summary regarding the sole tenant at the Verizon Wireless Building Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Verizon Wireless, LLC	A-/Baa1/BBB+	170,647	100%	$1,921,485	100%	$11.26	10/31/2019
Subtotal/Wtd. Avg.		170,647	100%	$1,921,485	100%	$11.26

Other Tenants		0	0%	$0	0%	$0.00
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		170,647	100%	$1,921,485	100%	$11.26

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market.  The Verizon Wireless Building Property is located in Chandler, Maricopa County, Arizona, within the Chandler Freeways Business Park, a 56-acre business park. The Verizon Wireless Building Property is located along West Morelos Place, just off of South 56th Street and West Sundust Road. Estimated 2014 population and average household income within a five-mile radius are 142,270 people and $71,070, respectively. The appraisal noted a general submarket vacancy rate of 12.9% and average asking rent as of the third quarter in 2014 of $20.59 PSF. The following chart reflects lease comparables:

Comparable Rent Summary(1)
Property Name and Location	Year Built	NRA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent (Ann. PSF)	TI Allow. (PSF)	Annual Escalation
Union Hills Corporate Center 18444 N. 25th Ave. Phoenix, AZ	1981	154,016	Full Service	CORE	70,000	Oct-13	15	$19.00	$37.00	3.00%
The Grove at Black Canyon 11001 N. Black Canyon Fwy. Phoenix, AZ	1986	94,882	Full Service	Mass Mutual	55,524	Aug-13	10	$19.00	$50.00	3.00%
Fountainhead Office Plaza 1601 W. Fountainhead Pwy. Tempe, AZ	2011	170,211	Full Service	Concentrix Corporation	101,803	Oct-14	9	$24.00	$0.00	0.00%
QBE Insurance Group 2700 W. Frye Rd. Chandler, AZ	2011	183,000	Full Service	Apria Healthcare	65,860	Jan-15	8	$24.00	$0.00	3.00%

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Verizon Wireless Building Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	$1,624,958	$1,709,511	$1,695,847	$1,742,306	$1,921,485	$11.26
Total Recoveries	$491,375	$481,908	$516,570	$504,468	$572,009	$3.35
Other Income	$0	$0	$0	$0	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($124,675)	($0.73)
Effective Gross Income	$2,116,334	$2,191,419	$2,212,417	$2,246,774	$2,368,820	$13.88
Total Operating Expenses	$631,220	$635,255	$626,110	$573,621	$582,813	$3.42
Net Operating Income	$1,485,114	$1,556,164	$1,586,307	$1,673,152	$1,786,007	$10.47
Capital Expenditures	$0	$0	$0	$0	$25,596	$0.15
TI/LC(1)	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,485,114	$1,556,164	$1,586,307	$1,673,152	$1,760,411	$10.32

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.62x	1.70x	1.73x	1.83x	1.95x
NCF DSCR	1.62x	1.70x	1.73x	1.83x	1.92x
NOI Debt Yield	9.6%	10.0%	10.2%	10.8%	11.5%
NCF Debt Yield	9.6%	10.0%	10.2%	10.8%	11.4%

(1)
At origination, a $1,000,000 TI/LC reserve was collected, which has subsequently been replaced by a $1,000,000 letter of credit. Additionally, a cash flow sweep will commence no less than 10 months prior to Verizon’s lease expiration if Verizon has not yet given notice to renew.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	New England Storage Portfolio

Mortgage Loan No. 15 – New England Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information(1)
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance:	$14,795,000			Location:	Various
Cut-off Date Balance:	$14,795,000			General Property Type:	Self Storage
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Self Storage
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Simply Self Storage			Year Built/Renovated:	Various
Mortgage Rate:	4.300%			Size:	183,003 SF
Note Date:	12/15/2014			Cut-off Date Balance per Unit:	$81
First Payment Date:	2/6/2015			Maturity Date Balance per Unit:	$74
Maturity Date:	1/6/2025			Property Manager:	O.B. Management Services, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI:	$1,358,595
Seasoning:	1 month			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (25); DEF (82); O (13)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	N/A			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$1,318,525 (10/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,226,137 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,047,085 (12/31/2012)
				Occupancy Rate:	87.3% (11/10/2014)
Reserves				2nd Most Recent Occupancy:	85.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$0	$17,086	N/A	Appraised Value (as of):	$21,500,000 (11/10/2014)
Insurance:	$20,867	$1,862	N/A	Cut-off Date LTV Ratio:	68.8%
Recurring Replacements:	$0	$2,008	N/A	Maturity Date LTV Ratio:	62.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,795,000	73.8%	Purchase Price:	$19,723,788	98.4%
Sponsor Equity:	$5,249,785	26.2%	Closing Costs:	$300,130	1.5%
			Reserves:	$20,867	0.1%
Total Sources:	$20,044,785	100.0%	Total Uses:	$20,044,785	100.0%

(1)
Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to all three self-storage Property that comprise the New England Storage Portfolio.

The Mortgage Loan.  The fifteenth largest mortgage loan (the “New England Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,795,000 secured by first priority fee mortgages encumbering three self storage Property in two states (collectively, the “New England Storage Portfolio Property”). The previous loans secured by the New England Storage Portfolio Property were included in the COMM 2012-CR5 and BACM 2006-5 transactions. The proceeds of the New England Storage Portfolio Mortgage Loan were primarily used to acquire the New England Storage Portfolio Property, pay closing costs and fund reserves.

The Borrower and the Sponsor.  The borrower is, collectively, SS Fairhaven, LLC, SS Falmouth, LLC and SS Middletown, LLC, each a Delaware limited liability company. Simply Self Storage is the loan sponsor and Kurt E. O’Brien is the nonrecourse carve-out guarantor. Simply Self Storage acquired the New England Storage Portfolio Property in partnership with Castle Hill Investors, LLC, an institutional private equity group. Simply Self Storage was established in 2003 and operates 120 self storage facilities totaling more than 8 million SF. Kurt E. O’Brien is a principal at Simply Self Storage.

The Property. The New England Storage Portfolio Property consists of three self-storage properties totaling 183,003 SF. The New England Storage Portfolio Property was built between 1981 and 2001 and have an average occupancy rate of 87.3%. The New England Storage Portfolio Property is located in Falmouth, Massachusetts, Fairhaven, Massachusetts and Middletown, Rhode Island.

Simply SS Falmouth is a 79,245 SF self storage property located in Falmouth, Massachusetts. Simply SS Falmouth has 736 storage units, 41% of which are climate controlled. Simply SS Middletown is a 62,500 SF self storage property located in Middletown, Rhode Island. Simply SS Middletown has 509 storage units, 52% of which are climate controlled. Simply SS Fairhaven is a 41,258 SF self storage property located in Fairhaven, Massachusetts. Simply SS Fairhaven has 319 storage units, 21% of which are climate controlled.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21	New England Storage Portfolio

The chart below summarizes the details of the three properties comprising the New England Storage Portfolio Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	No. of Units	Area (SF)	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF
Simply SS Falmouth	$6,390,000	43.2%	Falmouth, MA	736	79,245	2001/N/A	88.9%	$9,640,000	$599,740
Simply SS Middletown	$5,125,000	34.6%	Middletown, RI	509	62,500	2001/N/A	86.6%	$7,450,000	$477,328
Simply SS Fairhaven	$3,280,000	22.2%	Fairhaven, MA	319	41,258	1981/N/A	85.3%	$4,410,000	$257,435
Total/Wtd. Avg.	$14,795,000	100.0%		1,564	183,003		87.3%	$21,500,000	$1,334,502

The Market.  The New England Storage Portfolio Property consists of three properties in three cities across two states. Below is a summary of the related markets:

Market Summary
		2014 Population
Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy Rate
Simply SS Falmouth	Falmouth, MA	4,564	21,050	31,992	87.2%
Simply SS Middletown	Middletown, RI	5,245	28,956	53,669	88.5%
Simply SS Fairhaven	Fairhaven, MA	5,023	83,452	131,715	82.0%

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten Cash Flow at the New England Storage Portfolio Property:

Cash Flow Analysis
	2011	2012	2013	10/31/2014 TTM		UW	UW PSF
Base Rent	$1,660,569	$1,710,920	$1,888,619	$2,029,073		$2,478,552	$13.54
Total Recoveries	$0	$0	$0	$0		$0	$0.00
Other Income(1)	$135,280	$148,985	$175,736	$180,402		$180,402	$0.99
Discounts Concessions	$0	$0	$0	$0		$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0		($449,479)	($2.46)
Effective Gross Income	$1,795,849	$1,859,905	$2,064,356	$2,209,475		$2,209,475	$12.07
Total Operating Expenses	$810,844	$812,820	$838,219	$890,950		$850,880	$4.65
Net Operating Income	$985,005	$1,047,085	$1,226,137	$1,318,525		$1,358,595	$7.42
Capital Expenditures	$0	$0	$0	$0		$24,093	$0.13
TI/LC	$0	$0	$0	$0		$0	$0.00
Net Cash Flow	$985,005	$1,047,085	$1,226,137	$1,318,525		$1,334,502	$7.29

Occupancy %	N/A	N/A	85.1%	87.3%	(2)	83.1%
NOI DSCR	1.12x	1.19x	1.40x	1.50x		1.55x
NCF DSCR	1.12x	1.19x	1.40x	1.50x		1.52x
NOI Debt Yield	6.7%	7.1%	8.3%	8.9%		9.2%
NCF Debt Yield	6.7%	7.1%	8.3%	8.9%		9.0%

(1)	Other Income consists primarily of fee income, tenant insurance and truck rental income.

(2)	The 10/31/2014 TTM Occupancy % is based on the November 10, 2014 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C21

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